As filed with the Securities and Exchange Commission on August 14, 2024

File No. 000-56660

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

West Bay BDC LLC

(Exact name of registrant as specified in its charter)

Delaware	99-1657525
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

200 West Street
New York, New York (Address of principal executive offices)	10282 (Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

with copies to:

Joshua Wechsler, Esq. Lisa Schneider, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Telephone: (212) 859-8000 Facsimile: (212) 859-4000

Thomas J. Friedmann, Esq.

William Bielefeld, Esq.

Darius I. Ravangard, Esq.

Dechert LLP

One International Place

40th Floor

100 Oliver Street

Boston, MA 02110

Telephone: (617) 728-7100

Facsimile: (617) 426-6567

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Limited Liability Company Units

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

West Bay BDC LLC is filing this registration statement on Form 10 (this “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and to provide current information to the investment community while conducting a private offering of its securities. In this Registration Statement, the “Company,” “we,” “us,” and “our” refer to West Bay BDC LLC and “Investment Adviser” refers to Goldman Sachs Asset Management, L.P. (“GSAM”), unless otherwise specified. “GS Group Inc.” refers to The Goldman Sachs Group, Inc. GS Group Inc., together with Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), Goldman Sachs International, the Investment Adviser and its other respective subsidiaries and affiliates, are referred to collectively herein as “Goldman Sachs.”

Goldman Sachs advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own accounts and for the accounts of clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises (such Goldman Sachs or other client accounts (including the Company, Goldman Sachs BDC, Inc., a publicly traded BDC (“GS BDC”), Goldman Sachs Private Middle Market Credit LLC (“GS PMMC”), a private BDC that commenced operations in the third quarter of 2016, Goldman Sachs Private Middle Market Credit II LLC (“GS PMMC II”), a private BDC that commenced operations in the second quarter of 2019, Goldman Sachs Middle Market Lending Corp. II (“GS MMLC II”), a private BDC that commenced operations in the fourth quarter of 2021, Phillip Street Middle Market Lending Fund LLC (“PSLF”), a private BDC that commenced operations in the fourth quarter of 2022, and Goldman Sachs Private Credit Corp. (“GS Credit”), a non-traded BDC that commenced operations in the second quarter of 2023), relationships and products sponsored, managed or advised by the Investment Adviser, collectively, the “Accounts”). The Investment Adviser, through the Goldman Sachs Asset Management Private Credit Team (as defined below), manages certain Accounts, including the Company, GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit, and may manage one or more additional BDCs or other Accounts. The Investment Adviser through the Goldman Sachs Asset Management Private Credit Team may in the future establish additional Accounts, which will pursue strategies similar to ours.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, we are eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1(c). Business—Compliance with the JOBS Act.”

Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our directors, officers and principal unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. The U.S. Securities and Exchange Commission (the “SEC”) maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.

Following the initial filing of this Registration Statement, we intend to file an election to be regulated as a BDC under the Investment Company Act and be subject to the Investment Company Act requirements applicable to BDCs. In addition, we intend to elect to be treated, under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as a regulated investment company (“RIC”), and we expect to qualify annually for tax treatment as a RIC, commencing with the taxable year ending December 31, 2024.

Investing in our securities involves a high degree of risk. See “Item 1A. Risk Factors” beginning on page 46 of this Registration Statement. Also consider the following:

•	We have no prior operating history, and there is no assurance that we will achieve our investment objective.

•	The Company’s Units are not currently listed on an exchange, and it is unlikely whether a secondary market will develop;

•	Repurchases of Units by the Company, if any, are expected to be very limited;

•

Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company;

•

We intend to invest primarily in privately held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns than publicly held companies and may experience substantial variations in operating results;

•	The privately held companies and below-investment-grade securities (“junk” bonds) in which we will invest will be difficult to value and are illiquid;

•

Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to Unitholders through distributions will be distributed after payment of fees and expenses; and

•	We intend to elect to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on our activities, including restrictions on leverage and on the nature of our investments.

•	An investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue” or “believe” or the negatives of, or other variations on, these terms or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this Registration Statement regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of our Portfolio Companies (as defined below). There may be events in the future, however, that we are not able to predict accurately or control.

The factors listed under “Item 1A. Risk Factors,” as well as any cautionary language in this Registration Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in the forward-looking statements contained in this Registration Statement. The occurrence of the events described in these risk factors and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this Registration Statement speaks only as of its date. Factors or events that could cause our actual results to differ from our forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Under Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the forward-looking statements made in this Registration Statement or in reports we file under the Exchange Act, because we are an investment company.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements in this Registration Statement:

•	our future operating results;

•	disruptions in the capital markets, market conditions, and general economic uncertainty;

•

changes in political, economic, social or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including the effect of any pandemic or epidemic;

•

uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, the war between Russia and Ukraine and the escalated conflict in the Middle East;

•	our business prospects and the prospects of our prospective Portfolio Companies;

•	the impact of investments that we expect to make;

•	the impact of increased competition;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our prospective Portfolio Companies to achieve their objectives;

•	the relative and absolute performance of the Investment Adviser;

•	the use of borrowed money to finance a portion of our investments;

•	our ability to make distributions;

•	the adequacy of our cash resources and working capital;

•	changes in interest rates;

•	the timing of cash flows, if any, from the operations of our prospective Portfolio Companies;

•	the impact of future acquisitions and divestitures;

•	the effect of changes in tax laws and regulations and interpretations thereof;

•	our ability to maintain our status as a BDC;

•	our ability to qualify for and maintain our status as a RIC and our qualification for tax treatment as a RIC;

•	actual and potential conflicts of interest with the Investment Adviser and its affiliates;

•	the ability of the Investment Adviser to attract and retain highly talented professionals;

•	the impact on our business from new or amended legislation or regulations, including the Inflation Reduction Act of 2022;

•	the availability of credit and/or our ability to access the equity and capital markets;

•	currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	the impact of elevated inflation and interest rates and the risk of recession on our prospective Portfolio Companies;

•	the effect of global climate change on our prospective Portfolio Companies;

•	the impact of interruptions in the supply chain on our prospective Portfolio Companies;

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; and

•	the increased public scrutiny of and regulation related to corporate social responsibility.

ITEM 1.	BUSINESS.

(a)	General Development of Business

We were formed as a Delaware limited liability company on February 26, 2024. We are conducting a private offering of units of our limited liability company interests (the “Units”) to investors in reliance on one or more exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act and Regulation D and Regulation S under the Securities Act. On May 1, 2024 (such date, the “Initial Member Contribution Date”), an affiliate of the Investment Adviser made an initial capital contribution to us and serves as our initial member (the “Initial Member”).

Although the Company has commenced exploring investment opportunities, it currently has not commenced commercial activities or funded any Investments (as defined below).

We intend to file an election to be regulated as a BDC under the Investment Company Act. We also intend to elect to be treated, and expect to qualify annually, as a RIC. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Business—Description of Business—Regulation as a Business Development Company” and “Item 1(c). Business—Certain U.S. Federal Income Tax Considerations.”

(b)	Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c)	Description of Business

The Company—West Bay BDC LLC

Our investment strategy is consistent with that of the broader Goldman Sachs Asset Management Private Credit platform with a focus on capital preservation and capital appreciation and includes:

•

Leveraging the Goldman Sachs Asset Management Private Credit Team’s position within Goldman Sachs: The Goldman Sachs Asset Management Private Credit Team, which is responsible for sourcing, diligencing, negotiating, structuring, monitoring and harvesting investment opportunities for the private credit portion of the Company, is able to draw on the broader Goldman Sachs platform, network and relationships across the investment lifecycle to identify potentially attractive opportunities. Goldman Sachs is a leading global financial services firm and one of the world’s most experienced alternatives investors, and the Company is expected to benefit not only from the Goldman Sachs network and relationships to identify potentially attractive opportunities, but also from a broad range of other resources offered by Goldman Sachs, including market insights, structuring capabilities and industry experts whose insights can enhance due diligence, structuring and investment monitoring processes.

•

Direct origination with borrowers: The Goldman Sachs Asset Management Private Credit Team believes that evaluating investment opportunities through direct discussions with borrowers leads to a better understanding of the underlying drivers of performance and business risks. The Goldman Sachs Asset Management Private Credit Team’s direct origination platform has been developed over the Goldman Sachs Asset Management Private Credit Team’s more-than-28-year history of private credit investing and includes approximately 160 investment professionals across nine cities and four continents as of December 31, 2023. The Goldman Sachs Asset Management Private Credit Team’s local relationships with companies, private equity sponsors and advisors combined with deep industry expertise provides us with access to a wide range of opportunities and allows us to gain early and direct access to due diligence materials and management teams. We will seek to lead the structuring and negotiation of the loans or securities in which we invest with a collaborative, solutions-oriented approach.

•

Prudent investment selection with intensive due diligence and credit analysis: We believe that the Goldman Sachs Asset Management Private Credit Team’s substantial flow of potential investment opportunities, in combination with diligence practices developed over its more-than-28-year history of private credit investing, will enable us to invest in and selectively develop a diversified portfolio of high-quality companies. The Goldman Sachs Asset Management Private Credit Team’s seasoned team and underwriting approach reflects deep sector expertise and seeks to identify attractive trends and pursue investments accordingly, through our approach to fundamental credit analysis driven by intensive investment research.

•

Provision of large-sized commitments: We believe that the Goldman Sachs Asset Management Private Credit Team’s capability to hold large-sized, directly originated investments drives our ability to source, negotiate and commit capital in attractive opportunities. We intend to invest substantially alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs, which we believe will provide us with access to a wide range of opportunities and allow us to commit to larger investment across the GSAM platform.

•

Structuring expertise with a focus on risk mitigation: The Goldman Sachs Asset Management Private Credit Team has significant structuring capabilities with a seasoned team of investment professionals, including the Private Credit Investment Committee (as defined below), who have over 23 years of experience on average. We plan to seek to mitigate risk by investing primarily in senior secured debt, which is secured by a collateral package that often results in a higher rate of recovery in the event of default as compared to unsecured and subordinated investments. Senior secured debt has favorable characteristics that typically include a senior ranking in the capital structure of the borrower with priority of repayment, security of collateral and protective contractual rights that may include affirmative and negative covenants that restrict the borrower’s ability to incur additional indebtedness, make restricted payments or execute other transactions or implement changes that may be negative to lenders. In addition, the Goldman Sachs Asset Management Private Credit Team has experience investing across the capital structure which will enable us to consider different investment structures and expand our opportunity funnel.

•

Rigorous portfolio management: The Goldman Sachs Asset Management Private Credit Team’s active approach to portfolio management centers on team continuity through the lifecycle of an investment, from sourcing and underwriting through investment monitoring and maturity. Investment professionals actively monitor portfolio companies’ activities and financial condition, and senior secured loan agreements typically provide for regular reporting which includes borrower performance, compliance and notification of adverse events. We believe the Goldman Sachs platform adds additional value to our portfolio companies through its extensive network, research capabilities and connectivity across the global capital markets.

•

Focus on companies with attractive business fundamentals: Capital preservation is central to our investment strategy. Generally, we will seek to target companies with the following characteristics: (i) strong and defensible market positions, (ii) stable or growing revenues and free cash flow, (iii) attractive business models, (iv) experienced and well-regarded management teams, (v) reputable private equity or private family sponsors, as applicable, (vi) a meaningful amount of equity cushion or junior capital (i.e., any equity or debt in the capital structure that is subordinated to the Company’s investment) and (vii) viable exit strategies. We intend to make investments in companies located in the United States.

We expect the Company to hold primarily directly originated, first lien senior secured, floating rate debt of companies located in the United States. The Company may also invest to a lesser extent in second lien, unsecured or subordinated loans, payment-in-kind (“PIK”) debt and equity and equity-like instruments, and in very limited circumstances, the Company may hold loans or other Investments of issuers that are not located in the United States in connection with certain post-closing modifications of existing Investments, as further provided in the investment guidelines described herein.

We will invest in private companies based in the United States. We intend to focus our lending across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. We may invest in companies of any size or capitalization. Subject to the limitations of the Investment Company Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Goldman Sachs credit funds or affiliates. We also intend to invest alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs. See “Item 1. Business—Allocation of Investment Opportunities—Co-Investments Alongside Goldman Sachs and Other Accounts; the Relief.” In addition, we expect to acquire or originate revolving credit facilities from time to time in connection with our investments in other assets.

The loans in which we expect to invest will generally pay floating interest rates based on a variable base rate. We generally expect the senior secured loans, unitranche loans and senior secured bonds in which we expect to invest to have stated terms of five to eight years, and our mezzanine, unsecured or subordinated debt investments may have stated terms of up to ten years, but will generally have an expected average life of between three and five years. However, there is no limit on the maturity or duration of the loans or securities we may hold in our portfolio. We may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. We expect the loans and securities that we purchase in the secondary market to have generally shorter remaining terms to maturity than newly issued investments. Our debt investments may be rated by one or more nationally recognized statistical rating organizations (“NRSROs”) and, in such cases, generally will carry ratings below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by Standard & Poor’s Ratings Services (“S&P”)). We may also invest in debt instruments that are not rated by an NRSRO, though we expect that our unrated debt investments will generally have credit quality consistent with below investment grade instruments. These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

“Unitranche” loans are first lien loans that extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, we may find another lender to provide the “first-out” portion of a unitranche loan while we retain the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the “last-out” portion that we would continue to hold. In exchange for taking greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion of the loan. We use the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. We may make multiple investments in the same portfolio company (each, a “Portfolio Company”).

We normally seek to privately negotiate credit documentation. We may originate loans that have one or two financial maintenance covenants. We may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as the Company) to accelerate indebtedness or negotiate terms and pricing. In the event of default, covenant-lite loans may recover less value than traditional loans as the lender may not have an opportunity to negotiate with the borrower prior to such default. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants. Therefore, our investments may result in an above-average amount of risk and volatility or loss of principal. We also may invest in other assets, including Short-Term Investments (as defined below) and structured securities. These investments entail additional risks that could adversely affect our investment returns.

Subject to the investment guidelines described herein, we may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we will not enter into any such derivative agreements for speculative purposes. These hedging activities, which comply with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear any costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

The Company’s unemployed funds will be held or invested in Short-Term Investments.

“Short-Term Investments” means (i) cash or cash equivalents, (ii) interest-bearing accounts of financial institutions of recognized creditworthiness, (iii) certificates of deposit maturing within one year from the date of acquisition thereof issued by financial institutions of recognized creditworthiness, (iv) money market funds and/or (v) marketable direct obligations issued or unconditionally guaranteed by any national government, or issued by any agency thereof, maturing within one year from the date of acquisition thereof.

We do not currently intend to invest more than 15% of our net assets in entities that rely on the exclusions from the definition of an “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

We will not (a) invest in loans to borrowers or equity of issuers who are not organized under the laws of, and do not have their principal place of business in, the United States, unless such Investment is being made in connection with a post-closing modification of an existing Investment; provided that any such Investments shall not exceed, in the aggregate, 1% of the Company Value (as defined below), (b) invest more than 5% of the Company Value in second lien, unsecured and subordinated loans, (c) invest more than 5% of the Company Value in PIK Loans (as defined below), (d) invest more than 5% of the Company Value in any single Portfolio Group (as defined below), (e) invest more than 20% of the Company Value in loans to borrowers that belong to the same GICS Industry Classification or GICS Sector Classification (as defined below); provided that we may select any one (1) GICS Industry Classification or GICS Sector Classification which may exceed 20% of the Company Value, but which shall not exceed 25% of the Company Value, (f) engage in any hedging activities or invest in any derivatives; provided that the Company may invest up to 2.5% of the Company Value in interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other similar risks (and not for speculative purposes); provided, further, that the Company will not invest in any naked options or similar instruments, (g) invest more than 5% of the Company Value in equity and equity-like instruments, as provided in the LLC Agreement (as defined below), (h) invest in any blind pool or other investment vehicles (1) managed or advised by the Investment Adviser or any of its Affiliates that directly or indirectly charge a management fee or performance fee (or similar fee) to the Company, except as otherwise provided in the LLC Agreement or (2) managed or advised by a third-party investment manager, (i) invest more than twenty percent (20%) of the Company Value in Portfolio Companies in which any GS Direct Lending Fund (as defined below) has a pre-existing investment (excluding any pre-existing co-investments made by the Company and other Co-Investing GS Direct Lending Funds (as defined below)), (j) invest in any Portfolio Company in which any GS Direct Lending Fund and/or Goldman Sachs (on its balance sheet) holds more than fifteen (15%) of the equity securities (excluding any pre-existing co-investments made by the Company and other Co-Investing GS Direct Lending Funds), (k) make any investment unless our allocable portion of such investment is 49% or less than the total amount being invested (measured by beneficial ownership) by Co-Investing GS Direct Lending Funds and us, or (l) make any Investment where the Investment Adviser knows or reasonably should know, based solely on its ordinary course due diligence, that a Unitholder or an Expanded Affiliate thereof (other than Goldman Sachs) will be required to make a regulatory filing arising under the applicable laws or regulations of the country in which the Investment is made, or the country (or countries) in which any entity (or entities) used by the Company to make the Investment is domiciled, solely as a direct result of such Investment by the Company.

Each investment held by us is referred to herein as an “Investment” and collectively as the “Investments.”

In compliance with the limitations set forth in the Investment Company Act, we intend to employ leverage as market conditions permit and at the discretion of the Investment Adviser, subject to the terms of the LLC

Agreement. Our Initial Member and our Board of Directors (“Board of Directors” or “Board”) each approved a proposal that permits us to have an asset coverage ratio of 150% under the Investment Company Act. As a result, we are currently subject to an asset coverage ratio of 150%, which represents an approximately 2:1 debt-to-equity ratio. This means that, generally, we can borrow up to $2 for every $1 of investor equity. We intend to use leverage in the form of borrowings, including loans from financial institutions as well as the issuance of debt securities. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Leverage may be incurred by us or by any of our subsidiaries. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

If we form or acquire a wholly owned subsidiary through which we make any investments, we expect such subsidiary would be organized as a corporation or limited liability company, and would not be registered under the Investment Company Act. We do not currently intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly owned by us. Our wholly owned subsidiaries may be formed to enable us to obtain favorable RIC tax treatment with respect to the investments they hold or to obtain financing on favorable terms due to their bankruptcy-remote characteristics. The Board of Directors has oversight responsibility for our investment activities, including our investment in any subsidiary, and our role as sole stockholder of any subsidiary. To the extent applicable to the investment activities of a subsidiary, the subsidiary would follow the same compliance policies and procedures that we follow. We would “look through” any such subsidiary to determine compliance with our investment policies, and would generally expect to consolidate any such wholly owned subsidiary for purposes of our financial statements and compliance with the Investment Company Act. Furthermore, we intend to comply with the current requirements under the Code and Treasury Regulations (defined below) for income derived from our investment in the subsidiary to be treated as “qualifying income” from which a RIC must derive at least 90% of its annual gross income. See “Item 1(c). Business—Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

For a further description of our ability to borrow, please see “Item 1A. Risk Factors—Risks Relating to Legal and Regulatory Matters—Regulations governing our operations as a BDC affect our ability to, and the way in which we will, raise additional capital. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.”

Our investments are subject to a number of risks. There can be no assurance that our investment objective will be achieved or that the investment strategies employed by the Investment Adviser will be successful. See “Item 1A. Risk Factors.”

The Investment Adviser

GSAM serves as the Investment Adviser and has been registered as an investment adviser with the SEC since 1990. Subject to the supervision of our Board of Directors, a majority of which is made up of Independent Directors (as defined below) (including an independent Chairperson), GSAM manages our day-to-day operations and provides us with investment advisory and management services and certain administrative services. GSAM is a subsidiary of GS Group Inc., a bank holding company (“BHC”) and a financial holding company (“FHC”), regulated by the board of governors of the federal reserve system (the “Federal Reserve”). GS Group Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. GS Group Inc. is the general partner and owner of GSAM. GS & Co., a wholly owned subsidiary of GS Group Inc., serves as the placement agent (the “Placement Agent”) for us in connection with the private offering of our Units to U.S. persons and Goldman Sachs International, a wholly owned subsidiary of GS Group Inc., serves as a sub-placement agent for us in connection with the private offering of our Units to non-U.S. persons. See “Item 1(c). Business—Description of Business—The Private Offering.”

As a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Adviser is required to file a Form ADV with the SEC. Form ADV contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest and other relevant information regarding the Investment Adviser. A copy of Part 1 and Part 2A of the Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).

GSAM

GSAM is an indirect, wholly owned subsidiary of GS Group Inc., and an affiliate of GS & Co. GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base, including companies and high-net-worth individuals, among others. The firm is headquartered in New York and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs, with approximately $2.5 trillion in firmwide assets under supervision as of December 31, 2023, provides investment management services to a diverse set of clients worldwide, including private institutions, public entities and individuals.

The Goldman Sachs Asset Management Private Credit Team

The Goldman Sachs Asset Management Private Credit Team is dedicated to the direct origination investment strategy of the Company and other Accounts that share a similar investment strategy with us. The Goldman Sachs Asset Management Private Credit Team is comprised of approximately 160 investment professionals across nine cities and four continents as of December 31, 2023. Within the Goldman Sachs Asset Management Private Credit Team, there are approximately 74 private credit investment professionals across five offices in the Americas led by Alex Chi and David Miller, our Co-Chief Executive Officers and Co-Presidents, who oversee and lead our day-to-day portfolio management. The Goldman Sachs Asset Management Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, and negotiating, structuring, monitoring, and servicing our Investments. In addition, the Investment Adviser and Goldman Sachs have risk management, legal, accounting, tax, information technology and compliance personnel, among other personnel, who provide services to us. We benefit from the expertise provided by these personnel in our operations.

The Goldman Sachs Asset Management Private Credit Team utilizes a bottom-up, fundamental research approach to lending. The managing directors of this team had an average industry experience of over 18 years coupled with an average tenure at Goldman Sachs of over 12 years as of December 31, 2023.

Private Credit Investment Committee

All investment decisions will be made by the Private Credit Investment Committee that focuses on regulated fund investments (the “Private Credit Investment Committee”). The Private Credit Investment Committee currently consists of 11 investment professionals across Goldman Sachs Asset Management and the Goldman Sachs Asset Management Private Credit Team’s leadership as well as representatives from Goldman Sachs Asset Management’s Real Estate and Corporate Equity investing businesses, and representatives from five Goldman Sachs control-side divisions (Controllers, Compliance, Credit Risk, Legal, and Tax).

The Private Credit Investment Committee has an average Goldman Sachs tenure of over 23 years. Investment professionals on the Private Credit Investment Committee are currently Rich Friedman, Greg Olafson, James Reynolds, Kevin Sterling, Alex Chi, David Miller, Beat Cabiallavetta, Nicole Agnew, Stephanie Rader, Moritz Jobke, and Greg Watts. The name, structure, size, membership, voting rights and the authority of the members of the Private Credit Investment Committee are subject to change from time to time without prior notice.

The size, membership, authority and voting rights of members of the Private Credit Investment Committee are subject to change from time to time without prior notice.

The purpose of the Private Credit Investment Committee is to evaluate and approve investments by the Goldman Sachs Asset Management Private Credit Team. The Private Credit Investment Committee process is intended to bring the diverse experience and perspectives of the Private Credit Investment Committee’s members to the analysis and consideration of investments. The Private Credit Investment Committee also serves to provide investment consistency and adherence to the investment objectives and strategies of the Company and other Accounts. The Private Credit Investment Committee also determines appropriate investment sizing.

Investments

We expect the Company to hold primarily directly originated, first lien senior secured, floating rate debt of companies located in the United States. The Company may also invest to a lesser extent in second lien, unsecured or subordinated loans, PIK debt and equity and equity-like instruments, and in very limited circumstances, the Company may hold loans or other Investments of issuers that are not located in the United States in connection with certain post-closing modifications of existing Investments, as further provided in the investment guidelines described herein.

We will invest in private companies based in the United States. We intend to focus our lending across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. We may invest in companies of any size or capitalization. Subject to the limitations of the Investment Company Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Goldman Sachs credit funds or affiliates. We also intend to invest alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs. See “—Co-Investments Alongside Goldman Sachs and other Accounts; the Relief.” In addition, we expect to acquire or originate revolving credit facilities from time to time in connection with our investments in other assets.

In certain circumstances, we can make negotiated co-investments pursuant to an order from the SEC permitting us to do so. On November 16, 2022, the SEC granted to the Investment Adviser, the BDCs advised by the Investment Adviser and certain other affiliated applicants exemptive relief on which we expect to rely to co-invest alongside certain other Accounts, which may include proprietary accounts of Goldman Sachs, in a manner consistent with our investment objectives and strategies, certain Board-established criteria, the conditions of such exemptive relief and other pertinent factors (as amended, the “Relief”). On June 25, 2024, the SEC granted an amendment to the Relief, which permits us to participate in follow-on investments in our existing portfolio companies with certain affiliates covered by the Relief if such affiliates, that are not BDCs or registered investment companies, did not have an investment in such existing portfolio company. Additionally, if our Investment Adviser forms other funds in the future, we may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in our investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs. See “Item 1(c). Business—Allocation of Investment Opportunities—Co-Investments Alongside Goldman Sachs and other Accounts; the Relief.”

Notwithstanding anything in this Registration Statement to the contrary, we may in very limited circumstances hold loans or other Investments of issuers that are not located in the United States in connection with certain post-closing modifications of existing Investments, as further provided in the investment guidelines described herein.

Investment Criteria

We seek to manage our portfolio for income distribution, capital preservation and capital appreciation. Our evaluation and management of directly originated investments is subject to a process framework that applies to all opportunities across the Goldman Sachs Asset Management Private Credit Team. Sourcing, investment diligence, approvals and ultimately investment management are undertaken across the Goldman Sachs Asset Management Private Credit Team in a manner that emphasizes governance and oversight of deal teams to ensure that opportunities are in line with our investing philosophy and objectives. Our process draws on the expertise of our seasoned team as well as other subject matter experts, including legal, tax, compliance, environmental, and other stakeholders.

With respect to opportunity identification and diligence, the criteria outlined below provide general guidelines for the companies in which we may seek to invest, though not all of these criteria may be met by each prospective Portfolio Company in which we choose to invest. Generally, we seek to use our experience and access to market information to identify investment candidates and to structure investments efficiently and effectively.

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Strong and defensible competitive market position. We seek to invest in companies that have developed leading market positions within their respective markets and are well-positioned to capitalize on growth opportunities. We also seek companies that we believe demonstrate significant competitive advantages versus their peers. We believe such competitive advantages will help our portfolio companies to preserve their market positions and profitability.

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Stable or growing revenues and free cash flow. We seek to invest in companies that we believe will generate a steady stream of cash flow to pay interest (and ultimately principal) on our investments. We evaluate companies’ historical revenue, margin and cash flow profiles to inform our forecasts and understand how our investments would be repaid. We consider factors including revenue drivers, fixed and variable costs, and unit level economics.

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Experienced and well-regarded management teams. We generally seek to invest in companies we believe have experienced, well-regarded management teams. We conduct background checks, inquire about prior lending relationships, often seek references, and prefer that the owners and management teams have capital invested in the business.

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Backed by reputable financial sponsors, as applicable. Our diligence of investment opportunities in companies backed by financial sponsors extends to the financial sponsors themselves; we seek to invest in companies backed by reputable financial sponsors with a history of value creation, although not all of our investments will be in financial sponsor-backed companies.

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Viable exit strategies. We seek to invest in companies whose business models and expected future cash flows offer what we believe to be attractive exit possibilities. Potential exits may include acquisition by other industry participants and / or initial public offerings of common stock or other capital markets transactions that could result in the repayment of our investments.

Our due diligence process typically includes, but is not limited to: (i) review of historical and projected financial and operating performance; (ii) review of the capital structure; (iii) analysis of the business and industry in which the company operates; (iv) research relating to the portfolio company’s management, industry, markets, products and services and competitors; (v) on-site visits; (vi) interviews with company management of the potential portfolio company and industry experts; and (vii) background checks. Our underwriting process also emphasizes terms and document negotiation. We typically include negative covenants (including but not limited to restrictions on incurring debt, incurring liens, and making restricted payments), affirmative covenants (including but not limited to financial reporting, notices of material events, and books and records) and financial maintenance covenants in the documents governing our investments, as applicable. However, some of our investments may be “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants.

The Investment Adviser may integrate environmental, social and governance (“ESG”) risk considerations within its process for originating loans and investing directly in credit obligations and related instruments. As part of its due diligence process, the Investment Adviser may consider, alongside other relevant factors, ESG risks, events or conditions that have or could have a material negative impact on the operating and performance metrics of these borrowers in the portfolio. The Investment Adviser may utilize proprietary research to assess ESG risks that are relevant to our Investments. In addition, the Investment Adviser may invest in a security or sector without integrating ESG considerations into its process for originating loans. No one factor or consideration is determinative in the investment process. The Investment Adviser may originate loans and invest directly in credit obligations and related instruments without integrating ESG risk considerations into its investment process.

Upon the completion of due diligence and finalizing investment structure, the deal team will seek approval to pursue the potential investment from the Private Credit Investment Committee, subject to any other internal or external approvals, as necessary. The members of the Private Credit Investment Committee do not receive separate compensation from us or the Investment Adviser for serving on the Private Credit Investment Committee. Additional due diligence with respect to any investment may be conducted on our behalf (and at our expense) by attorneys prior to the closing of the investment, as well as other outside advisers, as appropriate.

The Company will not:

(a)

invest in loans to borrowers or equity of issuers who are not organized under the laws of, and do not have their principal place of business in, the United States, unless such Investment is being made in connection with a post-closing modification of an existing Investment; provided that any such Investments shall not exceed, in the aggregate, 1% of the Company Value;

(b)	invest more than 5% of the Company Value in second lien, unsecured and subordinated loans;

(c)	invest more than 5% of the Company Value in PIK Loans;

(d)	invest more than 5% of the Company Value in any single Portfolio Group;

(e)

invest more than 20% of the Company Value in loans to borrowers that belong to the same GICS Industry Classification or GICS Sector Classification; provided that the Company may select any one (1) GICS Industry Classification or GICS Sector Classification which may exceed 20% of the Company Value but which shall not exceed 25% of the Company Value;

(f)

engage in any hedging activities or invest in any derivatives; provided that the Company may invest up to 2.5% of the Company Value in interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other similar risks (and not for speculative purposes); provided, further, that the Company will not invest in any naked options or similar instruments;

(g)	invest more than 5% of the Company Value in equity and equity-like instruments, as provided in the LLC Agreement;

(h)

invest in any blind pool or other investment vehicles, (1) managed or advised by the Investment Adviser or any of its Affiliates that directly or indirectly charge a management fee or performance fee (or similar fee) to the Company, except as otherwise provided in the LLC Agreement or (2) managed or advised by a third-party investment manager;

(i)

invest more than twenty percent (20%) of the Company Value in Portfolio Companies in which any GS Direct Lending Fund has a pre-existing investment (excluding any pre-existing co-investments made by the Company and other Co-Investing GS Direct Lending Funds);

(j)

invest in any Portfolio Company in which any GS Direct Lending Fund and/or Goldman Sachs (on its balance sheet) holds more than fifteen (15%) of the equity securities (excluding any pre-existing co-investments made by the Company and other Co-Investing GS Direct Lending Funds);

(k)

make any investment unless the Company’s allocable portion of such investment is 49% or less than the total amount being invested (measured by beneficial ownership) by Co-Investing GS Direct Lending Funds and the Company; or

(l)

make any Investment where the Investment Adviser knows or reasonably should know, based solely on its ordinary course due diligence, that a Unitholder or an Expanded Affiliate thereof (other than Goldman Sachs) will be required to make a regulatory filing arising under the applicable laws or regulations of the country in which the Investment is made, or the country (or countries) in which any entity (or entities) used by the Company to make the Investment is domiciled, solely as a direct result of such Investment by the Company.

For the purposes of the foregoing investment guidelines, “Company Value” shall mean (i) at any time during the Investment Ramp-Up Period (as defined below), the sum of the Total Commitments (as defined below) and the Company’s targeted debt financing and (ii) at any time following the Investment Ramp-Up Period, the NAV of the Company (calculated as of the most recent calendar quarter-end prior to the date of investment); except that, with respect to clause (e) above, at any time following the Investment Ramp-Up Period, Company Value shall mean the gross assets of the Company.

Any guarantee issued by the Company in relation to any Portfolio Company will, to the extent such guarantee has been funded by the Company, be treated as an Investment by the Company in the securities of such Portfolio Company for purposes of determining compliance with the investment restrictions set out in the LLC Agreement, including the foregoing investment guidelines.

“GICS Industry Classification or GICS Sector Classification” shall mean the industry or sector classifications set forth in the LLC Agreement, which shall be updated by the Investment Adviser if GICS publishes revised sector or industry classifications.

“Total Commitments” shall mean, at any time, the sum of the aggregate Commitments of all Unitholders.

For purposes of the foregoing investment guidelines, a “Portfolio Group” means any entity in which the company the Company holds an Investment, as well as such entity’s affiliates.

For purposes of the foregoing investment guidelines, a “PIK Loan” means a loan with payment-in-kind features for which the total interest payable in cash is less than 50%.

“Investment Ramp-Up Period” shall mean the period (i) beginning on the date the Company makes its initial Investment that is not a Short-Term Investment or makes a binding commitment to make such Investment (such date, the “Commencement of Operations”) and (ii) ending on the two-year anniversary thereof.

“GS Direct Lending Funds” shall mean GS Credit and any other BDCs, funds and accounts managed or advised by the Private Credit Business of Goldman Sachs Asset Management.

“Co-Investing GS Direct Lending Funds” shall mean GS Credit and any other BDCs, funds and accounts managed or advised by the Investment Adviser or its Affiliates that co-invest alongside the Company.

Investment Structure

Once we determine that a prospective Portfolio Company is suitable for investment, we work with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment. We normally negotiate among these parties and seek to use creative and flexible approaches to structure our Investment relative to the other capital in the Portfolio Company’s capital structure.

The loans in which we expect to invest will generally pay floating interest rates based on a variable base rate. We generally expect the senior secured loans, unitranche loans and senior secured bonds in which we expect to invest to have stated terms of five to eight years, and our mezzanine, unsecured or subordinated debt investments may have stated terms of up to ten years, but will generally have an expected average life of between three and five years. However, there is no limit on the maturity or duration of the loans or securities we may hold in our portfolio. We may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. We may also invest to a lesser extent in second lien, unsecured or subordinated loans, payment-in-kind (“PIK”) debt and equity and equity-like instruments. We expect the loans and securities that we purchase in the secondary market to have generally shorter remaining terms to maturity than newly issued investments.

We also invest in “unitranche” loans, which are first lien loans that extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, we may find another lender to provide the “first-out” portion of a unitranche loan while we retain the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the “last-out” portion that we would continue to hold. In exchange for taking greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion of the loan. We use the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. We may make multiple Investments in the same Portfolio Company.

In the case of our secured debt and unsecured debt, including mezzanine debt investments, we seek to tailor the terms of the investments to the facts and circumstances of the transactions and the prospective Portfolio Companies, negotiating a structure that seeks to protect our rights and manage our risk while creating incentives for the Portfolio Companies to achieve their business plan and improve their profitability. For example, in addition to seeking a senior position in the capital structure of our Portfolio Companies, we may seek to limit the downside potential of our investments by (i) requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk; (ii) incorporating “put” rights and call protection into the investment structure; and (iii) negotiating covenants in connection with our investments that afford our Portfolio Companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital. Such covenants may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights. We may not be able to negotiate to get any or all of these protections with respect to our investments. Our Investments may include equity features, such as direct investments in the equity or convertible securities of Portfolio Companies or warrants or options to buy a minority interest in a Portfolio Company. Any warrants we may receive with our debt securities generally require only a nominal cost to exercise, so as a Portfolio Company appreciates in value, we may achieve additional investment return from these equity investments. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the company, upon the occurrence of specified events. In many cases, we may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

We expect to hold most of our Investments to maturity or repayment but may sell certain investments earlier if a liquidity event takes place, such as the sale or refinancing of a Portfolio Company. We also may turn over our Investments to better position the portfolio as market conditions change or to raise liquidity.

Allocation of Investment Opportunities

Our investment objectives and investment strategies are similar to those of other Accounts, and an investment appropriate for us may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among us and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by us and such other Accounts are not permitted under applicable law.

To address these and other potential conflicts, a selection of which are outlined below, the Investment Adviser has developed allocation policies and procedures that provide that personnel of the Investment Adviser making portfolio decisions for Accounts will make purchase and sale decisions for, and allocate investment opportunities among, the Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases such allocations may reflect numerous other factors as described below. There will be cases where certain Accounts receive an allocation of an investment opportunity when we do not, and vice versa.

In some cases, due to information barriers that may be in place, other Accounts may compete with us for specific investment opportunities without being aware that we are competing against each other. Goldman Sachs has a conflicts system in place in addition to these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict with respect to a particular investment opportunity, such investment opportunity will be assessed to determine whether it must be allocated to, or prohibited from being allocated to, a particular Account.

Personnel of the Investment Adviser involved in decision-making for Accounts may make allocation related decisions in accordance with the Investment Adviser’s allocation policies and procedures for us and for other Accounts by reference to one or more factors, including but not limited to: the date of inception of the Company or applicable Account; the strategy, objectives, guidelines and restrictions (including legal and regulatory restrictions) of potentially in-scope Accounts, as well as those Accounts’ current portfolios and investment horizons; strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the risk profile of the investment; the expected future capacity of the potentially in-scope Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. The Investment Adviser may also consider reputational matters and other factors. The application of these considerations may cause differences in the portfolios and performance of different Accounts that have similar strategies. In addition, in some cases the Investment Adviser may make investment recommendations to Accounts where the Accounts make the investment independently of the Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including us), irrespective of the Investment Adviser’s policies regarding allocation of investments. Additional information about the Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-Based Fees and Side-by-Side Management—Side-By-Side Management of Advisory Accounts; Allocation of Opportunities”) of the Investment Adviser’s Form ADV.

The Investment Adviser, including the Goldman Sachs Asset Management Private Credit Team, may develop and implement new trading strategies or seek to participate in new investment opportunities and strategies. These opportunities and strategies may not be employed in all Accounts even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, the Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

We may or may not receive opportunities referred by Goldman Sachs businesses and affiliates, but in no event do we have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act, such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, certain of our investors, or such other persons or entities as determined by Goldman Sachs in its sole discretion. We will have no rights and will not receive any compensation related to such opportunities. Certain of such opportunities may be referred to us by employees or other personnel of Goldman Sachs, or by third parties. If we invest in any such opportunities, Goldman Sachs or such third-parties may be entitled, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, to compensation from us or from the borrowers in connection with such Investments. Any compensation we pay in connection with such referrals will be an operating expense and will accordingly be borne by us (and will not serve to offset any Management Fee (as defined below) payable to the Investment Adviser).

In connection with certain of our Investments, the Investment Adviser may determine that the appropriate amount to allocate to us and other Accounts may be less than the full amount of the investment opportunity, due to considerations related to, among other things, diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations. In such situations, “excess amounts” that can be allocated may be offered to other persons or entities. Subject to applicable law, such opportunities may be structured as an investment alongside us or as a purchase of a portion of the investment from us (through a syndication, participation or otherwise).

In all cases, subject to applicable law, the Investment Adviser has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors the Investment Adviser may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to us in connection with the potential transaction or otherwise, whether the Investment Adviser believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular Investment, whether the Investment Adviser is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with applicable law, include one or more investors in us, one or more investors in other funds managed by the Goldman Sachs Asset Management Private Credit Team, clients or potential clients of Goldman Sachs, or funds or Accounts established for any such persons. These opportunities may give rise to potential conflicts of interest. These opportunities will be offered to the recipients thereof on such terms as the Investment Adviser determines in its sole discretion, subject to applicable law, including on a no-fee basis or at prices higher or lower than those paid by us. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to our investment in the same opportunity.

Transactions with affiliates. We are prohibited under the Investment Company Act from participating in certain transactions with our affiliates without the prior approval of our Independent Directors (as defined below) and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities will be an affiliate of the Company for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into, certain “joint” transactions (which could include investments in the same Portfolio Company) with such affiliates, absent the prior approval of the Independent Directors. The Investment Adviser and its affiliates, including persons that control, or are under common control with, the Company or the Investment Adviser, are also considered to be our affiliates under the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC. On November 16, 2022, the SEC granted the Relief to the Investment Adviser, the BDCs advised by the Investment Adviser, and certain other affiliated applicants.

Co-Investments Alongside Goldman Sachs and Other Accounts, and the Relief. Subject to applicable law, we may invest alongside Goldman Sachs and other Accounts. The staff of the SEC has issued no-action relief permitting us to purchase a single class of privately placed securities alongside Goldman Sachs and other Accounts, provided that the Investment Adviser negotiates no term other than price and certain other conditions are met. In certain circumstances, we and such other Accounts (which may include proprietary accounts of Goldman Sachs) can make negotiated co-investments pursuant to the Relief permitting us to do so. On June 25, 2024, the SEC granted an amendment to the Relief, which permits us to participate in follow-on investments in our existing portfolio companies with certain affiliates covered by the Relief if such affiliates, that are not BDCs or registered investment companies, did not have an investment in such existing portfolio company. Additionally, if the Investment Adviser forms other funds in the future, we may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that co-investments are made in a manner consistent with our investment objectives and strategies, certain Board-established criteria, and the other applicable conditions of the Relief. Under the terms of the Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of our Independent Directors must make certain conclusions in connection with a co-investment transaction, including that: (i) the terms of the proposed transaction are reasonable and fair to us and our Unitholders and do not involve overreaching in respect of us or our Unitholders on the part of any person concerned and (ii) the transaction is consistent with the interests of our Unitholders and is consistent with our then-current investment objectives and strategies.

As a result of the Relief, there could be significant overlap in our investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

If the Investment Adviser identifies an investment and we are unable to rely on the Relief for that particular opportunity, the Investment Adviser will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Accounts to which to allocate investment opportunities. Accordingly, it is possible that we may not be given the opportunity to participate in investments made by other Accounts.

We may invest alongside other Accounts advised by the Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, we may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting us and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on our behalf and on behalf of its other clients, negotiates no term other than price. We may also invest alongside the Investment Adviser’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of the Investment Adviser.

For a further explanation of the allocation of opportunities and other conflicts and the risks related thereto, please see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.”

Expenses are generally allocated to Accounts (including to us) based on whose behalf the expenses are incurred. Where we and one or more other Accounts participate in a particular investment or collectively incur other expenses, the Investment Adviser generally allocates investment-related and other expenses in a manner the Investment Adviser determines to be fair and equitable.

We and other Accounts may contract for and incur expenses in connection with certain services provided by third parties, including valuation agents, rating agencies, attorneys, accountants and other professional service providers, while other Accounts that did not contract for such services may not incur such expenses even though they directly or indirectly receive benefit from such services. For example, the work of valuation firms retained by the Company at the request of the Board benefit certain Accounts that invest in the same assets as the Company, but because such other Accounts did not request such services, they are not allocated any costs associated therewith. While it is generally expected that the Accounts requesting third-party services will bear the full expense associated therewith, GSAM may in its sole discretion determine to bear the portion of such expenses that would be allocable to the non-requesting Accounts had such Accounts requested the services.

Market Opportunity

We believe the market opportunity for direct origination of private credit is significant and attractive. We expect the following factors to drive demand for private credit:

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Future Senior Secured Debt Maturities. According to LCD News as of December 31, 2023, approximately $1.7 trillion of leveraged loans in North America and Europe outstanding will mature by 2030, which is expected to drive significant new debt issuance in the coming years. According to Preqin, as of June 30, 2023, the global private credit market represents $1.7 trillion in assets under management and now eclipses the $1.3 trillion and $1.4 trillion market values of the Bloomberg USD HY Corporate Index and the S&P LSTA Leveraged Loan Index, respectively.

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Increasing Financial Sponsor Activity, as Indicated by Amount of Private Equity Capital Raised and “Dry Powder” Available for Investment. Private equity fundraising has increased considerably since the most recent low in 2010 and, as of December 31, 2023, private equity dry powder was at its highest level since the great financial crisis, with, according to Preqin data as of December 2023, over $1.0 trillion of committed buyout private equity capital available to fund new leveraged buyout (“LBO”) transactions (including global buyout fundraising). We expect this substantial pool of investment capital to drive strong levels of sponsor-led buyout activity, which, in turn, will fuel demand for private credit, including senior secured debt.

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Changes in Business Strategy by Banks Further Reducing the Supply of Capital to Private Companies. The trend of consolidation of regional banks into money center banks has reduced the focus of these businesses on private lending. Money center banks traditionally focus on lending and providing other services to large listed corporate clients to whom they can deploy larger amounts of capital more efficiently. The Goldman Sachs Asset Management Private Credit Team believes that this has resulted in fewer bank lenders to U.S. private companies and reduced the availability of debt capital to the companies that we expect to target.

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Advantageous Positioning of Direct Lenders. We anticipate additional borrowing needs as LBO and corporate acquisition activity continues. At the same time, we expect several factors to limit borrowers’ ability to issue senior secured debt in the syndicated credit markets, including regulatory constraints, the overall health of and outlook for the economy, volatility in end markets exposed to commodity price fluctuations and idiosyncratic events impacting specific industry sectors. Each of these factors may contribute to overall credit market volatility and dislocation. As a result, senior secured debt market participants, including banks, may become less willing to provide attractive syndicated loans to borrowers. We believe that the Company is well-positioned to provide financing in response to the next wave of maturities and can provide attractive financing alternatives if banks elect to reduce their exposure to senior secured debt.

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Increase in Size and Frequency of Private Market Transactions. Despite weakness in overall mergers and acquisition activity, deal flow continued migrating to the private market in 2023. Annual volume in the KBRA DLD Private Data set closed at $148.9 billion, up 2.8% from $144.8 billion in 2022. The increase was driven by a rally in deal volumes in the second half of the year, which included increased LBO activity, as well as an uplift in refinancing activity of large jumbo loans. According to Direct Lending Deals as of December 2023, while increased loan activity may continue overall, lower-rated elements of the market remain difficult to syndicate and hence provide an opportunity for private credit in 2024.

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Barriers to Entry for New Lending Platforms. While the private market is a very large component of the U.S. economy, it is a highly fragmented space with thousands of companies operating in many different geographies and industries. Typically, companies that need capital find lenders and investors based on pre-existing relationships, referrals and word of mouth. Developing the many relationships and widespread recognition required to become source of capital is a time consuming, highly resource-intensive endeavor. As a result, the Goldman Sachs Asset Management Private Credit Team believes that it is difficult for new lending platforms to successfully enter the private market, thereby providing insulation from rapid shifts in the supply of capital to the private market that might otherwise disrupt pricing of capital.

Competitive Advantages

GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base, including companies and high-net-worth individuals, among others. The firm is headquartered in New York and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs, with approximately $2.5 trillion in firmwide assets under supervision as of December 31, 2023, provides investment management services to a diverse set of clients worldwide, including private institutions, public entities and individuals.

Within Goldman Sachs, the Goldman Sachs Asset Management Private Credit Team is the primary center for private credit investing. Since 1996, the Goldman Sachs Asset Management Private Credit Team and its predecessors have invested over $180 billion, leveraging the Goldman Sachs Asset Management Private Credit Team’s deep expertise and long-standing relationships with financial sponsors, companies, investors, entrepreneurs and financial intermediaries globally. The Goldman Sachs Asset Management Private Credit Team invests across senior credit, mezzanine, hybrid capital and asset finance strategies and has significant experience investing in debt instruments across industries, geographic regions, economic cycles and financing structures.

We believe our competitive advantages and strengths include: (i) alignment of interest between the Company and the Goldman Sachs private credit platform through side by side investments alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs, (ii) the Goldman Sachs Asset Management Private Credit Team’s embeddedness within Goldman Sachs, given the associated relationship, sourcing and expertise advantages, (iii) the Goldman Sachs Asset Management Private Credit Team’s experience and breadth as an investor, (iv) the Goldman Sachs Asset Management Private Credit Team’s experienced team and history of investment performance and (v) the Goldman Sachs Asset Management Private Credit Team’s depth, breadth and duration of relationships with financial sponsors, companies, borrowers and other industry participants. For a further discussion of our competitive strengths, see “Item 1(c). Business—Competition.”

Management Services

Pursuant to the terms of the Investment Management Agreement (as defined below), GSAM, subject to the overall supervision of the Board of Directors, will manage our day-to-day operations and provide investment advisory and management services to the Company.

Subject to compliance with applicable law and published SEC guidance, nothing contained in the Investment Management Agreement will in any way preclude, restrict or limit the activities of the Investment Adviser or any of its respective subsidiaries or affiliated parties. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Investment Management and Advisory Agreement

The investment management and advisory agreement (the “Investment Management Agreement”) between the Company and the Investment Adviser was approved by the Board of Directors, including the independent directors, at a meeting held in person on April 30, 2024 and by the Initial Member on May 1, 2024, and is expected to be entered into on or prior to the first date on which the Company accepts subscriptions for Units, other than from the Initial Member (such first date, the “Initial Closing Date”).

Management Fee

Pursuant to the Investment Management Agreement, the Company will pay the Investment Adviser for its services to the Company a management fee (the “Management Fee”), payable quarterly in arrears, equal to 0.35% (i.e., an annual rate of 1.40%) (the “Management Fee Rate”) of the average NAV of the Company at the end of the then-current calendar quarter and the prior calendar quarter. The Management Fee for any partial quarter will be appropriately prorated. The Management Fee for the Company’s first quarter (i.e., the period beginning on the date that investors in the Company, other than the Initial Member, make their initial capital contributions to the Company (the “Initial Drawdown Date”)) and ending on the last day of the quarter in which the Initial Drawdown Date occurred) shall be equal to 0.35% (i.e., an annual rate of 1.40%) of the average of the Company’s NAV at the end of such quarter and zero (i.e., the Company’s NAV attributable to third-party investors immediately prior to the Initial Drawdown Date).

Management Fees are generally expected to be paid using available funds, in which case these payments will not reduce Unitholders’ Undrawn Commitments (as defined below). However, we may draw down Undrawn Commitments for Management Fees, in which case amounts contributed would reduce Unitholders’ Undrawn Commitments.

The Management Fee will be reduced by an amount equal to any fees paid to the Investment Adviser or an affiliate thereof in respect of any investment by the Company in money markets or similar funds sponsored or managed by the Investment Adviser or an affiliate thereof that are borne by the Company. If the reduction amount exceeds the amount of the Management Fee obligation for any quarter, the excess amount will be carried forward and applied against any Management Fee owed by the Company for succeeding quarters. Subject to the requirements of Sections 851 and 852(a) of Subchapter M of the Code, to the extent any such excess reduction amount remains unapplied upon the termination of the Investment Management Agreement, the Investment Adviser shall refund to the Company the amount of such unapplied excess as a rebate of Management Fees previously paid (which, for the avoidance of doubt, shall be applied as a payment from the Investment Adviser to the Company). To the extent that the Private Credit Business of Goldman Sachs Asset Management (the “Team”) receives from Portfolio Companies or otherwise any transaction or monitoring fees or any fees for services rendered, including for agency, structuring, underwriting, arranging, syndication, investment banking, brokerage, asset management, structuring and/or other services to sponsors, borrowers and other parties, or having an officer or employee hold board seats with respect to such Portfolio Companies in connection with the Company’s Investment in such Portfolio Companies, in each case that are retained by the Team (e.g., excluding any fees that are shared with the Company and potentially other clients of or investment vehicles managed by the Investment Adviser), one hundred percent (100%) of the Company’s allocable portion of any such fees (which, in the case of any board of director fees, shall only include cash compensation paid to employees of the Team (but excluding consultants) for such service) will be credited against future Management Fees.

Fee Step Down

Notwithstanding anything in this Registration Statement to the contrary, for each additional $500 million of new or increased Commitments (excluding any new or increased Commitments made by the Investment Adviser and/or any of its affiliates) accepted by the Company on Subsequent Closing Dates, the quarterly Management Fee Rate will be reduced by 0.0125% (i.e., an annual rate reduction of 0.05%). The Management Fee Rate will be subject to a quarterly floor of 0.3125% (i.e., an annual rate of 1.25%). If such new or additional $500 million Commitment is made on a day other than the first day of a calendar quarter, such reduced Management Fee Rate shall be applied on a prorated basis (based on calendar days) for such quarter.

In addition, for the six-month period beginning on the first day of the calendar quarter occurring on or immediately following the one-year anniversary of the dissolution date of the Company (such period, the “Six-Month Period”), the Management Fee Rate will be reduced by 50% (e.g., if the Company is subject to a quarterly Management Fee Rate of 0.35% immediately prior to the Six-Month Period, then during the Six-Month Period, the Company will be subject to a quarterly Management Fee Rate of 0.175%). Thereafter, the Company shall no longer be subject to a Management Fee.

Duration and Termination

The Investment Management Agreement will remain in full force and effect for two years from the date of execution of the Investment Management Agreement and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the

Independent Directors in accordance with the requirements of the Investment Company Act and (b) by a vote of a majority of the Board of Directors or of a majority of our outstanding voting securities of the Company. The aforesaid requirement that continuance of the Investment Management Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. The Investment Management Agreement may, on sixty (60) days’ written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the Board of Directors or by vote of a majority of our outstanding voting securities of the Company, on the one hand, or by the Investment Adviser, on the other hand. Such termination by the Investment Adviser may only be made if required or advisable to comply with applicable law or regulation; provided that, prior to any such termination by the Investment Adviser, the Investment Adviser shall provide Unitholders with sixty (60) days’ advance written notice (or such shorter notice as may be and only to the extent required or advisable to comply with applicable law and regulation). In addition, in the event that a new director of the Board of Directors is appointed, pursuant to a Special Meeting (as defined below) and in accordance with the LLC Agreement, against the recommendation of the Governance and Nominating Committee, then the Investment Adviser may terminate the Investment Management Agreement within thirteen (13) months following such appointment; provided that prior to any such termination, the Investment Adviser shall provide the Unitholders and the Board of Directors with sixty (60) days’ advance written notice. The Investment Management Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act).

Limited Liability of the Investment Adviser

The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which the Investment Management Agreement relates, except a loss resulting from fraud, willful misfeasance, bad faith, gross negligence or intentional or criminal wrongdoing on the Investment Adviser’s part in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under the Investment Management Agreement, or resulting from a material violation of U.S. federal or state securities laws, knowing violation of other applicable laws or material breach of the LLC Agreement or the Investment Management Agreement by the Investment Adviser. Any person, even though also employed by the Investment Adviser, who may be or become an employee of and paid by us shall be deemed, when acting within the scope of such employment by us, to be acting in such employment solely for us and not as the Investment Adviser’s employee or agent. These protections may lead the Investment Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—The Investment Adviser will be paid the Management Fee even if the value of the Unitholders’ investment declines.”

The Investment Adviser has not assumed any responsibility to us other than to render the services described in the Investment Management Agreement, and it will not be responsible for any action of the Board of Directors in declining to follow the Investment Adviser’s advice or recommendations.

Administration Agreement

We have entered into an administration agreement, dated as of April 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Administration Agreement”), with State Street Bank and Trust Company (the “Administrator”), under which the Administrator is responsible for providing various accounting and administrative services to us.

The Administration Agreement provides that the Administrator will not be liable to us for any damages or other losses arising out of the performance of its services thereunder, except under certain circumstances, and contains provisions for the indemnification of the Administrator by us against liabilities to other parties arising in connection with the performance of its services to us.

We will pay the Administrator fees for its services as we determine are commercially reasonable in our sole discretion. We will also reimburse the Administrator for all reasonable expenses. To the extent that the Administrator outsources any of its functions, the Administrator will pay any compensation associated with such functions.

We are not be obligated to retain the Administrator. The Administration Agreement is terminable by either party without penalty upon 30 days’ written notice to the other party.

The terms of any administration agreement that we may enter with any subsequent administrator may differ materially from the terms of the Administration Agreement with State Street Bank and Trust Company in effect prior to such retention, including providing for a fee structure that results in our, directly or indirectly, bearing higher fees for similar services and other terms that are potentially less advantageous to us. Unless otherwise agreed to with a Unitholder, a Unitholder will not be entitled to receive prior notice of the engagement of an alternate administrator or of the terms of any agreement that is entered into with such administrator.

Transfer Agent

State Street Bank and Trust Company serves as our transfer agent and disbursing agent.

Custodian

Our assets, including any assets of our wholly owned subsidiaries, are held by State Street Bank and Trust Company pursuant to a Custodian Contract, dated as of April 30, 2024, in accordance with the requirements of the Investment Company Act.

Organizational and Operating Expenses

We will bear and be responsible for all of the costs and expenses (“Company Expenses”). Our primary operating expenses will include the payment of the Management Fee to the Investment Adviser, legal and professional fees, interest and other expenses of Financings (as defined below) and other operating expenses. The Management Fee will compensate the Investment Adviser for its work in identifying, evaluating, negotiating, closing and monitoring our Investments. We bear all of our other costs and expenses in accordance with the LLC Agreement and Administration Agreement including those relating to: (i) operational, offering and organizational expenses, including the preparation of the Company’s governing documents, the Subscription Agreement (as defined below), this registration statement and any key information document or similar document required by law or regulation; (ii) fees and expenses, including travel expenses, reasonably incurred by the Investment Adviser or payable to third parties related to the Investments, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to evaluating, monitoring, researching and performing due diligence on Investments and prospective Investments; (iii) interest, fees and other expenses payable on Financings, if any, incurred by us; (iv) fees and expenses incurred by us in connection with membership in investment company organizations; (v) brokers’ commissions; (vi) fees and expenses associated with calculating our NAV (including the costs and expenses of any Independent Valuation Advisor (as defined below)); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of the Administrator, transfer agent and/or sub-transfer agent; (x) the cost of preparing unit certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the Units; (xi) the expenses of, and fees for, registering or qualifying Units for sale and maintaining our registration; (xii) the fees and expenses of our Independent Directors; (xiii) the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by the LLC Agreement or our other organizational documents insofar as they govern agreements with any such custodian; (xiv) the cost of preparing and distributing reports, proxy statements and notices to holders of our equity interests, the SEC and other regulatory authorities; (xv) insurance premiums; (xvi) costs of holding Unitholder meetings; and (xvii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business. To the extent that expenses incurred by the Company are related to the Company and to one or more Co-Investing GS Direct Lending Funds, expenses will be allocated among the Company and such Co-Investing GS Direct Lending Funds in accordance with the Investment Adviser’s policies and procedures, which requires that expenses be allocated in a manner that the Investment Adviser reasonably determines is fair and equitable.

The Investment Adviser will reimburse the Company for any initial offering costs and Organizational Expenses (as defined below) borne by the Company in excess of $2.25 million in the aggregate (the “Organizational Expenses Cap”).

In addition, the Investment Adviser will reimburse the Company for any Ordinary Operating Expenses (as defined below) borne by the Company in excess of the Operating Expenses Cap (as defined below).

Ordinary Operating Expenses ultimately borne by the Company will not exceed (i) $2.0 million for the twelve-month period beginning on the Initial Drawdown Date and ending on the day before the one-year anniversary thereof (or if such day does not occur on a calendar quarter-end, the following calendar quarter-end), (ii) $3.25 million for the twelve-month period immediately following the period set forth in clause (i), (iii) $3.25 million for the twelve-month period immediately following the period set forth in clause (ii) and (iv) $5.0 million for each twelve-month period thereafter (collectively, the “Operating Expenses Cap”).

On the Initial Drawdown Date, Company Expenses incurred prior to the Initial Drawdown Date (i) will be borne by the Unitholders in proportion to the relative number of Units they hold on the Initial Drawdown Date (after taking into account any Units issued on the Initial Drawdown Date) and (ii) to the extent they constitute Ordinary Operating Expenses, will be taken into account in calculating the cap under clause (i) of the Operating Expenses Cap.

We expect our general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

Our initial offering costs (other than the Organizational Expenses, as described below) will be amortized to expense over a twelve-month period on a straight-line basis, beginning on the Initial Member Contribution Date. The effect of this accounting treatment is not expected to be material to our financial statements.

“Organizational Expenses” means expenses incurred in respect of legal, tax or accounting services pertaining to the organization and formation of the Company, the drafting of the LLC Agreement, any administration, custody and transfer agent agreements and audit fees relating to the initial registration statement and auditing the initial seed capital statement of assets and liabilities.

“Ordinary Operating Expenses” mean the operating expenses of the Company, excluding (i) initial offering costs and Organizational Expenses, (ii) interest, fees and other expenses payable on Financings, (iii) taxes, (iv) the Management Fee, (v) brokers’ commissions and (vi) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the Company’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses not incurred in the ordinary course of the Company’s business.

“Financings” mean the incurrence and maintenance of indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness).

Competition

We generally have two sources of competition – the syndicated loan market and other private credit investors.

Our platform’s ability to hold large sized investments on a “buy and hold” basis as an alternative to a syndicated loan solution provides borrowers with numerous benefits, including customized financings, greater certainty of pricing and closing, speed of execution, ability to make long-dated commitments and on-going support post-close. Furthermore, our willingness to serve as a significant lender across market environments, particularly during periods of market volatility and dislocation, is valuable to lenders considering syndicated solutions that would be subject to loan market dynamics.

With respect to other private credit investors, our primary competitors invest in directly originated, first lien senior secured, floating rate debt of private companies and include other BDCs, commercial and investment banks, commercial financing companies, private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Some of our existing and potential competitors may have certain advantages including lower cost of funds and access to funding sources that are not available to us.

In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code will impose on us as a RIC.

While we expect to use the industry information to which we have access to assess investment risks and determine appropriate pricing for our Investments in Portfolio Companies, we do not seek to compete primarily based on the interest rates we offer, and GSAM believes that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we offer. Rather, we compete with our peers based on our reputation in the market, our existing investment platform, the seasoned investment professionals of the Investment Adviser, our experience and focus on directly originated senior secured corporate credit, our disciplined investment philosophy, its extensive industry focus and relationships and our flexible transaction structuring.

Hedging

Subject to the investment guidelines described herein, we may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we will not enter into any such derivative agreements for speculative purposes. These hedging activities, which comply with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear any costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

Employees

We do not expect to have any employees. We will depend on the experience, diligence, skill and network of business contacts of the Goldman Sachs Asset Management Private Credit Team, together with other investment professionals that the Investment Adviser currently retains, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage our Investments.

The Private Offering

Investors acquiring Units in the private offering will each enter into a subscription agreement (each, a “Subscription Agreement”) pursuant to which the investor will agree to purchase Units for an aggregate purchase price equal to the portion of its requested capital commitment to the Company that is accepted by the Company (its “Commitment”). Pursuant to the Subscription Agreement, a prospective purchaser of Units will agree that, if its subscription to purchase Units is accepted, it will become a “Unitholder” bound by the terms of the Subscription Agreement and the second amended and restated limited liability company agreement of the Company (as amended and/or restated or otherwise modified from time to time, the “LLC Agreement”), including the obligation to contribute a specified amount of capital to the Company upon request. Each Unitholder will be required to make capital contributions (up to the amount of its Undrawn Commitment (as defined below)) to purchase Units in respect of its Commitment each time the Company delivers a drawdown notice, which will be delivered in respect of such Commitment at least ten (10) Qatari Business Days (as defined below) prior to the required funding date (the “Drawdown Date”). New Units will be issued on each Drawdown Date.

The offering price per Unit at the Initial Drawdown Date is expected to be $20. Following the Initial Drawdown Date, Units will be offered on a private placement basis at a price equal to the Company’s then-current NAV per Unit. For purposes of this calculation, the NAV per Unit may be based on the NAV per Unit calculated at the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to adjustments for material changes and to the limitations of the Investment Company Act (which generally prohibit the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

Unitholders are entitled to receive dividends or other distributions declared by the Board of Directors and are entitled to one vote for each Unit held on all matters submitted to a vote of the Unitholders.

Each purchaser of Units is required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act, and (ii) is acquiring the Units purchased by it for investment and not with a view to resale or distribution.

“Qatari Business Day” shall mean any day on which banks are open for business in the State of Qatar.

Subsequent Closings

We may hold one or more closings subsequent to the Initial Closing Date to accept new or increased commitments from Unitholders (each date on which a subsequent closing is held, a “Subsequent Closing Date”); provided that the acceptance of any new or increased commitment from a Unitholder (other than a Unitholder whose commitment was accepted on the Initial Closing Date or an Expanded Affiliate (as defined below) thereof, but excluding Goldman Sachs unless such Commitment is being made pursuant to the Goldman Sachs Commitment (as defined below)) at any Subsequent Closing Date will require the consent of a majority-in-interest of the existing Unitholders.

“Expanded Affiliate” means with respect to the Unitholder to which it refers, any Affiliate (as defined below) of such Unitholder and such other related persons as are set forth as an Expanded Affiliate in such Unitholder’s Subscription Agreement.

At each Drawdown Date on or following any Subsequent Closing Date, all Unitholders, including Unitholders who entered into Subscription Agreements on such Subsequent Closing Date, shall purchase Units in accordance with the standard provisions for Drawdown Dates described in “—Drawdown Dates” below.

Goldman Sachs Commitment

Goldman Sachs will make a Commitment to us in an amount equal to (and for the avoidance of doubt, not more than) the lesser of (i) 3% of the aggregate Commitments of the other Unitholders and (ii) $100 million, which will be drawn alongside the other Unitholders on a pro rata and pari passu basis; provided that at no time shall Goldman Sachs (or the applicable Affiliate) be required to make capital contributions in excess of 3% of the aggregate capital contributions made by the other Unitholders (the “Goldman Sachs Commitment”).

“Affiliate” means, with respect to the Person (as defined below) to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. For this purpose, each officer shall be deemed to be an Affiliate of the Investment Adviser, but

Portfolio Companies or portfolio companies of the Co-Investing GS Direct Lending Funds shall not be considered Affiliates of the Board, the Investment Adviser, any officer, any member of the Board or any member or manager of the Investment Adviser.

“Person” means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, statutory or business trust, cooperative or association or any governmental body or agency, and the heirs, executors, administrators, legal representative, successors and assigns of such Person where the context so permits.

Drawdown Dates

Investors agree to purchase Units for an aggregate purchase price equal to their respective Undrawn Commitments, payable at such times and in such amounts as required by us following receipt of the required notice, as described in “—The Private Offering” above subject to the limitations set forth below under “—Investment Period.” We and each investor agree that on each Drawdown Date, such investor will purchase from us, and we will issue to such investor, a number of Units equal to the Drawdown Unit Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an investor be required to purchase Units for an amount in excess of its Undrawn Commitment.

“Drawdown Purchase Price” shall mean, for each Drawdown Date with respect to a Unitholder, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Commitments being drawn down by us from all Unitholders on that Drawdown Date, by (ii) a fraction, the numerator of which is the Undrawn Commitment of such Unitholder and the denominator of which is the aggregate Undrawn Commitments of all Unitholders.

“Drawdown Unit Amount” means, for each Drawdown Date with respect to a Unitholder, a number of Units determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date with respect to such Unitholder by (ii) the then-current NAV per Unit. The NAV per Unit as of the Initial Drawdown Date is expected to be deemed to be $20.

“Undrawn Commitment” means, with respect to an investor, the amount of such investor’s Commitment as of any date reduced by the aggregate amount of contributions made by that investor at all previous Drawdown Dates.

For the avoidance of doubt, the “then-current NAV per Unit” as set forth in this “—Drawdown Dates” section may be based on the NAV per Unit calculated at the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to adjustments for material changes and to the limitations of the Investment Company Act (which generally prohibit the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

Each Unitholder is and will remain absolutely, irrevocably and unconditionally obligated to fund Undrawn Commitments called in accordance with drawdown notices duly given under the LLC Agreement and to perform its other obligations under the LLC Agreement and its Subscription Agreement, in each case, without set-off, defense (other than defense of payment), counterclaim or reduction based on any claim against any Person (including any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code.

Default

If a Unitholder fails to make a required capital contribution or other required payment to the Company, in part or in full, and such default is not cured within ten (10) business days following the Company providing notice of such default to such Unitholder (any such Unitholder, a “Defaulting Unitholder”), the Defaulting Unitholder will be required to reimburse the Company for all fees, expenses and damages borne by, or paid on behalf of, the Company arising from such default, including, without limitation, attorneys’ fees and costs associated with defaulting on a credit or loan agreement, subline payment or other debt obligation of the Company.

Placement Agent

GS & Co. acts as our Placement Agent in connection with the offering of Units. Neither we nor the Unitholders will be obligated to pay, directly or indirectly, a placement fee to the Placement Agent. We will be responsible for all reasonable expenses of the offering of Units, including (i) the fees, disbursements and expenses of counsel to the Company and (ii) expenses of preparing, reproducing, mailing and/or delivering offering and sales materials, including annual reports, to purchasers. The Placement Agent, from time to time in its sole discretion, may enter into sub-placement agreements with affiliates and unaffiliated third parties, and the Company may engage one or more affiliated or unaffiliated successors or additional placement agents or distributors, in each case including Goldman Sachs and unaffiliated banks, registered broker-dealers and trust companies and others, on such terms as the Investment Adviser or the Placement Agent may determine.

The Company will indemnify and hold harmless the Placement Agent, its affiliates and any agents under certain circumstances and to the extent permitted by the Investment Company Act.

Investment Period

The investment period commenced upon the Commencement of Operations of the Company and will continue until it is terminated in accordance with the LLC Agreement (such period, the “Investment Period”). Following the termination of the Investment Period, the Company will not make any new Investments (other than Short-Term Investments) other than Additional Investments (as defined below).

We may draw all or any portion of a Unitholder’s Commitment at any time for any permitted purpose during the Investment Period.

Following the termination of the Investment Period, we will have the right to issue drawdowns with respect to Commitments only (i) to pay, and/or establish reserves for, actual or anticipated Company Expenses, whether incurred before or after the end of the Investment Period, (ii) to fulfill legally binding investment commitments made in writing by the Private Credit Investment Committee prior to the termination of the Investment Period, (iii) to make additional investments in or relating to existing Portfolio Companies for purposes of preserving or protecting such Portfolio Companies or the investment therein (“Follow-on Investments”), provided that we will not, without the consent of a majority-in-interest of the Unitholders, invest more than 20% of the Company Value in Follow-on Investments following the termination of the Investment Period, measured at the time the relevant Follow-on Investment is made; (iv) subject to the requirements of the LLC Agreement, to engage in currency hedging transactions with respect to any loans in currencies other than U.S. dollars; or (v) to make investments deemed necessary for or advantageous to complying with RIC qualification requirements and the Investment Company Act (each of (ii), (iii), (iv) and (v), an “Additional Investment”).

Term

We shall continue in existence until dissolved (i) upon no less than sixty (60) days’ advance written notice by a majority-in-interest of Unitholders to the Board of Directors and the Investment Adviser that they have elected to dissolve the Company, (ii) by the Board, upon no less than sixty (60) days’ advance written notice to the Unitholders (or such shorter notice as may be and only to the extent required or advisable to comply with applicable law and regulation), following a recommendation of the Investment Adviser that such dissolution is required or advisable to comply with applicable law or regulation, (iii) by the Board following a recommendation by the Investment Adviser in the event that a new Director is appointed, pursuant to a Special Meeting and in accordance with the LLC Agreement, against the recommendation of the Governance and Nominating Committee and within thirteen (13) months following such appointment, provided that prior to any such dissolution, the Investment Adviser shall provide the Unitholders and the Board with sixty (60) days’ advance written notice, (iv) if there are no Unitholders, unless our business is continued in accordance with the LLC Agreement or applicable law, or (v) upon the entry of a decree of judicial dissolution under applicable law. Upon receipt of the notice described in clause (i) of the foregoing sentence, we will not commit to make any new investments, other than Additional Investments, subject to the terms of the LLC Agreement. Upon our dissolution, subject to the terms of the LLC Agreement, the Board of Directors will have sole discretion on how to dispose of our assets.

Subject to the terms of the LLC Agreement and applicable law, the liquidator may, at any time or times after our dissolution, cause us to make Additional Investments pursuant to the LLC Agreement in any existing Portfolio Company (provided that if such Additional Investment constitutes a Follow-on Investment, such Investment may be made in an affiliate or successor-in-interest to such existing Portfolio Company or a similar entity, in each case in connection with a workout or restructuring) if the liquidator believes that such Additional Investments are in the best interest of the Unitholders and in furtherance of the winding up of the affairs of the Company.

A majority-in-interest of the Unitholders can require that a special meeting of the Unitholders be called, no more than once every six months, at which meeting any or all of the Directors may be removed and/or replaced in the Unitholders’ discretion by the affirmative vote of a majority-in-interest of the Unitholders, subject to the meeting requirements set forth in the LLC Agreement (a “Special Meeting”). Prior to holding such vote, the Governance and Nominating Committee shall present recommendations of one or more potential replacements; provided that for the avoidance of doubt, the Unitholders shall not be required to appoint a replacement director recommended by the Governance and Nominating Committee (and may appoint their own candidate). In the event that a new Director is appointed, pursuant to a Special Meeting and in accordance with the LLC Agreement, against the recommendation of the Governance and Nominating Committee, then within thirteen (13) months following such appointment, the Investment Adviser may terminate the Investment Period or may, with the consent of the Board, dissolve the Company, provided that, in each case, prior to any such termination or dissolution, the Investment Adviser shall provide the Unitholders and the Board with sixty (60) days’ advance written notice.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and restrictions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Following the filing of this Registration Statement, we intend to file an election to be regulated as a BDC under the Investment Company Act. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of the outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the vote: (i) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (ii) of more than 50% of the outstanding voting securities of such company, whichever is less.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed a “principal underwriter” as that term is defined under the Securities Act. We may purchase or otherwise receive warrants, which offer an opportunity (not a requirement) to purchase common stock of a Portfolio Company in connection with an acquisition financing or other investments. Similarly, we may acquire rights that obligate an issuer of acquired securities or their affiliates to repurchase the securities at certain times, under certain circumstances.

We do not intend to acquire securities issued by any investment company whereby our Investment would exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot (1) acquire more than 3% of the total outstanding voting stock of any registered investment company or BDC, (2) invest more than 5% of the value of our total assets in the securities of one registered investment company or BDC, or (3) invest more than 10% of the value of our total assets in the securities of registered investment companies and BDCs in general. These limitations do not apply where we acquire interests in a money market fund as long as we do not pay a sales charge or service fee in connection with the purchase. With respect to the portion of our portfolio invested in securities issued by other investment companies, it should be noted that such Investments might subject Unitholders to additional expenses. None of the policies described above are fundamental and each such policy may be changed without Unitholder approval, subject to any limitations imposed by the Investment Company Act.

Private funds that are excluded from the definition of “investment company” pursuant to either Section 3(c)(1) or 3(c)(7) of the Investment Company Act and certain other unregistered investment companies are also subject to certain of the limits under the Investment Company Act noted above. Specifically, unless an exemption is available, such private funds and other unregistered funds generally may not acquire directly or through a controlled entity more than 3% of our total outstanding Units (measured at the time of the acquisition). Investment companies registered under the Investment Company Act and BDCs are also subject to the restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in our securities. As a result, certain investors would be required to hold a smaller position in the Units than if they were not subject to such restrictions.

We will generally not be able to issue and sell the Units at a price below the then-current net asset value per Unit. We may, however, sell the Units at a price below the then-current net asset value per Unit if the Board of Directors determines that such sale is in our best interests and the best interests of the Unitholders, and the Unitholders approve such sale.

Qualifying Assets

Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets (not including certain assets specified in the Investment Company Act) represent at least 70% of such BDC’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules and regulations as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(c)	satisfies any of the following:

•

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding common equity of less than $250 million;

•	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any eligible portfolio company that we control.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own at least 60% of the outstanding equity of the eligible portfolio company.

(5)

Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must be organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) under “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must also either control the issuer of the securities or offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance (as long as the BDC does not make available significant managerial assistance solely in this fashion). Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, our Investments may consist of cash, cash items (such as money market funds), U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are qualifying assets. We may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would generally not meet the asset diversification requirements necessary to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Investment Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Cash and Short-Term Investments

Subject to the tax and regulatory restrictions described in this Registration Statement, the Investment Adviser may cause us to hold cash or invest our cash balances in Short-Term Investments, pending allocation of such capital to one or more investments in Portfolio Companies, in order to meet operational needs or expenses, or otherwise in the discretion of the Investment Adviser. These investments may include money market instruments and shares of money market mutual funds. We shall not invest unemployed funds in any Short-Term Investments managed by the Investment Adviser or any of its Affiliates which directly or indirectly charge a management fee or performance fee (or similar fee) to us; provided, however, that, subject to the terms of the Investment Management Agreement, we may invest unemployed funds in Short-Term Investments (including investments managed by Goldman Sachs, e.g., Goldman Sachs-managed money market funds) which charge customary fees (including a reasonable interest spread) or other reasonable expenses. Fees accruing to Goldman Sachs in respect of such investment will offset the Management Fee, as provided in “—Management and Advisory Agreement—Management Fee.”

Indebtedness and Senior Securities

Generally, a BDC is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of equity securities senior to its units if its asset coverage, as defined in the Investment Company Act, is at least equal to 150% immediately after each such issuance. Both the Initial Member and our Board of Directors approved the adoption of the 150% threshold pursuant to Section 61(a)(2) of the Investment Company Act. As a result, we are currently subject to an asset coverage ratio of 150%, which represents an approximately 2:1 debt-to-equity ratio. This means that, generally, we can borrow up to $2 for every $1 of investor equity. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit any distribution to Unitholders or the repurchase of the Units unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. A loan is presumed to be made for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed to not be for temporary purposes. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

Code of Ethics

We have adopted a Code of Ethics (“Code of Ethics”) pursuant to Rule 17j-1 under the Investment Company Act and we have also approved the Investment Adviser’s Code of Ethics that it adopted in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These Codes of Ethics will establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by us. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements.

Proxy Voting Policies and Procedures

We have delegated the voting of portfolio securities to the Investment Adviser. For Accounts for which the Investment Adviser has voting discretion, it has adopted policies and procedures (the “Proxy Voting Policy”) for the voting of proxies. Under the Proxy Voting Policy, the Investment Adviser’s guiding principles in performing proxy voting are to make decisions that favor proposals that tend to maximize a company’s shareholder value and are not influenced by conflicts of interest. To implement these guiding principles for investments in publicly traded equities, the Investment Adviser has developed customized proxy voting guidelines (the “Guidelines”) that it generally applies when voting on behalf of Accounts. Attached as Annex A is a summary of the Guidelines. These Guidelines address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various shareholder proposals.

The Proxy Voting Policy, including the Guidelines, is reviewed periodically to assure that it continues to be consistent with the Investment Adviser’s guiding principles. The Guidelines embody the positions and factors the Investment Adviser generally considers important in casting proxy votes.

The Investment Adviser has retained a third-party proxy voting service (the “Proxy Service”), currently Institutional Shareholder Services, to assist in the implementation and administration of certain proxy voting-related functions including, operational, recordkeeping, and reporting services. The Proxy Service also prepares a written analysis and recommendation (a “Recommendation”) of each proxy vote that reflects the Proxy Service’s application of the Guidelines to particular proxy issues. While it is the Investment Adviser’s policy generally to follow the Guidelines and Recommendations from the Proxy Service, the Investment Adviser’s portfolio management teams (“Portfolio Management Teams”) may, on certain proxy votes, seek approval to diverge from the Guidelines or a Recommendation by following an “override” process.

Such decisions are subject to a review and approval process, including a determination that the decision is not influenced by any conflict of interest. A Portfolio Management Team that receives approval through the override process to cast a proxy vote that diverges from the Guidelines and/or a Recommendation may vote differently than other Portfolio Management Teams that did not seek to override the vote. In forming their views on particular matters, the Portfolio Management Teams are also permitted to consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and Recommendations. The Investment Adviser may hire other service providers to replace or supplement the Proxy Service with respect to any of the services the Investment Adviser currently receives from the Proxy Service.

From time to time, the Investment Adviser may face regulatory, compliance, legal or logistical limits with respect to voting securities that it may purchase or hold for Accounts which can affect the Investment Adviser’s ability to vote such proxies, as well as the desirability of voting such proxies. Among other limits, federal, state and foreign regulatory restrictions or company specific ownership limits, as well as legal matters related to consolidated groups, may restrict the total percentage of an issuer’s voting securities that the Investment Adviser can hold for clients and the nature of the Investment Adviser’s voting in such securities. The Investment Adviser’s ability to vote proxies may also be affected by, among other things: (i) late receipt of meeting notices; (ii) requirements to vote proxies in person; (iii) restrictions on a foreigner’s ability to exercise votes; (iv) potential difficulties in translating the proxy; (v) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions; and (vi) requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting.

The Investment Adviser conducts periodic due diligence meetings with the Proxy Service which include a review of the Proxy Service’s general organizational structure, new developments with respect to research and technology, work flow improvements and internal due diligence with respect to conflicts of interest.

The Investment Adviser has adopted policies and procedures designed to prevent conflicts of interest from influencing the proxy voting decisions that the Investment Adviser makes on behalf of a client Account and to help assure that such decisions are made in accordance with the Investment Adviser’s fiduciary obligations to its clients. These policies and procedures include the Investment Adviser’s use of the Guidelines and Recommendations from the Proxy Service, the override approval process previously discussed. Notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of the Investment Adviser may have the effect of benefitting the interest of other clients or businesses of other divisions or units of Goldman Sachs and/or its affiliates, provided that the Investment Adviser believes such voting decisions to be in accordance with its fiduciary obligations. See “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Voting decisions with respect to fixed income securities and the securities of privately held issuers generally will be made by the Investment Adviser based on its assessment of the particular transactions or other matters at issue.

Information regarding how we vote proxies relating to portfolio securities is available upon request by writing to West Bay BDC LLC, Attention: Itai Baron, Investor Relations, 200 West Street, New York, New York 10282.

Privacy Principles

The following information is provided to help investors understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We may collect nonpublic personal information regarding investors from sources such as Subscription Agreements, investor questionnaires and other forms; individual investors’ Account histories; and correspondence between us and individual investors. We may share information that we collect regarding an investor with our affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s Accounts and, unless an investor opts out, provide the investor with information about other products and services offered by us or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as authorized by the investors in investor subscription agreements or our organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor Accounts or process investor transactions with us or our affiliates.

Any party not affiliated with us that receives nonpublic personal information relating to investors from us is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for our officers, employees and agents and our affiliates, access to such information is restricted to those who need such access to provide services to us and investors. We maintain physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information. For a discussion of the risks associated with cyber incidents, see “Item 1A. Risk Factors—Operational— Cybersecurity risks and cyber incidents may adversely affect our business or the business of our Portfolio Companies by causing a disruption to our operations or the operations of our Portfolio Companies, a compromise or corruption of our confidential information or the confidential information of our Portfolio Companies and/or damage to our business relationships or the business relationships of our Portfolio Companies, all of which could negatively impact the business, financial condition and operating results of us or our Portfolio Companies.”

Other

As a BDC, the SEC will periodically examine us for compliance with the Investment Company Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company in order to protect against larceny and embezzlement, covering each of our officers and employees, who may singly, or jointly with others, have access to our securities or funds. Furthermore, as a BDC, we are prohibited from protecting any director, officer, Investment Adviser or underwriter against any liability to us or the Unitholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and the Investment Adviser are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Compliance with the Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Once this Registration Statement becomes effective, we will be subject to many of the Sarbanes-Oxley Act requirements. The Sarbanes-Oxley Act will require us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Compliance with the JOBS Act

We are and expect to remain, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, as it may be amended from time to time (the “JOBS Act”), signed into law in April 2012, until the earliest of:

•	the last day of the fiscal year in which our total annual gross revenues are $1.235 billion or more;

•	the date on which we have issued more than $1 billion in non-convertible debt in the previous three years;

•

the last day of a fiscal year in which we have (1) an aggregate worldwide market value of Units held by non-affiliates of $700 million or more (measured at the end of each fiscal year) as of the last business day of our most recently completed second fiscal quarter and (2) been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act); or

•

the last day of the fiscal year following the fifth anniversary of the date of the first sale of our equity securities under an effective Securities Act registration statement as an emerging growth company.

Under the JOBS Act, we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. See “Item 1A. Risk Factors—Risks Relating to Legal and Regulatory Matters—Efforts to comply with Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and noncompliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us.”

In addition, Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Compliance with the Bank Holding Company Act

GS Group Inc. is a bank holding company (a “BHC”) under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and is therefore subject to supervision and regulation by the Federal Reserve Board (the “Federal Reserve”). In addition, GS Group Inc. is a financial holding company (an “FHC”) under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. However, the activities of FHCs and their affiliates remain subject to certain restrictions imposed by the BHCA and related regulations. Because GS Group Inc. may be deemed to “control” us within the meaning of the BHCA, these restrictions could apply to us as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict our Investments, transactions and operations and may restrict the transactions and relationships between the Investment Adviser, GS Group Inc. and their affiliates, on the one hand, and us on the other hand. For example, the BHCA regulations applicable to

GS Group Inc. and to us may, among other things, restrict our ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of the Investments and restrict our and the Investment Adviser’s ability to participate in the management and operations of the companies in which we invest. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by GS Group Inc. and its affiliates (including the Investment Adviser) for client and proprietary accounts may need to be aggregated with positions held by us. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, GS Group Inc. may utilize available capacity to make investments for its proprietary accounts or for the accounts of other clients, which may require us to limit and/or liquidate certain Investments. See “Item 7. Certain Relationships and Related Transactions, and Director Independence.” Additionally, Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities that have an impact on us and/or the Investment Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, us, or other accounts managed by the Investment Adviser and its affiliates. In addition, GS Group Inc. may cease in the future to qualify as a FHC, which may subject us to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to GS Group Inc. and to us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Our activities may be limited as a result of potentially being deemed to be controlled by GS Group Inc., a bank holding company.”

U.S. Investment Advisers Act of 1940

The Investment Adviser is registered as an investment adviser with the SEC pursuant to the Advisers Act.

Reporting Obligations

In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement for our Units with the SEC under the Exchange Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

GOLDMAN SACHS DOES NOT PROVIDE LEGAL, TAX OR ACCOUNTING ADVICE. EACH PROSPECTIVE INVESTOR SHOULD OBTAIN INDEPENDENT TAX ADVICE BASED ON ITS PARTICULAR SITUATION.

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and an investment in Units by a Non-U.S. Unitholder (as defined below). This discussion is based on the Code, the United States Treasury Regulations promulgated thereunder (the “Regulations”), the legislative history of the Code, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings, and judicial decisions each as of the date of this Registration Statement, and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. Subsequent developments and changes in the tax laws of the United States and any countries in which we directly or indirectly invest, including changes in or differing interpretations of the foregoing authorities, which may be applied retroactively, could have a material effect on the tax consequences to Unitholders, us, and/or any intermediate vehicle through which we invest.

Neither we nor the Investment Adviser undertakes any obligation to supplement or update the discussion contained in this summary if any applicable laws change after the date hereof. We have not sought and will not seek any ruling from the IRS or any other U.S. federal, state, local, or non-U.S. taxing authority with respect to any of the tax issues affecting us or Unitholders or regarding any other matter discussed in this summary, and this summary is not binding on the IRS or any other taxing authority. Accordingly, there can be no assurance that the IRS or any other taxing authority will not assert, and a court will not sustain a position contrary to any of the tax considerations discussed in this summary.

This summary is necessarily general, does not constitute tax advice and does not purport to be a complete description of all the tax aspects affecting us or the beneficial owners of our Units. For example, this summary does not describe all of the U.S. federal income tax consequences and other considerations that may be relevant a particular Unitholder or to certain types of Unitholders subject to special treatment under U.S. federal income tax laws, including, but not limited to, insurance companies, persons holding the Units in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, banks, pension plans, charitable remainder trusts, private foundations and financial institutions. This summary assumes that each Unitholder holds its Units as a capital asset for U.S. federal income tax purposes (generally, assets held for investment). Accordingly, each prospective Unitholder should consult with its tax advisor with respect to the specific U.S. federal, state, local, and non-U.S. tax consequences to it of the ownership and disposition of the Units in light of its particular circumstances. This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or non-U.S. taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax exempt securities or certain other investment assets.

We presently intend only to offer our Units to investors who would qualify as Non-U.S. Unitholders (other than Goldman Sachs and its subsidiaries). Accordingly, this summary only addresses the U.S. federal income tax considerations applicable to an investment in Units by a Non-U.S. Unitholder. For purposes of this summary, a “Non-U.S. Unitholder” is a beneficial owner of Units that is not a “U.S. Person,” none of whose beneficial owners is a U.S. Person or an entity or arrangement treated as a partnership for U.S. federal income tax purposes. For this purpose, a “U.S. Person” is a beneficial owner of Units that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

In the case of Unitholders that are treated as partnerships for U.S. federal income tax purposes, the tax consequences described below, as well as the other tax considerations described herein, will also generally apply to investors who indirectly invest in us through such Unitholders. Any Unitholder that is treated as a partnership for U.S. federal income tax purposes should consult its tax advisor regarding the tax consequences of an investment in us to it and its owners.

Tax matters are very complicated and the tax consequences to each Unitholder of the ownership and disposition of Units will depend on the facts of his, her or its particular situation. Unitholders should consult their own tax adviser regarding the specific tax consequences of the ownership and disposition of Units, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

We intend to elect to be treated as a RIC for U.S. federal income tax purposes, and expect to qualify annually as a RIC, commencing with the beginning of the taxable year that includes the Initial Drawdown Date. We do not expect to make investments or recognize income and do not expect to make distributions during the period prior to the Initial Drawdown Date.

As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to Unitholders as dividends. Rather, dividends we distribute generally will be taxable to Unitholders, and any net operating losses, foreign tax credits and other of its tax attributes generally will not pass through to Unitholders, subject to special rules for certain items such as net capital gains and qualified dividend income we recognize. See “—Taxation of Non-U.S. Unitholders” below.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify as a RIC, we must timely distribute to the Unitholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, and our net tax-exempt interest income (which is the excess of gross tax-exempt interest income over certain disallowed deductions) for each taxable year (the “Annual Distribution Requirement”). If, prior to the date we elect to be treated as a RIC, we are treated for U.S. federal income tax purposes as a corporation that does not have RIC status (a “C corporation”) we will be subject to corporate-level U.S. federal income taxes on all of our income until the effective date of our election to be treated as a RIC. We are not expected to be treated as a C corporation and, if we are treated as a C corporation, we are not expected to have significant investments or income or to make distributions during the period prior to our election to be treated as a RIC. Our conversion from C corporation status to RIC status by election, if applicable, would also include a deemed-sale election with respect to any net unrealized gain existing at the time of conversion, causing any overall net unrealized gain in our assets at such time to be treated as realized for tax purposes, effective on the last day of our status as a C corporation. Such realization of unrealized capital gain, if any, will be taxable to us as of the last day of C corporation status and we will be subject to federal income tax of 21% of such amounts, plus state and local income taxes.

Taxation as a RIC

Each year, if we qualify as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to Unitholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to Unitholders.

We generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income for a calendar year unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for each calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending October 31 in that calendar year, and (3) any net ordinary income and capital gains in excess of capital losses recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). We will not be subject to the U.S. federal excise tax on amounts on which we are required to pay U.S. federal income tax (such as retained net capital gains). Depending on the level of taxable income and net capital gain earned in a year, we may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify and have in effect an election to be treated as a BDC under the Investment Company Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to our business of investing in such stock or securities or foreign currencies (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (such as debt instruments with PIK (as defined below) interest or, in certain cases, that have increasing interest rates or are issued with warrants), we must include in our taxable income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also be required to include in our taxable income other amounts that we have not yet received or will not receive in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or original issue discount on defaulted debt or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on our financial statements. Because such original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make distributions to Unitholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash payments. Accordingly, to enable us to make distributions to Unitholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement, we may need to (1) sell some of our assets at times and/or at prices that we would not consider advantageous, (2) raise additional equity or debt capital, and/or (3) forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to its business). If we are unable to obtain cash in the amount required for us to make, or if we are restricted from making, sufficient distributions to our Unitholders to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because we expect to use debt financing, we may be prevented by covenants contained in our debt financing agreements from making distributions to Unitholders in certain circumstances. In addition, under the Investment Company Act, we are generally not permitted to make distributions to Unitholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “—Indebtedness and Senior Securities” above. Limits on our distributions to Unitholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4% U.S. federal excise tax.

Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to Unitholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio, and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual

Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times and/or values that, from an investment standpoint, are not advantageous. Alternatively, although we currently do not intend to do so, to satisfy the Annual Distribution Requirement, we may declare a taxable dividend payable in Units or cash at the election of each Unitholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in Units will generally be equal to the amount of cash that could have been received instead of Units.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its Unitholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset future capital gains, indefinitely. As a result of these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to Unitholders even if such income is greater than the aggregate net income we actually earned during those years. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to Unitholders. Accordingly, we do not expect to distribute any such offsetting capital gains.

Distributions we make to Unitholders may be made from our cash assets or by liquidation of our Investments, if necessary. We may recognize gains or losses from such liquidations. In the event we recognize net capital gains from such transactions, Unitholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

If we failed to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, we might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If we failed to qualify for treatment as a RIC and such relief provisions did not apply to us, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate U.S. federal income tax rates (and also would be subject to any applicable state and local taxes), regardless of whether we make any distributions to Unitholders. We would not be able to deduct distributions to Unitholders, nor would distributions to Unitholders be required to be made for U.S. federal income tax purposes. Any distributions we make to our Non-U.S. Unitholders would be treated as dividends to the extent of our current or accumulated earnings and profits and would not be eligible for the exemptions from withholding of U.S. federal income tax that are generally available for dividends paid by a RIC. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital that would reduce the Unitholder’s adjusted tax basis in its Units (and correspondingly increase such Unitholder’s gain, or reduce such Unitholder’s loss, on disposition of such Units), and any remaining distributions in excess of the Unitholder’s adjusted basis would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Investments—General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.

A Portfolio Company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our Investment in the Portfolio Company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in us receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the diversification requirements.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Unitholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to Unitholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make a QEF election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of this election. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “—Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to its Investments, income recognized in a work-out or restructuring of a portfolio

Investment, or income recognized from an equity investment in an operating partnership, may not be qualifying income for purposes of the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to Unitholders on such fees and income.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of Non-U.S. Unitholders

Whether an investment in Units is appropriate for a Non-U.S. Unitholder will depend upon that Unitholder’s particular circumstances. An investment in Units by a Non-U.S. Unitholder may have adverse tax consequences to such Non-U.S. Unitholder. Non-U.S. Unitholders should consult their own tax advisers before investing in us.

Distributions; Dispositions

Subject to the discussion below, distributions by us of investment company taxable income to a Non-U.S. Unitholder that are not effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits.

Certain properly reported distributions are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (1) “qualified net interest income” (generally, U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the Non-U.S. Unitholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (2) “qualified short-term capital gains” (generally, the excess of net short-term capital gain over net long-term capital loss for such taxable year), and certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by us. In particular, this exemption will not apply to distributions paid in respect of non-U.S. source interest income or dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors and qualified short-term capital gains). In the case of Units held through an intermediary, the intermediary may withhold U.S. federal income tax even if we designate the payment as qualified net interest income or qualified short-term capital gain.

Distributions by us of investment company taxable income to a Non-U.S. Unitholder that are effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Unitholder), generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. Unitholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of our current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Persons generally.

Actual or deemed distributions by us of net capital gains to a Non-U.S. Unitholder, and gains realized by a Non-U.S. Unitholder upon the sale of Units, will not be subject to U.S. federal income tax or any withholding of such tax, unless (1) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Unitholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Persons generally or (2) the Non-U.S. Unitholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Unitholder is not considered a resident alien under the Code.

If we distribute net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Unitholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Unitholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the credit or refund, the Non-U.S. Unitholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. Unitholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Unitholder, both distributions (actual or deemed) and gains realized upon the sale of Units that are effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Each Non-U.S. Unitholder in us should consult its tax advisor with respect to its tax and filing obligations.

Jurisdiction of Tax Residence

The tax treatment of a Non-U.S. Unitholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction. Depending on (i) the laws of such Non-U.S. Unitholder’s jurisdiction of tax residence, (ii) how we, our Investments and/or any other investment vehicles through which we directly or indirectly invest are treated in such jurisdiction, and (iii) the activities of any such entities, an investment in us could result in such Non-U.S. Unitholder recognizing adverse tax consequences in its jurisdiction of tax residence, including (a) with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in us, our Investments and/or any other investment vehicles through which we directly or indirectly invests and/or of distributions from such entities and any uncertainties arising in that respect (those entities not being established under the laws of the relevant jurisdiction), (b) the possibility of taxable income significantly in excess of cash distributed to a Non-U.S. Unitholder, and possibly in excess of our actual economic income, (c) the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and (d) the possibility of being subject to tax at unfavorable tax rates.

A Non-U.S. Unitholder may also be subject to restrictions on the use of its share of our deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisors with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in us, as well as any other jurisdiction in which such prospective investor is subject to taxation.

Backup Withholding

A Non-U.S. Unitholder generally will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. Unitholder provides the applicable withholding agent with an IRS Form W-8 BEN or W-8BEN-E or an acceptable substitute form or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the Non-U.S. Unitholder’s U.S. federal income tax liability (which may entitle the Non-U.S. Unitholder to a refund), provided that proper information is timely provided to the IRS.

FATCA Withholding and Information Reporting on Foreign Financial Accounts

Under the Code and applicable Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of (a) any dividends on Units and (b) the gross proceeds from a sale of Units, in each case, paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Proposed Treasury regulations that may be relied on pending finalization provide that the withholding tax on gross proceeds will be eliminated and, consequently, withholding on gross proceeds is not currently expected to apply. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. If payment of this withholding tax is made, Non-U.S. Unitholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld under FATCA.

We generally intend to provide our Unitholders with certain annual financial information regarding our operations. The information provided by us to a Unitholder may not be timely and, also may not be sufficient for such Unitholder to comply with its tax filing obligations. Each Unitholder will be responsible for the preparation and filing of such Unitholder’s own income tax returns, and each Unitholder should be prepared to obtain any available extensions of the filing date for its income tax returns.

Non-U.S. unitholders should consult their own tax advisors with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in our Units.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require us to accrue potential tax liabilities even in situations in which we and/or our Unitholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to the Unitholders, us, and/or our direct and indirect subsidiaries, and Unitholders may be required to provide certain additional information to us (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each Unitholder is urged to consult its own advisors.

Certain ERISA Considerations

ERISA and the Code impose certain requirements on employee benefit plans to which Title I of ERISA applies, certain other plans and accounts (such as Keogh plans and individual retirement accounts) that, although not subject to ERISA, are subject to certain similar rules under Section 4975 of the Code, and entities whose assets are treated as “plan assets” of any such plans or accounts under ERISA (such plans, accounts and entities, collectively, “Benefit Plan Investors”). ERISA also imposes certain requirements on those persons who are fiduciaries with respect to Benefit Plan Investors (“Fiduciaries”).

In accordance with ERISA’s general fiduciary standards, before investing in us, a Fiduciary should determine whether such an investment is permitted under the instruments governing the Benefit Plan Investor and is appropriate for the Benefit Plan Investor in view of its overall investment policy and the composition and diversification of its portfolio. Thus, a Fiduciary considering an investment in us should consult with its own legal counsel concerning all the legal implications of investing in us, especially the issues discussed in the following paragraphs.

Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving “plan assets” and persons who have certain specified relationships to a Benefit Plan Investor (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Fiduciaries. Certain Benefit Plan Investors may currently maintain relationships with the Investment Adviser or other entities that are affiliated with us, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such Benefit Plan Investor. A party in interest or disqualified person that engages in a non-exempt prohibited transaction could be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Each Benefit Plan Investor that acquires Units is responsible for determining the extent, if any, to which the purchase and holding of Units will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and otherwise for determining compliance with ERISA and Section 4975 of the Code.

A direct or indirect investment in us by a Benefit Plan Investor might result in our assets being deemed to constitute “plan assets,” which in turn would mean (among other things) that such assets would be subject to the reporting and disclosure rules of Title I of ERISA, might mean that the Fiduciary who decided to invest in us had improperly delegated asset management responsibility to certain providers of fiduciary or other services to us and would mean that our operation would be subject to the prohibited transaction rules and certain other requirements of Title I of ERISA and Section 4975 of the Code (including rules governing the investment of the assets of the Benefit Plan Investor and the ability of the Benefit Plan Investor to engage in transactions with parties in interest or disqualified persons).

The U.S. Department of Labor has issued a regulation (29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”)) that describes when a direct or indirect investment by a Benefit Plan Investor in an investment vehicle (such as us) might result in the assets of the vehicle being deemed to constitute “plan assets” within the meaning of ERISA. Under the Plan Assets Regulation, when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the assets of the Benefit Plan Investor include not only such equity interest, but also an undivided interest in each of the underlying assets of the entity, unless it is established that (i) Benefit Plan Investors own less than 25% of the total value of each class of equity interest in the entity, determined on the date of the most recent acquisition or disposition of any equity interest in the entity (the “25% Test”), or (ii) the entity is an “operating company” (including a “venture capital operating company” or “real estate operating company”), as such terms are defined in the Plan Assets Regulation.

For purposes of the 25% Test, any equity interests held by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee with respect to the entity’s assets, or any affiliate of such a person (each, a “Controlling Person”) are disregarded. In addition, an entity in which Benefit Plan Investors exceed the 25% Test is considered to hold “plan assets,” but only to the extent of the percentage of the equity interests in the entity held by Benefit Plan Investors.

In addition, the Plan Assets Regulation generally defines the term “publicly-offered security” as a security that is freely transferrable, part of a class of securities that is widely held and sold pursuant to certain types of registered offerings enumerated in the Plan Assets Regulation. A security is considered “widely-held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely-held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances.

It is expected that, based on assurances received from investors, Benefit Plan Investors will represent less than 25% of the value of each class of our equity interests (disregarding certain interests held by the Investment Adviser and its affiliates).

In order to prevent our underlying assets from being treated as “plan assets” for purposes of ERISA, we reserve the right to exclude one or more Benefit Plan Investors from, or limit or reduce the size of new or existing investments by such investors in, us (including by rejecting subscriptions for Units by, or transfers of Units to, any such investors or by requiring any such investors to reduce or terminate their interests in us in whole or in part at any time) if the Investment Adviser determines, in its sole discretion, that participation or continued participation by any such investors causes or could cause our assets to continue to be treated as “plan assets” subject to Title I of ERISA or Section 4975 of the Code, or for any other reason, in its discretion (including, without limitation, to maintain the interests of Benefit Plan Investors below a percentage limit as determined by the Investment Adviser in its discretion). In the event that a registration or public offering of Units would be sufficient to cause the Units to constitute a “publicly-offered security” for purposes of ERISA, it is expected that our underlying assets would not be considered to be plan assets, as discussed above.

Employee benefit plans that are not subject to the requirements of ERISA or the Code discussed above (including, for example, governmental plans as defined in Section 3(32) of ERISA) may be subject to materially similar provisions of other applicable U.S. federal, state or non-U.S. law or may be subject to other legal restrictions on their ability to invest in us. Accordingly, any such plans and the fiduciaries of such plans should consult with their own legal counsel concerning all the legal implications of investing in us.

Any sale of Units to Benefit Plan Investors and other employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code is in no respect a representation or warranty by us, the Investment Adviser or any of their affiliates, successors or assigns (including Goldman Sachs & Co. LLC), or by any other person associated with the sale of the Units, that the investment in us by such investors meets all relevant legal requirements applicable to such investors generally or to any particular investor, or that such investment is otherwise appropriate for such investors generally or for any particular investor.

ITEM 1A.	RISK FACTORS.

The following list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Units. Prospective investors should read this Registration Statement and the LLC Agreement and consult with their own advisors before deciding whether to invest in the Units. Prospective investors should also carefully consider these risk factors, together with all of the other information included in this Registration Statement, before deciding whether to make an investment in the Units. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of our securities could decline, and you may lose all or part of your investment. In addition, as our investment program develops and changes over time, an investment in the Units may be subject to additional and different risk factors.

Summary Risk Factors

Investing in our securities involves a high degree of risk. The following is a summary of certain of the principal risks that should be carefully considered before investing in our securities:

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The capital markets may experience periods of disruption and instability. Such market conditions may have materially and adversely affected debt and equity capital markets, which may have a negative impact on our business and operations.

•	Political, social and economic uncertainty, including uncertainty related to the COVID-19 pandemic, and Russia’s military invasion of Ukraine, create and exacerbate risks.

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Our operation as a BDC will impose numerous constraints on us and significantly reduce our operating flexibility. If we fail to maintain our status as a BDC, we might be regulated as a registered closed-end investment company, which would subject us to additional regulatory restrictions. We will be subject to U.S. federal income tax at corporate rates (and any applicable U.S. state and local taxes) on all of our income if we are unable to maintain our qualification for tax treatment as a RIC, which would have a material adverse effect on our financial performance.

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Regulations governing our operations as a BDC affect our ability to, and the way in which we will, raise additional capital. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

•	Our ability to enter into transactions with our affiliates will be restricted.

•	Our activities may be limited as a result of potentially being deemed to be controlled by GS Group Inc., a bank holding company.

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Commodity Futures Trading Commission (“CFTC”) rules may have a negative impact on us and the Investment Adviser. Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

•	Certain investors will be limited in their ability to make significant investments in us.

•	We depend upon management personnel of the Investment Adviser for our future success.

•	We operate in a highly competitive market for investment opportunities.

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We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

•	We are a new company and have no operating history.

•	The Investment Adviser, its principals, investment professionals and employees and the members of the Private Credit Investment Committee may have certain conflicts of interest.

•	Our business and the businesses of our portfolio companies are dependent on bank relationships and recent concerns associated with the banking system may adversely impact us.

•	Goldman Sachs’ financial and other interests may incentivize the Investment Adviser to favor other Accounts.

•	Our financial condition and results of operations will depend on the Investment Adviser’s ability to manage our future growth effectively.

•	Our ability to grow depends on our access to adequate capital.

•	We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

•	Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.

•	We may experience fluctuations in our quarterly results.

•	Our Investments are expected to be very risky and highly speculative.

•	We will have exposure to credit risk and other risks related to credit investments.

•	Inflation may adversely affect the business, results of operations and financial condition of our Portfolio Companies.

•	We will be exposed to risks associated with changes in interest rates.

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Many of our portfolio securities will not have a readily available market price, and we will value these securities at fair value as determined in good faith in accordance with the Investment Company Act, which valuation will be inherently subjective and may not reflect what we may actually realize for the sale of the Investment.

•	The lack of liquidity in our Investments may adversely affect our business.

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Our portfolio may be focused in a limited number of Portfolio Companies, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We may not be in a position to exercise control over our Portfolio Companies or to prevent decisions by management of our Portfolio Companies that could decrease the value of our Investments.

•	Our failure or inability to make follow-on investments in our Portfolio Companies could impair the value of our portfolio.

•	Our Portfolio Companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

•	By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

•	Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would affect our results of operations.

•	Economic recessions or downturns could impair our Portfolio Companies and harm our operating results.

•	Our Portfolio Companies may be highly leveraged.

•	We will have broad discretion over the use of proceeds of the funds we raise from investors and will use proceeds in part to satisfy operating expenses.

•	The Units are limited in their transferability; we may repurchase or force a sale of a Unitholder’s Units.

•	Investing in Units involves an above-average degree of risk.

•	We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

•	Investors may face various tax risks and consequences as a result of their investment in us.

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To the extent original issue discount (“OID”) and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Risks Relating to Market Developments and General Business Environment

The capital markets may experience periods of disruption and instability. Such market conditions may have materially and adversely affected debt and equity capital markets, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. For example, over the past few years, the U.S. capital markets experienced disruption as evidenced by volatility in global stock markets as a result of, among other things, the COVID-19 pandemic, social and political tensions in the United States and around the world, the fluctuating price of commodities, such as oil, and Russia’s military invasion of Ukraine. Despite remedial actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole. These and any other unfavorable economic conditions could increase our funding costs and/or limit our access to the capital markets.

Significant changes or volatility in the capital markets may negatively affect the valuations of our Investments. While most of our Investments are not likely to be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our Investments are sold in a principal market to market participants (even if we plan to hold an Investment to maturity). Significant changes in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Our valuations, and particularly valuations of private investments and private companies, are inherently uncertain, fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information that may not reflect the full impact of market disruptions and measures taken in response thereto. Any public health emergency, including an outbreak of existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our Investments and our Portfolio Companies.

Disruptions in economic activity, such as those caused by the COVID-19 pandemic, Russia’s military invasion of Ukraine, the escalated conflict in the Middle East and terrorism or threats of terrorism, have limited and could continue to limit our investment originations, limit our ability to grow, increase our funding costs, and have a material negative impact on our and our Portfolio Companies’ operating results and the fair values of our debt and equity investments. Additionally, the disruption in economic activity caused by the COVID-19 pandemic and Russia’s military invasion of Ukraine has had, and may continue to have, a negative effect on the potential for liquidity events involving our Investments. The illiquidity of our Investments may make it difficult for us to sell such investments to access capital, if required. As a result, we could realize significantly less than the value at which we will record our investments if we were required to sell them to increase our liquidity. An inability on our part to raise incremental capital, and any required sale of all or a portion of our Investments as a result, could have a material adverse effect on our business, financial condition or results of operations.

Current market conditions may make it difficult to raise equity capital, extend the maturity of or refinance our future indebtedness or obtain indebtedness and any failure to do so could have a material adverse effect on our business. In addition, market conditions, including inflation, have adversely impacted, and could in the future have further negative impacts on the operations of certain future Portfolio Companies. If the financial results of companies, like those in which we expect to invest, experience deterioration, it could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults. Further deterioration in market conditions may further depress the outlook for those companies. The debt capital available to us in the future, if available at all, may bear a higher interest rate and may be available only on terms and conditions less favorable than those currently available. If we are unable to raise new debt or refinance future debt, then our equity investors will not benefit from the potential for increased returns on equity resulting from leverage, and we may be unable to make new commitments or to fund existing commitments to our Portfolio Companies. Any inability to extend the maturity of or refinance our future debt, or to obtain new debt, could have a material adverse effect on our business, financial condition or results of operations.

Political, social and economic uncertainty, including uncertainty related to the COVID-19 pandemic and Russia’s military invasion of Ukraine, create and exacerbate risks.

Social, political, economic and other conditions and events in the United States, the United Kingdom, the European Union, the Middle East and China (such as natural disasters, epidemics and pandemics, terrorism, military conflicts and social unrest) may occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed.

The uncertainties caused by these conditions and events could result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants; limitations on the activities of investors in the financial markets; and substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets.

While financial markets have rebounded from the significant declines that occurred early in the pandemic and global economic conditions generally improved since 2021, certain of the circumstances that arose or became more pronounced after the onset of the COVID-19 pandemic and subsequent geopolitical events have persisted, including (i) relatively weak consumer confidence; (ii) ongoing heightened credit risk with regard to certain industries, including, at times, oil and gas, gaming and lodging and airlines and (iii) higher cyber security, information security and operational risks.

Depending on any lasting effects of the pandemic on consumer and corporate confidence, the conditions noted above could continue for an extended period and other adverse developments may occur or reoccur, including (i) the decline in value and performance of us and our Portfolio Companies, (ii) the ability of our borrowers to continue to meet loan covenants or repay loans provided by us on a timely basis or at all, which may require us to restructure our Investments or write down the value of our Investments, (iii) our ability to comply with the covenants and other terms of our debt obligations and to repay such obligations, on a timely basis or at all, (iv) our ability to comply with certain regulatory requirements, such as asset coverage requirements under the Investment Company Act, (v) our ability to maintain our distributions at their current level or to pay them at all, or (vi) our ability to source, manage and divest Investments and achieve our investment objectives, all of which could result in significant losses to us. We will also be negatively affected if the operations and effectiveness of any of our Portfolio Companies (or any of the key personnel or service providers of the foregoing) is compromised or if necessary or beneficial systems and processes are disrupted. The U.S. economy, as well as most other major economies, may experience economic recession, and we anticipate our businesses could be materially and adversely affected by a prolonged recession in the United States and other major global markets. See “—The capital markets may experience periods of disruption and instability. Such market conditions may have materially and adversely affected debt and equity capital markets, which may have a negative impact on our business and operations.”

Disruptions in the capital markets, including disruptions resulting from inflation, the uncertain interest rate environment, Russia’s military invasion of Ukraine and the escalated conflict in the Middle East, have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets, significant write-offs in the financial sector and re-pricing of credit risk in the broadly syndicated market. These and future market disruptions and/or illiquidity can be expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our Investment originations, limit our ability to grow and have a material negative impact on our and our Portfolio Companies’ operating results and the fair values of our debt and equity Investments.

In addition, fiscal and monetary actions taken by the United States and non-U.S. government and regulatory authorities could have a material adverse impact on our business. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be adversely affected. Moreover, Federal Reserve policy, including with respect to certain interest rates, along with the general policies of the current Presidential administration, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. These conditions, government actions and future developments may cause interest rates and borrowing costs to rise, which may adversely affect our ability to access debt financing on favorable terms and may increase the interest costs of our borrowers, hampering their ability to repay us. Continued or future adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

If key economic indicators, such as the unemployment rate or inflation, do not progress at a rate consistent with the Federal Reserve’s objectives, the target range for the federal funds rate may increase and cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms and may also increase the costs of our borrowers, hampering their ability to repay us.

Legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change, amendment or repeal include the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the authority of the Federal Reserve and the Financial Stability Oversight Council. These or other regulatory changes could result in greater competition from banks and other lenders with which we will compete for lending and other investment opportunities. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a material adverse effect on our business, financial condition and results of operations.

In addition, Russia’s invasion of Ukraine in February 2022 and corresponding events have had, and could continue to have, severe adverse effects on regional and global economic markets. Following Russia’s actions, various governments, including the governments of the United States, the United Kingdom and the European Union, have issued broad-ranging economic sanctions against Russia, including, among other actions, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; a prohibition on new investment in Russia; a prohibition on the provision of certain services to Russia; new export controls and import bans; the implementation of a price cap policy for Russian-origin oil and petroleum products; the removal of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. Private companies have also implemented restrictions that severely limit, and in some cases, reverse or cancel, business transactions in or involving certain individuals and/or businesses connected to or associated with Russia and/or Belarus. Further, some private companies have moved to divest of Russia-based subsidiaries and assets. The duration of hostilities and the vast array of sanctions and related events (including retaliatory measures imposed by Russia, cyber incidents and espionage) cannot be predicted. Those events present material uncertainty and risk with respect to markets globally, which pose potential adverse risks to us and the performance of our Investments and operations. Any such market disruptions could affect our prospective Portfolio Companies’ operations and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Legal and Regulatory Matters

Our operation as a BDC will impose numerous constraints on us and significantly reduces our operating flexibility. In addition, if we fail to maintain our status as a BDC, we might be regulated as a registered closed-end investment company, which would subject us to additional regulatory restrictions.

The Investment Company Act imposes numerous constraints on the operations of BDCs. For example, BDCs generally are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective. Furthermore, any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants.

We may be precluded from investing in what the Investment Adviser believes are attractive investments if such investments are not qualifying assets for purposes of the Investment Company Act. If we do not invest a sufficient portion of our assets in qualifying assets, we will be prohibited from making any additional investment that is not a qualifying asset and could be forced to forgo attractive investment opportunities. Similarly, these rules could prevent us from making follow-on investments in existing Portfolio Companies (which could result in the dilution of our position).

If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the Investment Company Act. This would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under any outstanding indebtedness we might have, which could have a material adverse effect on our business, financial condition or results of operations.

We will be subject to U.S. federal income tax at corporate rates (and any applicable U.S. state and local taxes) on all of our income if we are unable to qualify and maintain our qualification for tax treatment as a RIC, which would have a material adverse effect on our financial performance.

Although we intend to elect to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with the beginning of the taxable year that includes the Initial Drawdown Date, we cannot assure you that we will be able to do so. To qualify for and maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to Unitholders, we must meet the annual distribution and source-of-income, and quarterly asset diversification requirements described below.

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The annual distribution requirement for a RIC will generally be satisfied if we distribute to Unitholders on an annual basis at least 90% of our investment company taxable income (generally, our net ordinary income plus the excess of our realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction) for each taxable year (the “Annual Distribution Requirement”). Because we expect to use debt financing, we expect to be subject to an asset coverage ratio requirement under the Investment Company Act, and we expect to be subject to certain covenants contained in our credit agreements and other debt financing agreements. This asset coverage ratio requirement and these covenants could, under certain circumstances, restrict us from making distributions to Unitholders that are necessary for us to satisfy the Annual Distribution Requirement. If we are unable to obtain cash in the amount required for us to make, or if we are restricted from making, sufficient distributions to Unitholders, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

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The source-of-income requirement will be satisfied if at least 90% of our gross income for each year is derived from dividends, interest, gains from the sale of stock or securities or foreign currencies, payments with respect to loans of certain securities, net income derived from an interest in a “qualified publicly traded partnership” or other income derived with respect to our business of investing in such stock or securities or foreign currencies.

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The asset diversification requirement will be satisfied if, at the end of each quarter of our taxable year, at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other acceptable securities, and no more than 25% of the value of our assets is invested in (i) the securities (other than U.S. government securities or securities of other RICs) of one issuer, (ii) the securities (other than the securities of other RICs) of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain Investments quickly in order to prevent the loss of RIC status. Because most of our Investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify and maintain our qualification for tax treatment as a RIC for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to U.S. federal income tax at corporate rates (and any applicable U.S. state and local taxes). In this event, the resulting taxes and any resulting penalties could substantially reduce our net assets, the amount of our income available for distribution and the amount of our distributions to Unitholders, which would have a material adverse effect on our financial performance. For additional discussion regarding the tax implications of RIC status, see “Item 1(c). Business—Description of Business—Certain U.S. Federal Income Tax Considerations.”

Regulations governing our operations as a BDC affect our ability to, and the way in which we will, raise additional capital. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

Regulations governing our operation as a BDC affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current Unitholders. The Investment Company Act limits our ability to borrow amounts or issue debt securities or preferred units, which we refer to collectively as “senior securities,” to amounts such that our asset coverage ratio, as defined under the Investment Company Act, equals at least 150% immediately after such borrowing or issuance if certain requirements are met, rather than 200%, as previously required and as described below. Consequently, if the value of our assets declines, we may be required to sell a portion of our Investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous to us and, as a result, our Unitholders. The Small Business Credit Availability Act modified the applicable provisions of the Investment Company Act to reduce the required asset coverage ratio applicable to BDCs to 150%, subject to certain approval and disclosure requirements. The Initial Member and our Board of Directors each approved a proposal that permits us to have an asset coverage ratio of 150%. As a result, we are currently subject to an asset coverage ratio of 150%, which represents an approximately 2:1 debt-to-equity ratio. This means that, generally, we can borrow up to $2 for every $1 of investor equity.

We are generally not able to issue and sell Units at a price per Unit below the NAV per Unit. We may, however, sell Units, or warrants, options or rights to acquire Units, at a price below the then-current NAV per Unit (i) with the consent of a majority of Unitholders (and a majority of Unitholders who are not affiliates of ours) and (ii) if, among other things, a majority of our Independent Directors and a majority of our directors who have no financial interest in the transaction determine that a sale is in the best interests of us and the Unitholders.

We will incur significant costs as a result of being subject to the reporting requirements under the Exchange Act.

We will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act, and other rules implemented by the SEC once the Units are registered under the Exchange Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which requires significant resources and management oversight. See “Item 1(c). Business—Description of Business—Compliance with the Sarbanes-Oxley Act.” We will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant annual expenses related to these steps and directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to our Administrator to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses associated with being subject to these reporting requirements.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”).

Efforts to comply with Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and noncompliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us.

While we will not be required to comply with certain requirements of the Sarbanes-Oxley Act until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or cease to be classified as an emerging growth company, under current SEC rules, we will be required to report on our internal control over financial reporting pursuant to Section 404 starting with our first full fiscal year after we become subject to the reporting requirements of the Exchange Act. Thereafter, we will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. Accordingly, our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We will establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer classified as an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal control and have not yet tested our internal control in accordance with Section 404, we cannot conclude, as required by Section 404, that we do not have a material weakness in our internal control or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal control.

As a public reporting company under the Exchange Act, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal control may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC.

Changes in laws or regulations governing our operations or the operations of our Portfolio Companies, changes in the interpretation thereof or newly enacted laws or regulations, or any failure by us or our Portfolio Companies to comply with these laws or regulations, could require changes to certain of our or our Portfolio Companies’ business practices, negatively impact our or our Portfolio Companies’ operations, cash flows or financial condition, impose additional costs on us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies.

We and our Portfolio Companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by us or our Portfolio Companies to comply with these laws or regulations, could require changes to certain of our or our Portfolio Companies’ business practices, negatively impact our or our Portfolio Companies’ operations, cash flows or financial condition, impose additional costs on us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes and uncertainty regarding any such changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving. In addition, there is significant uncertainty regarding certain legislation and the regulations that have been adopted (and future regulations that will need to be adopted pursuant to such legislation) and, consequently, the full impact that such legislation will ultimately have on us and the markets in which we trade and invest is not fully known. Such uncertainty and any resulting confusion may itself be detrimental to the efficient functioning of the markets and the success of certain investment strategies.

Legislative and regulatory proposals directed at the financial services industry that are proposed, pending or might be proposed in the future in the U.S. Congress may negatively impact the operations, cash flows or financial condition of us and our Portfolio Companies, impose additional costs on us and our Portfolio Companies, intensify the regulatory supervision of us and our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any such regulation will be implemented or what form it would take, increased regulation of non-bank credit extension would negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

We may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we expect to invest or operate, including economic outlook, factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. Recent populist and anti-globalization movements, particularly in the United States, may result in material changes in economic trade and immigration policies, all of which could lead to significant disruption of global markets and could have adverse consequences for our investments.

We cannot predict how new tax legislation will affect us, our Investments, or our Unitholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. The likelihood of any new legislation being enacted is uncertain, but new legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our Unitholders of such qualification and could have other adverse consequences. Unitholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Units.

Our ability to enter into transactions with our affiliates will be restricted.

As a BDC, we are prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of a majority of our Independent Directors who have no financial interest in the transaction, or in some cases, the prior approval of the SEC. For example, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is deemed our affiliate for purposes of the Investment Company Act. If this is the only reason such person is our affiliate, we are generally prohibited from buying any asset from, or selling any asset (other than Units) to, such affiliate, absent the prior approval of such directors. The Investment Company Act also prohibits “joint” transactions with an affiliate, which could include joint investments in the same Portfolio Company, without approval of our Independent Directors or in some cases the prior approval of the SEC. Moreover, except in certain limited circumstances, we are prohibited from buying any asset from or selling any asset to a holder of more than 25% of our voting securities, absent prior approval of the SEC. The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing.

In certain circumstances, we and other Accounts (which may include proprietary accounts of Goldman Sachs) can make negotiated co-investments pursuant to an exemptive order from the SEC permitting us to do so. On

November 16, 2022, the SEC granted the Relief to the Investment Adviser, the BDCs advised by the Investment Adviser, and certain other affiliated applicants. On June 25, 2024, the SEC granted an amendment to the Relief, which permits us to participate in follow-on investments in our existing portfolio companies with certain affiliates covered by the Relief if such affiliates, that are not BDCs or registered investment companies, did not have an investment in such existing portfolio company. Additionally, if the Investment Adviser forms other funds in the future, we may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in our investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

Our activities may be limited as a result of potentially being deemed to be controlled by GS Group Inc., a bank holding company.

GS Group Inc. is a BHC under the BHCA and therefore subject to supervision and regulation by the Federal Reserve. In addition, GS Group Inc. is a FHC under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. However, the activities of FHCs and their affiliates remain subject to certain restrictions imposed by the BHCA and related regulations. Because GS Group Inc. may be deemed to “control” us within the meaning of the BHCA, these restrictions could apply to us as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict our Investments, transactions and operations and may restrict the transactions and relationships between the Investment Adviser, GS Group Inc. and their respective affiliates, on the one hand, and us, on the other hand. For example, the BHCA regulations applicable to GS Group Inc. and to us may restrict our ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of our Investments and restrict our and the Investment Adviser’s ability to participate in the management and operations of the companies in which we invest.

In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by GS Group Inc. and its affiliates (including the Investment Adviser) for client and proprietary accounts may need to be aggregated with positions held by us. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, GS Group Inc. may utilize available capacity to make investments for its proprietary accounts or for the accounts of other clients, which may require us to limit and/or liquidate certain Investments.

These restrictions may materially adversely affect us by affecting the Investment Adviser’s ability to pursue certain strategies within our investment program or trade in certain securities. In addition, GS Group Inc. may cease in the future to qualify as an FHC, which may subject us to additional restrictions. Moreover, we can offer no assurance that the bank regulatory requirements applicable to GS Group Inc. and us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us.

GS Group Inc. may in the future, in its sole discretion and without notice to investors, engage in activities impacting us and/or the Investment Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulations or other restrictions on, GS Group Inc., us or other Accounts managed by the Investment Adviser and its affiliates. GS Group Inc. may seek to accomplish this result by causing GSAM to resign as the Investment Adviser, voting for changes to our Board of Directors, causing Goldman Sachs personnel to resign from our Board of Directors, reducing the amount of GS Group Inc.’s investment in us (if any), revoking our right to use the Goldman Sachs name or any combination of the foregoing, or by such other means as it determines in its sole discretion. Any replacement investment adviser appointed by us may be unaffiliated with Goldman Sachs See “Item 7(a). Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons—Potential Categories of Conflicts—General Categories of Conflicts Associated with the Company” section and the remaining sections in “Item 7.”

CFTC rules may have a negative impact on us and the Investment Adviser.

The CFTC and the SEC have issued final rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap or other commodity interest transactions such as futures contracts or options on futures contracts may cause us to fall within the definition of “commodity pool” under the Commodity Exchange Act of 1936, as amended, and related CFTC regulations. The Investment Adviser has claimed relief from CFTC registration and regulation as a commodity pool operator pursuant to CFTC Rule 4.5 with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, CFTC Rule 4.5 imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. Moreover, we anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of CFTC Rule 4.5.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

Rule 18f-4 under the Investment Company Act includes limitations on the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (including reverse repurchase agreements and similar financing transactions). Under the rule, BDCs that make significant use of derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements, and requirements related to board reporting. These requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Under the rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a Portfolio Company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Under Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We expect to operate as a “limited derivatives user” and these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.

Certain investors will be limited in their ability to make significant investments in us.

Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act and certain other unregistered investment companies are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting equity other than in accordance with the Investment Company Act (measured at the time of the acquisition, including through conversion of convertible securities). Investment companies registered under the Investment Company Act and BDCs are also subject to this restriction as well as other regulatory limitations that restrict the amount that they are able to invest in our securities. As a result, certain investors may be precluded from acquiring additional Units at a time that they might desire to do so.

We are subject to risks related to being an “emerging growth company.”

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more;

(2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act; or (4) the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities pursuant to an effective Securities Act registration statement. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public reporting companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Units less attractive because we will rely on some or all of these exemptions. If some investors find our Units less attractive as a result, there may be a less active trading market for our Units and our Unit price may be more volatile.

Risks Relating to Competition

We depend upon management personnel of the Investment Adviser for our future success.

We do not have any employees. We depend on the experience, diligence, skill and network of business contacts of the Goldman Sachs Asset Management Private Credit Team, together with other investment professionals that the Investment Adviser currently retains or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage our Investments. Our future success will depend to a significant extent on the continued service and coordination of the Investment Adviser’s senior investment professionals. The departure of any of the Investment Adviser’s key personnel, including members of the Private Credit Investment Committee, or of a significant number of the investment professionals of the Investment Adviser, could have a material adverse effect on our business, financial condition or results of operations.

In addition, we cannot assure investors that the Investment Adviser will remain our investment adviser or that we will continue to have access to the Investment Adviser or its investment professionals. See “—Subject to the terms of the Investment Management Agreement, the Investment Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”

We operate in a highly competitive market for investment opportunities.

A number of entities, including the Accounts and other entities, compete with us to make the types of investments that we make in companies. We compete with other BDCs, commercial and investment banks, commercial financing companies, collateralized loan obligations (“CLOs”), private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are more experienced, substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds, perpetual fund lives, and/or access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Certain of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code will impose on us as a RIC. Additionally, an investment opportunity may be appropriate for one or more of us and other Accounts or any other entities managed by the Investment Adviser, and co-investment may not be possible. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Accounts to which to allocate investment opportunities. Also, as a result of this competition, we may not be able to secure attractive investment opportunities from time to time.

We will not seek to compete primarily based on the interest rates we offer, and the Investment Adviser believes that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we will offer. Rather, we believe our competitive strengths include: (i) the positioning of the Goldman Sachs Asset Management Private Credit Team within Goldman Sachs, given its associated relationship, sourcing and expertise advantages; (ii) the Goldman Sachs Asset Management Private Credit Team’s experience and breadth as an investor; (iii) the Goldman Sachs Asset Management Private Credit Team’s experienced team and history of investment performance; (iv) the Goldman Sachs Asset Management Private Credit Team’s depth, breadth and duration of relationships with financial sponsors, companies, borrowers and other industry participants; and (v) the alignment of interest between the Company and the Goldman Sachs private credit platform through side-by-side investments alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs. For a further discussion of our competitive strengths, see “Item 1(c). Business—Description of Business—Competitive Advantages.”

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make Investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these Investments. We cannot assure Unitholders that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Operations

We may fail to limit participation in the Company by investors that are subject to ERISA.

We do not intend to permit Benefit Plan Investors to hold twenty-five percent (25%) (or such other percentage as may be specified in regulations promulgated by the United States Department of Labor) or more of the value of any class of our equity interests, unless a registration or public offering of Units would be sufficient to cause the Units to constitute a “publicly-offered security” for purposes of ERISA. Accordingly, we expect that our assets will not be treated as “plan assets” subject to Title I of ERISA or Section 4975 of the Code, as amended, though there is no assurance that this will be the case. Were our assets to be treated as “plan assets” (that is, if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors and the Units do not constitute a “publicly-offered security” for purposes of ERISA), we could, among other things, be subject to certain restrictions on our ability to carry out our activities as described herein, including, without limitation, that we may be prohibited from trading with and through Goldman Sachs and its affiliates in respect of Investments made for us and may be restricted from acquiring or disposing of our Investments at optimal times or, in some cases, at all. Moreover, in such a case, we may require Benefit Plan Investors or other employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code to reduce or terminate their interests in us in whole or in part notwithstanding that other investors may not be permitted to redeem or transfer their interests in us at such time. See “Item 1(c). Business—Description of Business—Certain U.S. Federal Income Tax Considerations—Certain ERISA Considerations.”

We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on the Investment Adviser’s and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of the Investment Management Agreement or an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts and acts of war; and/or

•	cyber incidents.

In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the value of the Units and our ability to pay distributions to Unitholders.

Cybersecurity risks and cyber incidents may adversely affect our business or the business of our Portfolio Companies by causing a disruption to our operations or the operations of our Portfolio Companies, a compromise or corruption of our confidential information or the confidential information of our Portfolio Companies and/or damage to our business relationships or the business relationships of our Portfolio Companies, all of which could negatively impact the business, financial condition and operating results of us or our Portfolio Companies.

Cybersecurity risks and cyber incidents have been occurring globally at a more frequent and severe level, and will likely continue to increase in frequency in the future. The occurrence of a disaster, such as a cyber incident against us, any of our Portfolio Companies, or against a third-party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.

We and our Portfolio Companies depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, computer systems, networks, and data, like those of other companies, could be subject to cyber incidents and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third-party service providers with which we do business may also be sources of cybersecurity or other technological risk. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee, and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incidents that adversely affects our data, resulting in increased costs and other consequences as described above.

Moreover, the increased use of mobile and cloud technologies due to the proliferation of remote work resulting from the COVID-19 pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. Reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber incidents could disrupt our operations, the operations of a portfolio company or the operations of our or their service providers and result in misappropriation, corruption or loss of personal, confidential or proprietary information or the inability to conduct ordinary business operations. In addition, there is a risk that encryption and other protective measures may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available. Extended periods of remote working, whether by us, our Portfolio Companies, or our service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Accordingly, the risks described above, are heightened under the current conditions. Goldman Sachs and these third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

In addition, cybersecurity has become a top priority for lawmakers and regulators around the world, and some jurisdictions have proposed or enacted laws requiring companies to notify regulators, individuals and the general investing public of data security breaches involving certain types of personal data, including the SEC, which, on July 26, 2023, adopted amendments requiring the public disclosure of certain cybersecurity breaches. Compliance with such laws and regulations may result in cost increases due to system changes and the development of new administrative processes. If we or the Investment Adviser or certain of its affiliates, fail to comply with the relevant and increasing laws and regulations, we could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

Risks Relating to Our Business and Structure

We are a new company and have no operating history.

We have not commenced operations. We have no operating history, and as a result, we have no financial information on which investors can evaluate an investment in us or our prior performance. Investors must rely on us to implement our investment policies, to evaluate all of our investment opportunities and to structure the terms of our Investments rather than evaluating our Investments in advance of purchasing Units. Because investors are not able to thoroughly evaluate our Investments in advance of purchasing Units, investment in the Units may entail more risk than other types of investments. This additional risk may hinder the ability of our investors to achieve their own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives. Additionally, the results of any other Accounts that have or have had an investment program that is similar to, or different from, our investment program are not indicative of the results that we may achieve. We expect to have a different investment portfolio from other Accounts. Accordingly, our results may differ from, and are independent of, the results obtained by such other Accounts. Moreover, past performance is no assurance of future returns.

We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of an investors’ investment in us could decline substantially or that investors’ investments could become worthless. We anticipate, based on the amount of proceeds raised on the Initial Drawdown Date or subsequent Drawdown Dates, that it could take some time to invest substantially all of the capital we expect to raise due to market conditions generally and the amount of time necessary to identify, evaluate, structure, negotiate and close suitable Investments. In order to comply with the RIC diversification requirements during the startup period, we may invest proceeds in temporary Investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which we expect will earn yields substantially lower than the interest, dividend or other income that we seek to receive in respect of suitable portfolio investments. We may not be able to pay any significant distributions during this startup period, and any such distributions may be substantially lower than the distributions we expect to pay when our portfolio is fully invested. We will pay a Management Fee to the Investment Adviser throughout the startup period, irrespective of our performance. If the Management Fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

As a new company with no Investments, our initial closing is for interests in a “blind pool.” Investors will not have the opportunity to evaluate historical data or assess any of our Investments prior to participating in this initial closing.

We currently own no Investments, and the Investment Adviser has not identified, made or contracted to make investments on our behalf with the proceeds from the initial closing. As a result, investors will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our Investments, including Investments we make using the proceeds from the initial closing, prior to making a decision to invest in Units. Investors must rely on us to implement its investment policies, to evaluate all of its investment opportunities and to structure the terms of its Investments rather than evaluating our Investments in advance of purchasing Units. Because investors are not able to evaluate our Investments in advance of purchasing Units, the offering of Units may entail more risk than other types of offerings. This additional risk may hinder investors’ ability to achieve their own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

The Investment Adviser, its principals, investment professionals and employees and the members of its Private Credit Investment Committee may have certain conflicts of interest.

The Investment Adviser, its principals, affiliates, investment professionals and employees, the members of its Private Credit Investment Committee and our officers and directors serve and may serve in the future as investment advisers, officers, directors, principals of, or in other capacities with respect to, public or private entities (including other BDCs and other investment funds) that operate in the same or a related line of business as us. Certain of these individuals could have obligations to investors in other Accounts, the fulfillment of which is not in our best interests or the best interests of Unitholders, and we expect that investment opportunities will satisfy the investment criteria for both us and such other Accounts. In addition, GSAM and its affiliates also manage other Accounts, and expect to manage other vehicles or Accounts in the future, that have investment mandates that are similar, in whole or in part, to ours and, accordingly, may invest in asset classes similar to those targeted by us. As a result, the Investment Adviser and/or its affiliates may face conflicts in allocating investment opportunities between us and such other entities. The fact that our investment advisory fees may be lower than those of certain other funds advised by GSAM could result in this conflict of interest affecting us adversely relative to such other funds.

Our business and the businesses of our Portfolio Companies are dependent on bank relationships and recent concerns associated with the banking system may adversely impact us.

The financial markets recently experienced volatility in connection with concerns that some banks, especially small and regional banks and banks with exposure to commercial real estate, may have significant investment-related losses that might make it difficult to fund demands to withdraw deposits and other liquidity needs. Although the federal government announced measures to assist certain banks and protect depositors, some banks had already been impacted and others may be adversely impacted, by such volatility. Our business and the businesses of our Portfolio Companies are dependent on bank relationships. We continue to monitor the financial health of these relationships. Any further strain on the banking system may adversely impact the business, financial condition and results of operations of us and our portfolio companies.

Subject to applicable law, we may invest alongside Goldman Sachs and other Accounts.

As a result of the Relief, there could be significant overlap in our investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Accounts to which to allocate investment opportunities. If we are unable to rely on the Relief for a particular opportunity, when the Investment Adviser identifies certain investments, it will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. Accordingly, it is possible that we may not be given the opportunity to participate in investments made by other Accounts. See “Risks Relating to Legal and Regulatory Matters—Our ability to enter into transactions with our affiliates will be restricted.”

Goldman Sachs’ financial and other interests may incentivize the Investment Adviser to favor other Accounts.

The Investment Adviser may simultaneously manage other Accounts for which the Investment Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of us. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts, and such investments may constitute all or substantial percentages of such other Accounts’ outstanding equity interests. Therefore, the Investment Adviser may have an incentive to favor such other Accounts over us. To address these types of conflicts, the Investment Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations as an investment adviser. However, the amount, timing, structuring or terms of an investment by us may differ from, and performance may be different from, the investments and performance of other Accounts.

Our financial condition and results of operations will depend on the Investment Adviser’s ability to manage our future growth effectively.

Our ability to achieve our investment objective will depend on the Investment Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria.

Accomplishing this result on a cost-effective basis is largely a function of the structuring of our investment process and the ability of the Investment Adviser to provide competent, attentive and efficient services to us. Our executive officers and the members of the Private Credit Investment Committee have substantial responsibilities in connection with their roles at the Investment Adviser, with the Accounts, as well as responsibilities under the Investment Management Agreement. We may also be called upon to provide significant managerial assistance to certain of our Portfolio Companies. These demands on their time, which will increase as the number of Investments grow, may distract them or slow the rate of investment. In order to grow, the Investment Adviser may need to hire, train, supervise, manage and retain new employees. However, we cannot assure Unitholders that they will be able to do so effectively. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our ability to grow depends on our access to adequate capital.

If we do not have adequate capital available for investment, our performance could be adversely affected. In addition, we intend to elect to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with the beginning of the taxable year that includes the Initial Drawdown Date. To qualify for tax treatment as a RIC, among other requirements, we will be required to timely distribute to Unitholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year. Consequently, such distributions will not be available to fund new Investments. We expect to use debt financing to fund our growth, if any. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities or other credit facilities will have claims on our assets that are superior to the claims of Unitholders. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have if we did not employ leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to Unitholders. In addition, we would have to service any additional debt that we incur, including interest expense on debt that we may issue, as well as the fees and costs related to the entry into or amendments to debt facilities. These expenses (which may be higher than the expenses on our current borrowings due to the rising interest rate environment) would decrease net investment income, and our ability to pay such expenses will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures.

In addition to having claims on our assets that are superior to the claims of Unitholders, any obligations to the lenders may be secured by a first-priority security interest in our portfolio of Investments and cash. In the case of a liquidation event, those lenders would receive proceeds to the extent of their security interest before any distributions are made to our Unitholders. Furthermore, any debt financing agreement into which we may enter may impose financial and operating covenants that restrict our investment activities (including restrictions on industry concentrations), remedies on default and similar matters. In connection with any future borrowings, our lenders may also require us to pledge assets.

In addition, we may be unable to obtain our desired leverage, which would, in turn, affect an investor’s return on investment.

We currently do not intend to enter into any collateral and asset reuse arrangements, but may decide to enter into such an arrangement in the future.

The Investment Adviser will be paid the Management Fee even if the value of an investment in the Company declines.

The Management Fee is payable even in the event the value of a Unitholder’s investments declines. The Investment Adviser receives substantial fees from us in return for its services, and these fees could influence the advice provided to us. The Management Fee is calculated as a percentage of the average of the Company’s net asset value at the end of the then-current calendar quarter and the prior calendar quarter. Accordingly, the Management Fee is payable regardless of whether the value of our net assets and/or an investment in the Company has decreased during the then-current quarter and creates an incentive for the Investment Adviser to incur leverage.

Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.

There are significant potential conflicts of interest that could negatively impact our investment returns. A number of these potential conflicts of interest with affiliates of the Investment Adviser and GS Group Inc. are discussed in more detail elsewhere in this Registration Statement.

GS Group Inc. is a publicly held FHC and a leading global financial institution that provides investment banking, securities and investment management services to a diversified client base, including companies and high-net-worth individuals, among others. As such, it acts as an investor, investment banker, research provider, investment manager, financier, adviser, market maker, trader, prime broker, derivatives dealer, lender, counterparty, agent and principal. In those and other capacities, Goldman Sachs and its affiliates advise clients in all markets and transactions and purchase, sell, hold and recommend a broad array of investments, including securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own accounts or for the accounts of their customers, and have other direct and indirect interests, in the global fixed income, currency, commodity, equity, bank loans and other markets in which we invest or may invest. Such additional businesses and interests will likely give rise to potential conflicts of interest and may restrict the way we operate our business. For example, (1) we may not be able to conduct transactions relating to investments in Portfolio Companies because the Investment Adviser is not permitted to obtain or use material nonpublic information in effecting purchases and sales in public securities transactions for us, or (2) Goldman Sachs, the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with us (subject to any limitations under the law), and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities or other assets or instruments as us. Transactions by, advice to and activities of such accounts (including potentially Goldman Sachs acting on a proprietary basis), may involve the same or related companies, securities or other assets or instruments as those in which we invest and may negatively affect us (including our ability to engage in a transaction or other activities) or the prices or terms at which our transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an account that is considering entering into a transaction with us, and Goldman Sachs may advise the account not to pursue the transaction with us, or otherwise in connection with a potential transaction provide advice to the account that would be adverse to us. See “—The Investment Adviser, its principals, investment professionals and employees and the members of its Private Credit Investment Committee may have certain conflicts of interest” and “—Our ability to enter into transactions with our affiliates will be restricted.”

In addition, subject to applicable law, GS & Co. may, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, receive compensation from us or from the borrowers if we make any investments based on opportunities that such employees or personnel of GS & Co. have referred to us. Such compensation might incentivize GS & Co. or its employees or personnel to refer opportunities or to recommend investments that might otherwise be unsuitable for us. Further, any such compensation paid by us, or paid by the borrower (to which we would otherwise have been entitled) in connection with such investments, may negatively impact our returns.

Furthermore, Goldman Sachs is currently, and in the future expects to be, raising capital for new public and private investment vehicles that have, or when formed will have, the primary purpose of directly originating senior secured corporate credit. These investment vehicles, as well as existing investment vehicles (including other Accounts), will compete with us for investments. Although the Investment Adviser and its affiliates will endeavor to allocate investment opportunities among its clients, including us, in a fair and equitable manner and consistent with applicable allocation procedures, it is expected that, in the future, we may not be given the opportunity to participate in investments made by other Accounts or that we may participate in such investments to a lesser extent due to participation by such other Accounts.

In addition, subject to applicable law, Goldman Sachs or another investment account or vehicle managed or controlled by Goldman Sachs or another client of the Investment Adviser may hold securities, loans or other instruments of a Portfolio Company in a different class or a different part of the capital structure than securities, loans or other instruments of such Portfolio Company held by us. As a result, Goldman Sachs or such other investment account or vehicle or such other client of the Investment Adviser may pursue or enforce rights or activities, or refrain from pursuing or enforcing rights or activities, on behalf of its own account, that could have an adverse effect on us. In addition, to the extent Goldman Sachs has invested in a Portfolio Company for its own account, Goldman Sachs may limit the transactions engaged in by us with respect to such Portfolio Company or issuer for reputational, legal, regulatory or other reasons.

Unitholders should note the matters discussed in “Item 7(a). Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons Limitation of Liability—Potential Categories of Conflicts—General Categories of Conflicts Associated with the Company” section and the remaining sections in “Item 7.” and “—Our ability to enter into transactions with our affiliates will be restricted.”

Subject to the terms of the Investment Management Agreement, the Investment Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Investment Adviser has the right, subject to the terms of the Investment Management Agreement, to resign at any time upon 60 days’ written notice, regardless of whether we have found a replacement. If the Investment Adviser resigns, we may not be able to find a new external investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected, and the value of our Units may decline.

The Investment Adviser’s responsibilities and its liability to us are limited under the Investment Management Agreement, which may lead the Investment Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss we suffer in connection with the matters to which the Investment Management Agreement relates, except a loss resulting from fraud, willful misfeasance, bad faith, gross negligence or intentional or criminal wrongdoing on the Investment Adviser’s part in the performance of its duties, or from reckless disregard by the Investment Adviser of its obligations and duties under the Investment Management Agreement, or resulting from a material violation of U.S. federal or state securities laws, knowing violation of other applicable laws or material breach of the LLC Agreement or the Investment Management Agreement by the Investment Adviser. Any person, even though also employed by the Investment Adviser, who may be or becomes an employee of and paid by us shall be deemed, when acting within the scope of his or her employment by us, to be acting in such employment solely for us and not as the Investment Adviser’s employee or agent. These protections may lead the Investment Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “—Risks Relating to Our Business and Structure—The Investment Adviser will be paid the Management Fee even if the value of the Unitholders’ investment in the Company declines.”

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including interest rates payable on debt Investments we make, default rates on such Investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in certain markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods or the full fiscal year.

Beneficial owners of our equity securities may be subject to certain regulatory requirements based on their ownership percentages.

A beneficial owner, either directly or indirectly, of more than 25% of our voting securities is presumed to control us under the Investment Company Act. Control of us will also arise under the Investment Company Act if a person has the power to exercise a controlling influence over our management or policies, unless that power is solely the result of an official position with us. In the event an investor is or becomes a person that controls us, such investor and certain of its affiliated persons will be subject to, among other things, prohibitions or restrictions on engaging in certain transactions with us and certain of our affiliated persons. A beneficial owner of a large number of our equity securities may also become subject to public reporting obligations when we become a public reporting company under the Exchange Act.

Investors may fail to pay their Undrawn Commitments.

The obligation of Unitholders to fund its Undrawn Commitments is without defense, counterclaim or offset of any kind. However, to the extent that a Unitholder fails to pay any amount of its Commitment when called or at all, there could be a material adverse effect on our business, financial condition and results of operations.

As a result, we may make fewer Investments and be less diversified than if such Unitholder had paid its contribution. Additionally, we may be forced to obtain substitute sources of liquidity by selling Investments to meet our funding obligations. Such forced sales of investment assets by us may be at disadvantageous prices. In addition, if we are not able to obtain substitute sources of liquidity, we may default on our funding obligations.

We are subject to risks related to corporate social responsibility.

Our business will face increasing public scrutiny related to ESG activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions.

Our brand and reputation may be negatively impacted if we fail to act responsibly (or are perceived to have failed to act responsibly) in a number of areas, such as considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand and our relationships with investors, which could adversely affect our business and results of operations.

At the same time, there are various approaches to responsible investing activities and divergent views on the consideration of ESG topics. These differing views increase the risk that any action or lack thereof with respect to our Investment Adviser’s consideration of responsible investing or ESG-related practices will be perceived negatively. “Anti-ESG” sentiment has gained momentum across the U.S., with several states having enacted or proposed “anti-ESG” policies, legislation or issued related legal opinions. If investors subject to such legislation view our responsible investing or ESG practices as being in contradiction of such “anti-ESG” policies, legislation or legal opinions, such investors may not invest in us. Further, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk. Such scrutiny could expose the Investment Adviser to the risk of antitrust investigations or challenges by federal authorities, result in reputational harm and discourage certain investors from investing in us. In addition, some groups and state attorneys general have asserted that the U.S. Supreme Court’s decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters. Several new cases alleging discrimination based on similar arguments have been filed since that decision, with scrutiny of certain corporate diversity, equity and inclusion practices increasing. If the Investment Adviser does not successfully manage expectations across these varied interests, it could erode trust, impact our and their reputation, and constrain our investment and fundraising opportunities.

Additionally, new state-level, federal and international regulatory initiatives related to ESG could adversely affect our business. In March 2024, the SEC adopted final rules requiring registrants to provide certain climate-related disclosures to the extent they are material. However, in April 2024, the SEC stayed the implementation of these rules, pending the outcome of litigation challenging the rules. There is also a risk that a significant reorientation in the market following the implementation of these and further measures could be adverse to our Portfolio Companies if they are perceived to be less valuable as a consequence of, for example, their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). We will be, and our Portfolio Companies may be, or could in the future become, subject to the risk that similar measures might be introduced in other jurisdictions in the future. At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our Portfolio Companies conduct our businesses and adversely affect our profitability.

The effect of global climate change may impact the operations of our Portfolio Companies.

There may be evidence of global climate change. Climate change creates physical and financial risk and some of our Portfolio Companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our Portfolio Companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect the financial condition of some of our Portfolio Companies through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Risks Relating to Our Portfolio Company Investments

Our Investments are expected to be very risky and highly speculative.

Subject to the investment guidelines described herein, we will invest primarily through direct originations of secured debt, including first lien, unitranche, and last-out portions of such loans; second-lien debt; unsecured debt, including mezzanine debt; and select equity Investments. The securities in which we will invest typically are not rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. and lower than “BBB-” by Fitch Ratings or S&P). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. See “Item 1(c). Business—Description of Business—The Company—West Bay BDC LLC.”

In addition, we may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as us) to accelerate indebtedness or negotiate terms and pricing. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants. Therefore, our Investments may result in an above-average amount of risk and volatility or loss of principal. We also may invest in other assets, including Short-Term Investments and structured securities. These investments entail additional risks that could adversely affect our investment returns.

Secured Debt. When we make a secured debt investment, we generally take a security interest in the available assets of the Portfolio Company, including the equity interests of any subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the Portfolio Company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a Portfolio Company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. Consequently, the fact that our debt is secured does not guarantee that we will receive principal and interest payments according to the debt investment’s terms, or at all, or that we will be able to collect on the loan, in full or at all, should we enforce our remedies.

Unsecured Debt, Including Mezzanine Debt. Our unsecured debt investments, including mezzanine debt investments, generally will be subordinated to senior debt in the event of an insolvency. This may result in an above average amount of risk and loss of principal.

Revolving Credit Facilities. From time to time, we may acquire or originate revolving credit facilities in connection with our investments in other assets, which may result in our holding unemployed funds, negatively impacting our returns.

Equity Investments. When we invest in secured debt or unsecured debt, including mezzanine debt, we may acquire equity securities from the company in which we make the investment. In addition, we may invest in the equity securities of Portfolio Companies independent of any debt investment. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we hold may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We will have exposure to credit risk and other risks related to credit investments.

Our investments are subject to liquidity, market value, credit, interest rate and certain other risks. In addition, we cannot assure you that the Investment Adviser will correctly evaluate the nature and magnitude of the various factors that could affect the value and return of our investments. These risks could be exacerbated to the extent that the portfolio is concentrated in one or more particular types of investments or industry sectors or regions.

Prices of our investments may be volatile and may fluctuate as a result of a variety of factors that are inherently difficult to predict, including changes in interest rates, prevailing credit spreads, general economic conditions, financial market conditions, domestic and international economic or political events, developments or trends in any particular industry, and the financial condition of the issuers or obligors of the investments. Investments that become non-performing, or defaulted loans or securities may become subject to a workout negotiation or restructuring. This may entail a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions and covenants of these investments. To the extent that defaulted investments are sold, it is unlikely that the sale proceeds will be equal to the amount of unpaid principal and interest thereon. In addition, we may incur additional expenses to the extent we are required to seek recovery upon a default or to participate in the restructuring of a non-performing or defaulted investment. We can offer no assurance as to the levels of defaults and/or recoveries that may be experienced on the investments.

Secured investments may also be subject to the risk that the security interests granted by the Portfolio Company obligors in the underlying collateral are not properly or fully perfected in favor of lenders (or their agents). Compounding these risks, the collateral securing the secured investments may be subject to casualty, impairment or devaluation risks.

Portfolio Companies may also be permitted to issue additional indebtedness that would increase the overall leverage and fixed charges to which the Portfolio Companies are subject. Such additional indebtedness could have structural or contractual priority, either as to specific assets or generally, over the ranking of the investments held by us or could rank on a parity or seniority basis with respect to our investments. In the event of any default, restructuring or insolvency event of a Portfolio Company, we could be subordinated to, or be required to share on a ratable basis with, any recoveries in favor of the holders of such other or additional indebtedness. Our recoveries may be impaired as a result of the rights of holders of other indebtedness under any intercreditor agreement governing the relative rights of the indebtedness.

Our debt investments may also have no amortization and limited interim repayment requirements, which may increase the risk that a Portfolio Company will not be able to repay or refinance the debt investment when it comes due at its final stated maturity.

Inflation may adversely affect the business, results of operations and financial condition of our Portfolio Companies.

Certain of our Portfolio Companies may be impacted by inflation. Although the U.S. inflation rate has decreased in the fourth quarter of 2023, it remains well above historical levels over the past several decades. Inflationary pressures in the past few years increased the costs of labor, energy and raw materials and adversely affected consumer spending, economic growth and our Portfolio Companies’ operations. Certain of our Portfolio Companies may be in industries that have been, or may be, affected by inflation. If such Portfolio Companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and impact their ability to pay interest and principal on our loans. In addition, any projected future decreases in our Portfolio Companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our Investments could result in unrealized losses and therefore reduce our net assets resulting from operations.

While the United States and other developed economies have experienced higher-than-normal inflation rates in the past few years, it remains uncertain whether elevated inflation will continue or have a significant effect on the U.S. economy or other economies. Inflation may affect our Investments adversely in a number of ways, including those noted above. During periods of rising inflation, interest and dividend rates of any instruments we or our Portfolio Companies may have issued could increase, which would tend to reduce returns to our investors. Inflationary expectations or periods of rising inflation could also be accompanied by the rising prices of commodities that are critical to the operation of portfolio companies as noted above. Portfolio Companies may have fixed income streams and, therefore, be unable to pay their debts when they become due. The market value of such Investments may decline in value in times of higher inflation rates. Some of our portfolio Investments may have income linked to inflation through contractual rights or other means. However, as inflation may affect both income and expenses, any increase in income may not be sufficient to cover increases in expenses. Governmental efforts to curb inflation, such as recent increases to short-term interest rates by central banks, including the Federal Reserve, often have negative effects on the level of economic activity and may increase the risk that the economy enters a recession. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed. We can offer no assurance that continued inflation in the United States and/or other economies will not become a serious problem in the future and have a material adverse impact on us.

We will be exposed to risks associated with changes in interest rates.

Debt Investments that we make may be based on floating rates, such as SOFR (as defined below), the Euro Interbank Offered Rate, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our Investments, the value of our securities and our rate of return on invested capital.

In April 2018, the Federal Reserve Bank of New York began publishing its alternative rate to the London Inter-Bank Offered Rate (which is no longer published), the Secured Overnight Financing Rate (“SOFR”). The Bank of England followed suit in April 2018 by publishing its proposed alternative rate, the Sterling Overnight Index Average (“SONIA”). We expect that all of our USD-denominated investments will be indexed to SOFR, absent a significant market shift away from such rate as an accepted benchmark.

A reduction in the interest rates on new Investments relative to interest rates on current Investments could also have an adverse impact on our net interest income. However, an increase in interest rates could decrease the value of any Investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income (as more fully described below). Also, an increase in interest rates available to investors could make an investment in the Units less attractive if we are not able to increase our dividend rate, which could reduce the value of Units.

Because we intend to borrow money, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate that our Investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In addition, in 2022 and 2023, the Federal Reserve raised short-term interest rates but has recently indicated that it may cease further increases to interest rates or may decrease interest rates. However, there can be no assurance that the Federal Reserve will not make additional upwards adjustments to the federal funds rate in the future to mitigate inflationary pressures. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from our performance to the extent we are exposed to such interest rates and/or volatility. In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Similarly, rising interest rates could also reduce the yield on our Investments if such increases on our borrowings exceed any rise in the rate that our Investments yield (including any floating rate Investments or Investments subject to specified minimum interest rates (such as a SOFR floor)).

If general interest rates rise, there is a risk that the Portfolio Companies in which we hold floating rate securities or loans will be unable to pay escalating interest amounts, which could result in a default under their notes or loan documents with us. Rising interest rates could also cause Portfolio Companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to its Portfolio Companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate Investments.

If general interest rates were to decline, borrowers may refinance their loans at lower interest rates, which could shorten the average life of the loans and reduce the associated returns on the investment, as well as require our Investment Adviser to incur management time and expense to re-deploy such proceeds, including on terms that may not be as favorable as our existing investments.

A change in the general level of interest rates can be expected to lead to a change in the interest rates we receive on many of our debt Investments.

Many of our portfolio securities will not have a readily available market price and we will value these securities at fair value as determined in good faith in accordance with the Investment Company Act, which valuation will be inherently subjective and may not reflect what we may actually realize for the sale of the Investment.

The majority of our Investments are expected to be in debt instruments that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith under procedures adopted by the Investment Adviser, as the valuation designee (the “Valuation Designee”). As the Valuation Designee, the Investment Adviser is primarily responsible for the valuation of our assets, subject to the oversight of the Board, in accordance with Rule 2a-5 under the Investment Company Act. As the valuation designee, the Investment Adviser utilizes the services of independent third-party valuation firms (“Independent Valuation Advisors”) engaged by us in determining the fair value of a portion of the securities in our portfolio as of each quarter end. Investment professionals from the Investment Adviser also recommend Portfolio Company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of the Investment Adviser in our valuation process could result in a conflict of interest, as the Management Fee is based in part on our net assets.

In addition, the Investment Adviser may value an identical asset differently than Goldman Sachs, another division or unit within Goldman Sachs, or another Account values the asset, including because Goldman Sachs, or such other division, or unit, or Account has information or uses valuation techniques and models that it does not share with, or that are different from those of the Investment Adviser or from us. These valuation differences for the same asset can result in significant differences in the treatment of such asset by the Investment Adviser, Goldman Sachs, and other divisions or units of Goldman Sachs, and/or among Accounts (for example, with respect to an asset that is a loan, there can be differences when it is determined that such loan is deemed to be on nonaccrual status and/or in default). See “—Risks Relating to Our Business and Structure—Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.”

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, it may be more difficult for investors to value accurately our Investments and could lead to undervaluation or overvaluation of the Units. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Rule 2a-5 under the Investment Company Act establishes a regulatory framework for determining fair value in good faith for purposes of the Investment Company Act and permits boards, subject to board oversight and certain other conditions, to designate certain parties to perform the fair value determinations. In accordance with this rule and as discussed above, our Board of Directors has designated the Investment Adviser as the valuation designee primarily responsible for the valuation of our assets, subject to the oversight of the Board of Directors, and we are in compliance with Rule 2a-5.

Our NAV as of a particular date may be materially greater than or less than the value that would be realized if our assets were to be liquidated as of such date. For example, if we were required to sell a certain asset or all or a substantial portion of our assets on a particular date, the actual price that we would realize upon the disposition of such asset or assets could be materially less than the value of such asset or assets as reflected in our NAV. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in our NAV.

The lack of liquidity in our Investments may adversely affect our business.

Various restrictions will render our Investments relatively illiquid, which may adversely affect our business. As we will generally make investments in private companies, substantially all of these Investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The Investment Adviser is not permitted to obtain or use material non-public information in effecting purchases and sales in public securities transactions for us, which could create an additional limitation on the liquidity of our Investments. The illiquidity of our Investments may make it difficult for us to sell such Investments if the need arises. Therefore, if we are required to or desire to liquidate all or a portion of our portfolio quickly, we could realize significantly less than the value at which we have recorded our Investments, or could be unable to dispose of our Investments in a timely manner or at such times as we deem advisable.

Our portfolio may be focused in a limited number of Portfolio Companies, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

We will be classified as a non-diversified investment company within the meaning of the Investment Company Act, which means that we are not limited by the Investment Company Act with respect to the proportion of our assets that we may invest in securities of a single issuer, excluding limitations on investments in certain other financial and investment companies. To the extent that we assume large positions in the securities of a small number of issuers or industries, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns we realize may be significantly adversely affected if a small number of Investments perform poorly or if we need to write down the value of any one Investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns. Further, any industry in which we are meaningfully concentrated at any given time could be subject to significant risks that could adversely impact our aggregate returns.

We may not be in a position to exercise control over our Portfolio Companies or to prevent decisions by management of our Portfolio Companies that could decrease the value of our Investments.

We will not generally hold controlling equity positions in our Portfolio Companies. While we are obligated as a BDC to offer to make managerial assistance available to our Portfolio Companies, we can offer no assurance that management personnel of our Portfolio Companies will accept or rely on such assistance. To the extent that we do not hold a controlling equity interest in a Portfolio Company, we are subject to the risk that such Portfolio Company may make business decisions with which we disagree, and the stockholders and management of such Portfolio Company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity Investments that we may hold in our Portfolio Companies, we may not be able to dispose of our Investments in the event we disagree with the actions of a Portfolio Company, and may therefore suffer a decrease in the value of our Investments.

In addition, we may not be in a position to control any Portfolio Company by investing in its debt securities. As a result, we are subject to the risk that a Portfolio Company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may be subject to risks arising from mezzanine debt investments.

Mezzanine debt investments are typically junior in right of payment or by reason of being unsecured or secured on a junior lien basis to the obligations of the entity to senior or senior secured lenders. Mezzanine debt may also be issued by holding companies or by operating companies with subsidiaries that are not guarantors, in which case, such mezzanine debt would be effectively subordinated to all obligations of non-guarantor subsidiaries of any such operating company, including trade creditors and employees. Further, the enforceability or effectiveness of guarantees by subsidiaries of indebtedness of issuers of mezzanine debt may be limited by applicable laws. If a portfolio company defaults on our investment or debt senior to our investment, or in the event of a portfolio company bankruptcy, our mezzanine security may be satisfied only after the senior debt is paid in full. As a result, we may not recover some or all of our investment, which could result in losses.

Mezzanine debt generally will be subject to the prior repayment of different classes of senior debt that may be “layered” ahead of the debt held by us by reason of being senior in right of payment or secured on a senior basis or issued by subsidiaries of the portfolio company that are not guarantors. In the event of financial difficulty on the part of a portfolio company, such class or classes of senior indebtedness ranking prior to the debt investment held by us, and interest thereon and related expenses, generally must first be repaid in full before any recovery may be had on our mezzanine debt investment. Mezzanine debt investments are characterized by greater credit risks than those associated with the most senior obligations of the same borrower, in particular where those senior obligations are secured. In addition, under certain circumstances the holders of the senior indebtedness will have the right to block the payment of interest and principal on our investment and to prevent us from pursuing remedies on account of such non-payment against the company. Further, in the event of any debt restructuring or workout of the indebtedness of any company, the holders of the senior indebtedness may often exert significant control over the outcome of the creditor side of such negotiations.

Mezzanine debt investments may also be in the form of PIK loans or bonds, where all or a portion of the interest is not paid in cash but is capitalized periodically. These investments typically experience greater volatility in market value due to changes in the interest rates than loans or bonds that provide for regular payments of interest.

We may be subject to risks arising from investing in distressed debt and undervalued debt.

We may invest in distressed debt and portfolios of distressed debt and in debt that the Investment Adviser views as having an attractive risk-reward profile. Although these types of purchases may result in significant returns, they involve a high degree of risk and may not show any return for a considerable period of time, if ever. In addition, certain debt of the Company may become distressed after investment. If a portfolio company, expected to be stable, deteriorates and becomes involved in a reorganization or liquidation proceeding, we may lose our entire investment or may be required to accept cash or other assets with a value less than our original investment. In addition, distressed investments may require active participation by the Investment Adviser and its representatives. This may expose us to greater litigation risks than may be present with other types of investing or may restrict our ability to dispose of our investment. We may also be required to hold such assets for a substantial period of time before realizing their anticipated value and/or to sell assets which were believed to be undervalued when acquired at a substantial loss if such assets are not in fact undervalued.

We may be subject to risks associated with subordinated debt.

We may acquire and/or originate junior lien or subordinated debt investments. If a borrower defaults on a junior lien or subordinated loan or on debt senior in right of payment or as to the proceeds of collateral to our debt investment, or in the event of the bankruptcy of a borrower, the debt investment will be satisfied only after, in the case of junior lien debt, the proceeds of collateral are applied to repay senior lien debt or, in the case of subordinated debt, the senior debt is repaid in full. Under the terms of typical intercreditor or subordination agreements, senior creditors may be able to block the exercise of remedies or the acceleration of the subordinated debt or the exercise by holders of junior lien or subordinated debt of other rights they may have as creditors or in respect of collateral. Accordingly, we may not be able to take the steps necessary or sufficient to protect our investments in a timely manner or at all. In addition, junior lien or subordinated debt may not always be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. If a borrower declares bankruptcy, we may not have full or any recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. Further, the Investment Adviser’s ability to amend the terms of our loans, assign its loans, accept prepayments, exercise its remedies and control decisions made in bankruptcy proceedings may be limited by intercreditor arrangements. In addition, the risks associated with junior lien or subordinated debt include a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including a sustained period of rising interest rates or an economic downturn) may adversely affect the borrower’s ability to pay principal and interest on its debt. Many obligors on junior lien or subordinated loan securities are highly leveraged, and specific developments affecting such obligors, including reduced cash flow from operations or the inability to refinance debt at maturity, may also adversely affect such obligors’ ability to meet debt service obligations. The level of risk associated with investments in subordinated debt increases if such investments are debt of distressed or below investment grade issuers. Default rates for junior lien or subordinated debt securities have historically been higher than has been the case for investment grade securities.

We may be subject to risks associated with unsecured debt.

We may invest in unsecured indebtedness in Portfolio Companies where a significant portion of such companies’ senior or junior lien indebtedness may be secured. In such situations, our ability to influence such portfolio company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior or junior lien creditors.

We may be subject to risks arising from revolving credit facilities.

We may acquire or originate revolving credit facilities from time to time in connection with our investments in other assets, including term loans. A revolving credit facility is a line of credit in which the borrower pays the lender a commitment fee during a commitment period and is then allowed to draw from the line of credit from time to time until the end of such commitment period. The borrower of a revolving credit facility is typically permitted to draw thereunder for any reason, including to fund its operational requirements, to make acquisitions or to reserve cash, so long as certain customary conditions are met. Outstanding drawdowns under such revolving credit facilities can therefore fluctuate on a day-to-day basis, which may generate operational and other costs for us. If the borrower of a revolving credit facility draws down on the facility, we would be obligated to fund the amounts due.

We can offer no assurance that a borrower of a revolving credit facility will fully draw down its available credit thereunder, and in many cases a borrower with sufficient liquidity may forego drawing down its available credit thereunder in favor of obtaining other liquidity sources. As a result, we are likely to hold unemployed funds, and investments in revolving credit facilities may therefore adversely affect our returns.

We may be subject to risks arising from purchases of secondary debt.

We may invest in secondary loans and secondary debt securities. We are unlikely to be able to negotiate the terms of secondary debt as part of its acquisition and, as a result, these investments likely will not include some of the covenants and protections we may generally seek. Even if such covenants and protections are included in the investments, the terms of the investments may provide portfolio companies substantial flexibility in determining compliance with such covenants. In addition, the terms on which secondary debt is traded may represent a combination of the general state of the market for such investments and either favorable or unfavorable assessments of particular investments by the sellers thereof.

We may be subject to risks arising from assignments and participations.

We may acquire investments directly (by way of assignment) or indirectly (by way of participation). As described in more detail below, holders of participation interests are subject to additional risks not applicable to a holder of a direct interest in a debt obligation.

The purchaser of an assignment of a debt obligation typically succeeds to all the rights and obligations of the selling institution and becomes a party to the applicable documentation relating to the debt obligation. In contrast, participations acquired by us in a portion of a debt obligation held by a seller typically result in a contractual relationship only with such seller, not with the obligor. We would have the right to receive payments of principal, interest and any fees to which it is entitled under the participation only from the seller and only upon receipt by the seller of such payments from the obligor. In purchasing a participation, we generally will have neither the right to enforce compliance by the obligor with the terms of the documentation relating to the debt obligation nor any rights of set-off against the obligor, and we may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, we will assume the credit risk of both the obligor and the seller, which will remain the legal owner of record of the applicable debt obligation. In the event of the insolvency of the seller, we may be treated as a general creditor of the seller in respect of the participation, may not benefit from any set-off exercised by the seller against the obligor and may be subject to any set-off exercised by the obligor against the seller. In addition, we may purchase a participation from a seller that does not itself retain any portion of the applicable debt obligation and, therefore, may have limited interest in monitoring the terms of the documentation relating to such debt obligation and the continuing creditworthiness of the borrower.

In addition, when we hold a participation in a debt obligation, we may not have the right to vote to waive enforcement of any default by an obligor. Sellers commonly reserve the right to administer the debt obligations sold by them as they see fit and to amend the documentation relating to such debt obligations in all respects. A seller may have interests different from ours, and the seller might not consider our interests when taking actions with respect to the debt obligation underlying the participation. In addition, some participation agreements that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers to the documentation relating to the debt obligation, the seller may repurchase such participation at par. Assignments and participations are typically sold strictly without recourse to the seller thereof, and the seller will generally make no representations or warranties about the underlying debt obligation, the borrowers, the documentation relating to the debt obligations or any collateral securing the debt obligations.

We may be exposed to risks associated with convertible securities.

We may invest in convertible securities. Convertible securities include bonds, debentures, notes, preferred stock or other securities that may be converted into or exchanged for a specified amount of equity securities of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying equity securities. To the extent the value of the underlying equity securities approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying equity securities while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, we will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on our ability to achieve our investment objective.

We may have difficulty sourcing investment opportunities.

We cannot assure investors that we will be able to identify a sufficient number of suitable investment opportunities to allow us to deploy the capital available to us. Privately negotiated investments in loans and illiquid securities of private companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. The Investment Adviser will select our investments, and our Unitholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Units. To the extent we are unable to deploy all investments, our investment income and, in turn, our results of operations, will likely be materially adversely affected.

Our failure or inability to make follow-on investments in our Portfolio Companies could impair the value of our portfolio.

Following an initial investment in a Portfolio Company, we may make Additional Investments in that Portfolio Company as “follow-on” investments in order to preserve or protect the value of our Investment, provided that we will not, without the consent of a majority-in-interest of the Unitholders, invest more than 20% of the Company Value in Follow-on Investments following the termination of the Investment Period, measured at the time the relevant Follow-on Investment is made. Further, we are limited in our ability to make Follow-On Investments after the Company’s dissolution. See “Item 1(c). Business—Description of Business—Term.”

We may elect not to, or be unable to, make follow-on investments or may lack sufficient funds to make those investments.

We will have the discretion to make any follow-on investments, subject to the availability of capital resources, applicable law, the LLC Agreement and the limitations set forth in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Recycling” and “Item 1(c). Business—Description of Business—Investment Period.” The failure to make, or inability to make, follow-on investments may, in some circumstances, jeopardize the continued viability of a Portfolio Company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation.

Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or compliance with the requirements for qualification for tax treatment as a RIC.

Our Portfolio Companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

Certain of the loans we make will be prepayable at any time, with some prepayable at no premium to par. We cannot predict when such loans may be prepaid. Whether a loan is prepaid will depend both on the continued positive performance of the Portfolio Company and the existence of favorable financing market conditions that permit such Portfolio Company to replace existing financing with less expensive capital. In periods of rising interest rates, the risk of prepayment of floating rate loans may increase if other financing sources are available. As market conditions change frequently, it is unknown when, and if, this may be possible for each Portfolio Company. In the case of some of these loans, having the loan prepaid early may reduce the achievable yield for us in the future below the current yield disclosed for our portfolio if the capital returned cannot be invested in transactions with equal or greater expected yields.

Investments in common and preferred equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.

Although common stock has historically generated higher average total returns than fixed income securities over the long term, common stock also has experienced significantly more volatility in those returns. Our equity investments may fail to appreciate and may decline in value or become worthless, and our ability to recover our Investment will depend on our Portfolio Company’s success. Investments in equity securities involve a number of significant risks, including:

•

any equity investment we make in a Portfolio Company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the Portfolio Company requires additional capital and is unable to obtain it, we may not recover our Investment; and

•

in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our Investment, as well as to recover our Investment, will be dependent on the success of the Portfolio Company.

Even if the Portfolio Company is successful, our ability to realize the value of our Investment may depend on the occurrence of a liquidity event, such as a public offering or the sale of the Portfolio Company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our Investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•

preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, when we invest in debt securities, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the Investment Company Act. To the extent we so invest, we will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the Management Fee to the Investment Adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each Unitholder will bear its pro rata share of the Management Fee due to the Investment Adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

We may be subject to risks related to guarantees of certain investments.

Guarantees by subsidiaries or other affiliates of portfolio companies that are the issuers of debt investments may be subject to fraudulent conveyance or similar avoidance claims made by other creditors of such subsidiaries or other affiliates resulting in such creditors taking priority over our claims under such guarantees. Under U.S. federal or state fraudulent transfer law, a court may void or otherwise decline to enforce such guarantees, and as a result we would no longer have any claim against the applicable guarantor. Sufficient funds to repay the investments may not be otherwise available to the applicable portfolio company that are the issuers thereof. In addition, the court might direct us to repay back to the portfolio company amounts that we already received from the borrower or a guarantor.

The repayment of our investments may depend on cash flow from subsidiaries of portfolio companies that are not themselves guarantors of the parent company’s obligations or that can be released as guarantors of the parent company’s obligations.

We may be exposed to special risks associated with bankruptcy cases.

Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we can offer no assurance that a bankruptcy court would not approve actions that may be contrary to our interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender’s liability claim if a borrower requests significant managerial assistance from us and we provide such assistance as contemplated by the Investment Company Act.

We may be subject to risks related to exit financings.

We may invest in portfolio companies that are in the process of exiting, or that have recently exited, the bankruptcy process. Post-reorganization securities typically entail a higher degree of risk than investments in securities that have not undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If the Investment Adviser’s evaluation of the anticipated outcome of an investment situation should prove incorrect, we could incur substantial losses.

We will have broad discretion over the use of proceeds of the funds we raise from investors and will use proceeds in part to satisfy operating expenses.

We can offer no assurance that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy capital that we raise from investors in a timeframe that will permit investors to earn above-market returns. To the extent we are unable to invest substantially all of the capital we raise within our contemplated timeframe, our investment income, and in turn our results of operations, will likely be materially adversely affected. Additionally, there could be a significant lag in time between any Drawdown Date and funding of Investments. See “—Risks Relating to our Business and Structure—We are a new company and have no operating history.”

We intend to use substantially all of the proceeds from funds received on a Drawdown Date, net of expenses, to make Investments in accordance with our investment objectives and using the strategies described in this Registration Statement. We anticipate that the remainder will be used for working capital and general corporate purposes, including the payment of operating expenses.

However, subject to the restrictions of applicable law and regulations, including the Investment Company Act and the Code, we will have significant flexibility in applying the proceeds of the funds we raise from investors and may use the net proceeds in ways with which Unitholders may not agree, or for purposes other than those contemplated at the time of the capital raising. We may also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from net proceeds. Our ability to achieve our investment objective may be limited to the extent that net proceeds of the funds we raise from investors, pending full investment by us in Portfolio Companies, are used to pay operating expenses.

Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would affect our results of operations.

As a BDC, we will be required to carry our Investments at market value or, if no market value is ascertainable, at fair value as determined in good faith under procedures adopted by Goldman Sachs Asset Management, as Valuation Designee. We may take into account the following types of factors, if relevant, in determining the fair value of our Investments: the enterprise value of a Portfolio Company (the entire value of the Portfolio Company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments and its earnings and discounted cash flow (taking into consideration current market interest rates and credit spreads), the markets in which the Portfolio Company does business, a comparison of the Portfolio Company’s securities to similar publicly traded securities and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

While most of our Investments are not likely to be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our Investments are sold in a principal market to market participants (even if we plan on holding an Investment through its maturity). As a result, volatility in the capital markets can also adversely affect our investment valuations. Decreases in the market values or fair values of our Investments are recorded as unrealized depreciation. The effect of all of these factors on our portfolio can reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

Economic recessions or downturns could impair our Portfolio Companies and harm our operating results.

Our Portfolio Companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our Investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A Portfolio Company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the Portfolio Company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize our Portfolio Company’s ability to meet its obligations under the debt that we hold and the value of any equity securities we own.

In addition, we may originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as us) to accelerate indebtedness or negotiate terms and pricing. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such Investments as compared to Investments in or exposure to loans with financial maintenance covenants. Therefore, our Investments may result in an above-average amount of risk and volatility or loss of principal. We also may invest in other assets, including Short-Term Investments, as described above. These investments entail additional risks that could adversely affect our investment returns. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Portfolio Company. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Portfolio Company.

Our Portfolio Companies may have incurred or issued, or may in the future incur or issue, debt or equity securities that rank equally with, or senior to, our Investments in such Portfolio Companies, which could have an adverse effect on us in any liquidation of the Portfolio Company.

Our Portfolio Companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our Investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our Investments. These debt instruments would usually prohibit the Portfolio Companies from paying interest on or repaying our Investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of securities ranking senior to our Investment in that Portfolio Company typically are entitled to receive payment in full before we receive any distribution in respect of our Investment.

After repaying such holders, the Portfolio Company may not have any remaining assets to use for repaying its obligation to us.

In the case of securities ranking equally with our Investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.

Additionally, certain loans that we make to Portfolio Companies may be secured on a second priority basis by the same collateral securing senior secured debt, which will be secured on a first priority basis. The first priority liens on the collateral will secure the Portfolio Company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the Portfolio Company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We can offer no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the Portfolio Company’s remaining assets, if any.

The rights we may have with respect to the collateral securing any junior priority loans we make to our Portfolio Companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights as junior lenders are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other arrangement with creditors. Similar risks to the foregoing may apply where we hold the last-out piece of a unitranche loan.

We may also make unsecured loans to Portfolio Companies, meaning that such loans will not benefit from any interest in collateral of such Portfolio Companies. Liens on such Portfolio Companies’ collateral, if any, will secure the Portfolio Company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Portfolio Company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We can offer no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the Portfolio Company’s remaining assets, if any.

Our Portfolio Companies may be highly leveraged.

Some of our Portfolio Companies may be highly leveraged, which may have adverse consequences to these Portfolio Companies and to us as an investor. These Portfolio Companies may be subject to restrictive financial and operating covenants and the leverage may impair these Portfolio Companies’ ability to finance their future operations and capital needs. As a result, these Portfolio Companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

We may expose ourselves to risks if we engage in hedging transactions.

Subject to applicable provisions of the Investment Company Act, the regulations promulgated thereunder, and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance, which may expose us to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk. To the extent we have non-U.S. investments, particularly non-USD-denominated investments, our hedging costs may increase.

Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions we may enter into will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Income derived from hedging transactions also is generally not eligible to be distributed to non-U.S. Unitholders free from withholding taxes. Changes to the regulations applicable to the financial instruments we use to accomplish our hedging strategy could impair the effectiveness of that strategy. See also “—Risks Relating to Our Investments—We will be exposed to risks associated with changes in interest rates.”

We may initially invest a significant portion of the net proceeds from offerings of Units in Short-Term Investments, which will generate lower rates of return than those expected from the interest generated on our intended investment program.

We may initially invest a portion of the net proceeds from offerings of Units in Short-Term Investments. These investments may earn yields substantially lower than the income that we anticipate receiving once such proceeds are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested in accordance with our investment objectives. If we do not realize yields in excess of our expenses, we may incur operating losses.

Risks Relating to the Units and to any Offering of the Units

The Units are limited in their transferability; we may repurchase or force a sale of a Unitholder’s Units.

Subject to certain exceptions set forth in the LLC Agreement, the transferability of Units by Unitholders is restricted and Unitholders will not be permitted to transfer their Units, including a transfer of solely an economic interest, without our prior written consent. We expect to withhold our consent if any such transfer would (i) result in a violation of applicable securities law, (ii) result in us no longer being eligible to be treated as a RIC, (iii) result in us being subject to additional, materially adverse regulatory or compliance requirements imposed by laws other than the Exchange Act or the Investment Company Act, or (iv) result in our assets becoming “plan assets” of any ERISA Unitholder within the meaning of the Plan Assets Regulation (the regulation concerning the definition of “plan assets” under ERISA adopted by the United States Department of Labor and codified in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA). Notwithstanding the foregoing, no consent will generally be required for a transfer of all or a part of any Unitholder’s Units to a related person of such Unitholder. Units may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions, and therefore investors will be subject to restrictions on resale and transfer associated with securities sold pursuant to Regulation D, Regulation S and other exemptions from registration under the Securities Act.

Any transfer of Units in violation of these provisions will be void, and any intended recipient of the Units will acquire no rights in such Units and will not be treated as a Unitholder for any purpose. Prospective investors in the Units should not invest in us unless they are prepared to retain their Units until we liquidate.

Under the terms of the LLC Agreement, in the event any person is or becomes the owner of Units, and such ownership of Units would result in a violation of any of the above provisions, we may, and each Unitholder has agreed and acknowledged that we have the power to, cause us to repurchase the Units of such person, or require such person to transfer their Units to another person; provided, any such repurchase will be conducted in accordance with the terms of the LLC Agreement and Section 23 of the Investment Company Act and applicable rules thereunder.

An investor may be subject to the short-swing profits rules under the Exchange Act as a result of its investment in the Units.

When the Units become registered under the Exchange Act, persons with the right to appoint a director or who beneficially own more than 10% of the Units may be subject to Section 16(b) of the Exchange Act, which recaptures for our benefit profits from the purchase and sale of registered Units within a six-month period.

Investing in the Units involves an above-average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. The Investments in Portfolio Companies may be highly speculative and aggressive. Therefore, an investment in the Units may not be suitable for an investor with lower risk tolerance.

We may not be able to pay investors distributions on Units, our distributions to investors may not grow over time and a portion of our distributions to investors may be a return of capital for U.S. federal income tax purposes.

Subject to the requirements of Section 852(a) of the Code, Section 18-607 of the Delaware Limited Liability Company Act, as amended from time to time (the “Delaware Act”) and the terms of any Financings, we will use commercially reasonable efforts to (i) distribute quarterly investment income (i.e. proceeds received in respect of interest payments, dividends or fees as opposed to proceeds received in connection with the disposition or repayment of an Investment), net of any payments of or reserves for actual or anticipated Company Expenses or other legally binding obligations with respect to Portfolio Companies and (ii) distribute substantially all of our investment company taxable income and net capital gain for each taxable year in order to qualify for treatment as a RIC, for any such taxable year, in each case in the form of cash distributions; provided that, depending on the level of taxable income and net capital gain earned in a year, but subject to the terms of the LLC Agreement, we may retain certain net capital gains for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax. Except as provided by the LLC Agreement, distributions may be made at such times and in such amounts as determined by us.

The distributions we pay to Unitholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes that would reduce a holder’s adjusted tax basis in its Units and correspondingly increase such holder’s gain, or reduce such holder’s loss, on disposition of such Units. Distributions in excess of a holder’s adjusted tax basis in its Units will constitute capital gains to such holder. Unitholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of the RIC’s net ordinary income or capital gains when they are not. Accordingly, Unitholders should read carefully any written disclosure accompanying a distribution from us and the information about the specific tax characteristics of our distributions provided to Unitholders after the end of each calendar year, and should not assume that the source of any distribution is our net ordinary income or capital gains.

Unitholders may be subject to filing requirements under the Exchange Act as a result of their investment in the Units.

When the Units become registered under the Exchange Act, any person or group that beneficially owns more than 5% of the Units may be subject to file Schedule 13D or Schedule 13G, as required by Regulation 13D-G under the Exchange Act, or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having or sharing voting or investment power over the securities. Although we will provide in our quarterly statements the number of outstanding Units, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, beneficial owners of more than 10% of the Units will be subject to Section 16 of the Exchange Act, including the reporting obligations of Section 16(a).

The tax treatment of a non-U.S. Unitholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction.

Depending on (i) the laws of such non-U.S. Unitholder’s jurisdiction of tax residence, (ii) how we, our Investments and/or any other investment vehicles through which we directly or indirectly invest are treated in such jurisdiction, and (iii) the activities of any such entities, an investment in us could result in such non-U.S. Unitholder recognizing adverse tax consequences in its jurisdiction of tax residence, including (a) with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in us, the Investments and/or any other investment vehicles through which we directly or indirectly invest and/or of distributions from such entities and any uncertainties arising in that respect (such entities not being established under the laws of the relevant jurisdiction); (b) the possibility of taxable income significantly in excess of cash distributed to a non-U.S. Unitholder, and possibly in excess of our actual economic income; (c) the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and (d) the possibility of being subject to tax at unfavorable tax rates. A non-U.S. Unitholder may also be subject to restrictions on the use of its share of our deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisors with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in us, as well as any other jurisdiction in which such prospective investor is subject to taxation.

We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash, such as OID, which may occur if we receive warrants in connection with the origination of a loan or possibly in other circumstances or contracted PIK interest, which generally represents contractual interest added to the loan balance and due at the end of the loan term. Such OID, which could be significant relative to our overall investment assets, and increases in loan balances as a result of PIK interest will be included in our taxable income before we receive any corresponding cash payments. We also may be required to include in our taxable income certain other amounts that we have not yet received or will not receive in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or OID on defaulted debt, or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, we generally will be required to take certain amounts into income no later than the time such amounts are reflected on our financial statements. The credit risk associated with the collectability of deferred payments may be increased as and when a Portfolio Company increases the amount of interest on which it is deferring cash payment through deferred interest features. Our Investments with a deferred interest feature may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Because in certain cases we may recognize taxable income before or without receiving cash representing such income, we may have difficulty making distributions to Unitholders that will be sufficient to enable us to meet the Annual Distribution Requirement necessary for us to qualify for tax treatment as a RIC. Accordingly, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital, or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business) to enable us to make distributions to Unitholders that will be sufficient to enable us to meet the Annual Distribution Requirement. If we are unable to obtain cash in the amount required for us to make, or if we are restricted from making, sufficient distributions to Unitholders to meet the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes). For additional discussion regarding the tax implications of a RIC, see “Item 1(c). Business—Description of Business—Certain U.S. Federal Income Tax Considerations.”

Non-U.S. Unitholders may be subject to withholding of U.S. federal income tax on dividends we pay.

Distributions of our “investment company taxable income” to a non-U.S. Unitholder that are not effectively connected with the non-U.S. Unitholder’s conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent paid out of our current or accumulated earnings and profits.

Certain properly reported distributions are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the non-U.S. Unitholder are at least a 10% equity holder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year), and certain other requirements are satisfied.

NO ASSURANCE CAN BE GIVEN AS TO WHETHER ANY OF OUR DISTRIBUTIONS WILL BE ELIGIBLE FOR THIS EXEMPTION FROM WITHHOLDING OF U.S. FEDERAL INCOME TAX. IN PARTICULAR, THIS EXEMPTION WILL NOT APPLY TO OUR DISTRIBUTIONS PAID IN RESPECT OF OUR NON-U.S. SOURCE INTEREST INCOME OR OUR DIVIDEND INCOME (OR ANY OTHER TYPE OF INCOME OTHER THAN GENERALLY OUR NON-CONTINGENT U.S.-SOURCE INTEREST INCOME RECEIVED FROM UNRELATED OBLIGORS AND OUR QUALIFIED SHORT-TERM CAPITAL GAINS). IN THE CASE OF UNITS HELD THROUGH AN INTERMEDIARY, THE INTERMEDIARY MAY WITHHOLD U.S. FEDERAL INCOME TAX EVEN IF WE REPORT THE PAYMENT AS QUALIFIED NET INTEREST INCOME OR QUALIFIED SHORT-TERM CAPITAL GAIN. SEE “ITEM 1(c). BUSINESS—DESCRIPTION OF BUSINESS—CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS—TAXATION OF NON-U.S. UNITHOLDERS.” BECAUSE THE UNITS WILL BE SUBJECT TO SIGNIFICANT TRANSFER RESTRICTIONS, AND AN INVESTMENT IN UNITS WILL GENERALLY BE ILLIQUID, NON-U.S. UNITHOLDERS WHOSE DISTRIBUTIONS ON UNITS ARE SUBJECT TO WITHHOLDING OF U.S. FEDERAL INCOME TAX MAY NOT BE ABLE TO TRANSFER THEIR UNITS EASILY OR QUICKLY OR AT ALL.

To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our Investments may include OID instruments and PIK interest arrangements, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

•

The higher interest rates of OID and PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID and PIK instruments generally represent a significantly higher credit risk than coupon loans.

•	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

•

OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID and PIK income may also create uncertainty about the source of our cash distributions.

•

For accounting purposes, any cash distributions to Unitholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our Unitholders, the Investment Company Act does not require that Unitholders be given notice of this fact by reporting it as a return of capital.

In addition, investments in PIK and OID instruments may provide certain benefits to the Investment Adviser, including increasing management fees prior to the receipt of cash with respect to accrued interest payments. Further, market prices of OID instruments may be more volatile than other investments because OID instruments are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash.

ITEM 2.	FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

The Company was formed as a Delaware limited liability company on February 26, 2024. The Company will remain in existence until dissolved in accordance with the LLC Agreement or pursuant to Delaware law.

We have not yet commenced commercial activities and will not do so until the Initial Drawdown Date. On the Initial Member Contribution Date, the Initial Member made an initial capital contribution to the Company of $10,000, and was the sole owner of our membership interests until the Initial Drawdown Date. We will not raise additional capital prior to the Initial Drawdown Date, at which point we will raise capital from the issuance and sale of privately offered Units.

We intend to file an election to be regulated as a BDC under the Investment Company Act prior to the Initial Drawdown Date. In addition, we intend to elect to be treated, and expect to qualify annually, as a RIC, commencing with the beginning of the taxable year that includes the Initial Drawdown Date.

As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Business—Description of Business—Regulation as a Business Development Company” and “Item 1(c). Business—Description of Business—Certain U.S. Federal Income Tax Considerations.”

For a discussion of the competitive landscape we face, please see “Item 1(c). Business—Description of Business—Competitive Advantages” and “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We operate in a highly competitive market for investment opportunities.”

Investments

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. Our investment strategy is consistent with that of the broader Goldman Sachs Asset Management Private Credit platform with a focus on capital preservation and capital appreciation and includes:

•

Leveraging the Goldman Sachs Asset Management Private Credit Team’s position within Goldman Sachs: The Goldman Sachs Asset Management Private Credit Team, which is responsible for sourcing, diligencing, negotiating, structuring, monitoring and harvesting investment opportunities for the private credit portion of the Company, is able to draw on the broader Goldman Sachs platform, network and relationships across the investment lifecycle to identify potentially attractive opportunities. Goldman Sachs is a leading global financial services firm and one of the world’s most experienced alternatives investors, and the Company is expected to benefit not only from the Goldman Sachs network and relationships to identify potentially attractive opportunities, but also from a broad range of other resources offered by Goldman Sachs, including market insights, structuring capabilities and industry experts whose insights can enhance due diligence, structuring and investment monitoring processes.

•

Direct origination with borrowers: The Goldman Sachs Asset Management Private Credit Team believes that evaluating investment opportunities through direct discussions with borrowers leads to a better understanding of the underlying drivers of performance and business risks. The Goldman Sachs Asset Management Private Credit Team’s direct origination platform has been developed over the

Goldman Sachs Asset Management Private Credit Team’s more-than-28-year history of private credit investing and includes approximately 160 investment professionals across nine cities and four continents as of December 31, 2023. The Goldman Sachs Asset Management Private Credit Team’s investment team’s local relationships with companies, private equity sponsors and advisors combined with deep industry expertise provides us with access to a wide range of opportunities and allows us to gain early and direct access to due diligence materials and management teams. We seek to lead the structuring and negotiation of the loans or securities in which we expect to invest with a collaborative, solutions-oriented approach.

•

Prudent investment selection with intensive due diligence and credit analysis: We believe that the Goldman Sachs Asset Management Private Credit Team’s substantial flow of potential investment opportunities, in combination with diligence practices developed over its more-than-28-year history of private credit investing, will enable us to invest in and selectively develop a diversified portfolio of high-quality companies. The Goldman Sachs Asset Management Private Credit Team’s seasoned team and underwriting approach reflects deep sector expertise and seeks to identify attractive trends and pursue investments accordingly through our approach to fundamental credit analysis driven by intensive investment research.

•

Provision of large-sized commitments: We believe that the Goldman Sachs Asset Management Private Credit Team’s capability to hold large-sized, directly originated investments drives our ability to source, negotiate and commit capital in attractive opportunities. We intend to invest substantially alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs, which we believe will provide us with access to a wide range of opportunities and allows us to commit to larger investment across the GSAM platform.

•

Structuring expertise with a focus on risk mitigation: The Goldman Sachs Asset Management Private Credit Team has significant structuring capabilities with a seasoned team of investment professionals, including the Private Credit Investment Committee, who have over 23 years of experience on average. We plan to seek to mitigate risk by investing primarily in senior secured debt, which is secured by a collateral package that often results in a higher rate of recovery in the event of default as compared to unsecured and subordinated investments. Senior secured debt has favorable characteristics that typically include a senior ranking in the capital structure of the borrower with priority of repayment, security of collateral and protective contractual rights that may include affirmative and negative covenants that restrict the borrower’s ability to incur additional indebtedness, make restricted payments or execute other transactions or implement changes that may be negative to lenders. In addition, the Goldman Sachs Asset Management Private Credit Team has experience investing across the capital structure which will enable us to consider different investment structures and expand our opportunity funnel.

•

Rigorous portfolio management: The Goldman Sachs Asset Management Private Credit Team’s active approach to portfolio management centers on team continuity through the lifecycle of an investment, from sourcing and underwriting through investment monitoring and maturity. Investment professionals actively monitor Portfolio Companies’ activities and financial condition, and senior secured loan agreements typically provide for regular reporting which includes borrower performance, compliance and notification of adverse events. We believe the Goldman Sachs platform adds additional value to our Portfolio Companies through its extensive network, research capabilities and connectivity across the global capital markets.

•

Focus on companies with attractive business fundamentals: Capital preservation is central to the Company’s investment strategy. Generally, we will seek to target companies with the following characteristics: (i) strong and defensible market positions, (ii) stable or growing revenues and free cash flow, (iii) attractive business models, (iv) experienced and well-regarded management teams, (v) reputable private equity or private family sponsors, as applicable, (vi) a meaningful amount of equity cushion or junior capital (i.e., any equity or debt in the capital structure that is subordinated to the Company’s investment) and (vii) viable exit strategies. The Company intends to make investments in companies located in the United States.

Following the initial filing of this Registration Statement, we intend to file an election to be regulated as a BDC under the Investment Company Act. We expect our level of investment activity to vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to companies, the level of merger and acquisition activity for such companies, the general economic environment, the amount of capital we have available to us and the competitive environment for the type of investments we make.

As a BDC, we generally will be prohibited from acquiring assets other than qualifying assets unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the Investment Company Act and the rules thereunder, “eligible portfolio companies” include (i) private U.S. operating companies, (ii) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange) or registered under the Exchange Act, and (iii) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies. See “Item 1(c). Business—Description of Business—Regulation as a Business Development Company.”

We expect the Company to hold primarily directly originated, first lien senior secured, floating rate debt of companies located in the United States. The Company may also invest to a lesser extent in second lien, unsecured or subordinated loans, PIK debt and equity and equity-like instruments, and in very limited circumstances, the Company may hold loans or other Investments of issuers that are not located in the United States in connection with certain post-closing modifications of existing Investments, as further provided in the investment guidelines described herein.

We will invest in private companies based in the United States. We intend to focus our lending across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. We may invest in companies of any size or capitalization. Subject to the limitations of the Investment Company Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Goldman Sachs credit funds or affiliates. We also intend to invest alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs. See “Item 1. Business—Allocation of Investment Opportunities—Co-Investments Alongside Goldman Sachs and Other Accounts; the Relief.” In addition, we expect to acquire or originate revolving credit facilities from time to time in connection with our investments in other assets.

We intend to employ leverage as market conditions permit and at the discretion of the Investment Adviser, subject to the terms of the LLC Agreement and the limitations set forth in the Investment Company Act, which currently allows us to borrow up to $2 of debt for each $1 of equity. We intend to use leverage in the form of borrowings, including loans from financial institutions as well as the issuance of debt securities. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. We would expect any such leverage, if incurred, to increase the total capital available for investment by the Company.

See “Item 1. Business” for more information about our investment strategies. Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Notwithstanding anything in this Registration Statement to the contrary, we may in very limited circumstances hold loans or other Investments of issuers that are not located in the United States in connection with certain post-closing modifications of existing Investments, as further provided in the investment guidelines described herein.

Revenues

We plan to generate revenues in the form of interest income on debt investments and, to a lesser extent, fee income and capital gains and distributions, if any, on equity securities that we may acquire in Portfolio Companies. Some of our investments may provide for deferred interest payments or PIK income. We expect that the principal amount of the debt investments and any accrued but unpaid interest generally will become due at the maturity date.

We expect to generate revenues primarily through receipt of interest income from the investments we hold. In addition, we may generate revenue in the form of commitment, origination, structuring, syndication, exit fees or diligence fees, fees for providing managerial assistance and consulting fees. Portfolio company fees (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) will be paid to us, unless, to the extent required by applicable law or exemptive relief, if any, therefrom, we receive our allocable portion of such fees when invested in the same portfolio company as other Accounts. We do not expect to receive material fee income as it is not our principal investment strategy. We will record contractual prepayment premiums on loans and debt securities as interest income.

Dividend income on preferred equity investments, if any, will be recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments, if any, will be recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded Portfolio Companies. Interest and dividend income will be presented net of withholding tax, if any.

Expenses

The Company will bear and be responsible for all Company Expenses. Our primary operating expenses will include the payment of the Management Fee to the Investment Adviser, legal and professional fees, interest and other expenses of Financings and other operating expenses. The Management Fee will compensate the Investment Adviser for its work in identifying, evaluating, negotiating, closing and monitoring the Investments. We bear all of our other costs and expenses in accordance with the LLC Agreement and Administration Agreement including those relating to: (i) operational, offering and organizational expenses, including the preparation of the Company’s governing documents, the Subscription Agreement, this registration statement and any key information document or similar document required by law or regulation; (ii) fees and expenses, including travel expenses, reasonably incurred by the Investment Adviser or payable to third parties related to the Investments, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to evaluating, monitoring, researching and performing due diligence on Investments and prospective Investments; (iii) interest, fees and other expenses payable on Financings, if any, incurred by us; (iv) fees and expenses incurred by us in connection with membership in investment company organizations; (v) brokers’ commissions; (vi) fees and expenses associated with calculating our NAV (including the costs and expenses of any Independent Valuation Advisor (as defined below)); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of the Administrator, transfer agent and/or sub-transfer agent; (x) the cost of preparing unit certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the Units; (xi) the expenses of, and fees for, registering or qualifying Units for sale and maintaining our registration; (xii) the fees and expenses of our Independent Directors; (xiii) the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by the LLC Agreement or our other organizational documents insofar as they govern agreements with any such custodian; (xiv) the cost of preparing and distributing reports, proxy statements and notices to holders of our equity interests, the SEC and other regulatory authorities; (xv) insurance premiums; (xvi) costs of holding Unitholder meetings; and (xvii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business. To the extent that expenses incurred by the Company are related to the Company and to one or more Co-Investing GS Direct Lending Funds, expenses will be allocated among the Company and such Co-Investing GS Direct Lending Funds in accordance with the Investment Adviser’s policies and procedures, which requires that expenses be allocated in a manner that the Investment Adviser reasonably determines is fair and equitable.

The Investment Adviser will reimburse the Company for any initial offering costs and Organizational Expenses borne by the Company in excess of the Organizational Expenses Cap. In addition, the Investment Adviser will reimburse the Company for any Ordinary Operating Expenses borne by the Company in excess of the Operating Expenses Cap.

On the Initial Drawdown Date, Company Expenses incurred prior to the Initial Drawdown Date (i) will be borne by the Unitholders in proportion to the relative number of Units they hold on the Initial Drawdown Date (after taking into account any Units issued on the Initial Drawdown Date) and (ii) to the extent they constitute Ordinary Operating Expenses, will be taken into account in calculating the cap under clause (i) of the Operating Expenses Cap.

We expect our general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

Our initial offering costs (other than the Organizational Expenses) will be amortized to expense over a twelve-month period on a straight-line basis, beginning on the Initial Member Contribution Date. The effect of this accounting treatment is not expected to be material to our financial statements.

Leverage

As a BDC, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of units senior to our Units, if our asset coverage ratio, as defined under the Investment Company Act, is at least equal to 150% immediately after each such issuance. The Small Business Credit Availability Act modified the applicable provisions of the Investment Company Act to reduce the required asset coverage ratio applicable to BDCs from 200% to 150%, subject to certain approval and disclosure requirements. Our Board and Initial Member approved the application of the 150% asset coverage ratio to us in accordance with the requirements of the Investment Company Act. While the leverage we employ may be greater or less than these levels from time to time, we intend to comply with the limitations set forth in the Investment Company Act, which currently allows us to borrow up to $2 of debt for each $1 of equity. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit any distribution to our Unitholders or the repurchase of such securities or stock unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. A loan is presumed to be made for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise, it is presumed not to be for temporary purposes. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors—Risks Relating to Legal and Regulatory Matters—Regulations governing our operations as a BDC affect our ability to, and the way in which we will, raise additional capital. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.”

We intend to employ leverage as market conditions permit and at the discretion of the Investment Adviser, subject to the terms of the LLC Agreement and the limitations set forth in the Investment Company Act, which currently allows us to borrow up to $2 of debt for each $1 of equity. We intend to use leverage in the form of borrowings, including loans from financial institutions as well as the issuance of debt securities. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. We would expect any such leverage, if incurred, to increase the total capital available for investment by the Company. The use of leverage magnifies returns, including losses. See “Item 1A. Risk Factors.”

Hedging

Subject to the investment guidelines described herein, we may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we will not enter into any such derivative agreements for speculative purposes. These hedging activities, which comply with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear any costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

Financial Condition, Liquidity and Capital Resources

Although the Company has commenced exploring investment opportunities, it currently has not commenced commercial activities or funded any Investments.

The primary use of existing funds and any funds raised in the future is expected to be for our Investments in Portfolio Companies, cash distributions to our Unitholders or for other general corporate purposes, including paying for operating expenses or debt service to the extent we borrow or issue senior securities.

We expect to raise equity capital by selling our Units in the initial closing and subsequent closings.

Subject to the terms of the LLC Agreement, to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities, we may enter into one or more credit facilities, including revolving credit facilities, or issue senior securities if the market for debt financing presents attractively priced debt financing opportunities, or if our Board of Directors otherwise determines that leveraging our portfolio would be in our best interest and the best interests of our Unitholders. Subject to the terms of the LLC Agreement, we would expect any such credit facilities may be secured by certain of our assets and may contain advance rates based upon pledged collateral. The pricing and other terms of any such facilities would depend upon market conditions when we enter into any such facilities as well as the performance of our business, among other factors.

We will generate cash primarily from the net proceeds of the offering and any future offerings of securities and cash flows from operations, including interest earned from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, most significantly changes in interest rates. Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we expect to fund a portion of our Investments with borrowings, our net investment income is expected to be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities.

Although the current outlook is uncertain, heightened inflation may persist in the near to medium term, particularly in the United States, with the possibility that monetary policy may tighten in response. Persistent inflationary pressures may affect our prospective Portfolio Companies’ profit margins.

ITEM 3.	PROPERTIES.

We do not own any real estate or other properties materially important to our operations. Our executive offices are located at 200 West Street, New York, New York 10282 and our telephone number is (312) 655-4419. We believe that our office facilities will be suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Ownership of Membership Interests

We will not raise additional capital prior to the Initial Drawdown Date, at which point we will raise capital from the issuance and sale of privately offered Units. Our Units are offered and sold in transactions exempt from registration under the Securities Act.

The following table sets forth, as of August 13, 2024, certain ownership information with respect to the Units for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Units and all executive officers and directors, on an individual and group basis. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power over such common stock.

Name and Address	Number of Units Owned	Percentage
Interested Director
Katherine (“Kaysie”) Uniacke	—	—
Independent Directors
Carlos E. Evans	—	—
Tracy Grooms	—	—
Karole Dill Barkley	—	—
Executive Officers
Alex Chi	—	—
David Miller	—	—
Tucker Greene	—	—
Stanley Matuszewski	—	—
Mai Elsamahy	—	—
Julien Yoo	—	—
Caroline Kraus	—	—
Justin Betzen	—	—
Greg Watts	—	—
Jennifer Yang	—	—
All executive officers and directors as a group (14 persons)(1)	—	—

(1)	The address for each of our directors and executive officers is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

Our business and affairs are managed under the direction of our Board of Directors. The Board of Directors consists of four directors, three of whom are Independent Directors. “Independent Directors” are directors who (1) are not deemed to be “interested persons” of ours (as defined in the Investment Company Act), (2) meet the definition of “independent directors” under the corporate governance standards of the New York Stock Exchange and (3) meet the independence requirements of Section 10A(m)(3) of the Exchange Act. The Board of Directors elects our officers, who serve at the discretion of the Board of Directors. The responsibilities of the Board of Directors include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

The Board of Directors’ role in our management is one of oversight. Oversight of our investment activities extends to oversight of the risk management processes employed by the Investment Adviser as part of its day-to-day management of our investment activities. The Board of Directors reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Investment Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Directors’ risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Board’s oversight function cannot, however, eliminate all risks or ensure that particular events do not adversely affect the value of the Investments held by us. Pursuant to Rule 2a-5 under the Investment Company Act, the Board of Directors designated the Investment Adviser as the valuation designee primarily responsible for the valuation of our assets, subject to the oversight of the Board of Directors.

The Board of Directors has established an Audit Committee (the “Audit Committee”), Governance and Nominating Committee (the “Governance and Nominating Committee”), Compliance Committee (the “Compliance Committee”) and Contract Review Committee (the “Contract Review Committee”). The scope of each committee’s responsibilities is discussed in greater detail below.

Carlos E. Evans, an Independent Director, serves as Chair (“Chair”) of the Board of Directors. The Board of Directors believes that it is in the best interests of Unitholders for Mr. Evans to lead the Board of Directors because of his broad corporate background and experience with financial and investment matters, as described below. The Chair will generally act as a liaison between our management, officers and attorneys between meetings of the Board of Directors and presides over all executive sessions of the Independent Directors without management. The Board of Directors believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board of Directors also believes that its size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board of Directors.

Board of Directors and Executive Officers

The current directors were appointed to their positions in April 2024, and each director will hold office until his or her death, resignation, removal or disqualification. In addition, our Board of Directors has adopted policies which provide that (a) no director shall hold office for more than fifteen (15) years and (b) a director shall retire as of December 31st of the calendar year in which he or she reaches his or her 74th birthday, unless a waiver of such requirement has been adopted by a majority of the other directors. Such policies may be changed by the directors without a Unitholder vote.

Directors

Information regarding the initial members of the Board of Directors is as follows:

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships
Independent Directors
Carlos E. Evans (72)	Chairperson of the Board and Director since April 2024

Mr. Evans is retired. He is Chairman, Highwoods Properties, Inc. (2018–Present); Director, National Coatings and Supplies Inc. (2015–Present); Director, Warren Oil Company, LLC (2016–Present); Director, American Welding & Gas Inc. (2015–Present); and Director, Johnson Management (2015–Present). He was formerly Director, Sykes Enterprises, Inc. (2016–2021).

Director—the Company, GS BDC, GS MMLC II and GS Credit.

GS BDC; GS MMLC II; GS Credit; Highwoods Properties, Inc.; National Coatings and Supplies Inc.; Warren Oil Company, LLC; American Welding & Gas Inc.; Johnson Management

Tracy Grooms (64)	Director since April 2024

Ms. Grooms is retired. She is Director, EverBank (2023–Present) and Director, Charleston Symphony Orchestra (2019–Present). She was previously Director, Rabobank, N.A. (2018–2019) and Member, Board of Advisors, McColl School of Business–Queens University of Charlotte (2019–2023).

Director—the Company and GS MMLC II.

GS MMLC II; EverBank; Charleston Symphony Orchestra

Karole Dill Barkley (62)	Director since April 2024

Ms. Dill Barkley is retired. She is Director, CariGenetics Holdings, Limited (2023–Present). She was previously Director, Smithsonian Institution–Archives of American Art (2017–2021) and Vice President, Wholesale Credit Risk Insurance Department of J.P. Morgan (2017–2021).

Director—the Company and GS MMLC II.

GS MMLC II; CariGenetics Holdings, Limited

Interested Director*

Katherine (“Kaysie”) P. Uniacke (63)	Director since April 2024

Ms. Uniacke is Chair of the Board—Goldman Sachs Asset Management International (2013–Present) and Advisory Director—Goldman Sachs (2013–Present). She was formerly Director—Goldman Sachs Dublin and Luxembourg family of funds (2013-2023).

Director—the Company, GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit.

Goldman Sachs Asset Management International; GS BDC; GS PMMC; GS PMMC II; GS MMLC II; PSLF; GS Credit

*

Ms. Uniacke is considered to be an “Interested Director” because she holds positions with Goldman Sachs and owns securities issued by GS Group Inc. Ms. Uniacke holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

Executive Officers

Information regarding our executive officers who are not directors is as follows:

Name	Age	Position(s)
Alex Chi	51	Co-Chief Executive Officer and Co-President
David Miller	54	Co-Chief Executive Officer and Co-President
Tucker Greene	48	Chief Operating Officer
Stanley Matuszewski	38	Chief Financial Officer and Treasurer
Mai Elsamahy	35	Principal Accounting Officer
Julien Yoo	52	Chief Compliance Officer
Caroline L. Kraus	46	Secretary and Chief Legal Officer
Justin Betzen	43	Vice President
Greg Watts	47	Vice President
Jennifer Yang	40	Vice President

The address for each director and executive officer is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Independent Directors:

Carlos E. Evans. Mr. Evans is retired. Mr. Evans has served on the Board since April 2024 and has served as Chairperson of the Board since April 2024. He also serves on the Board of Directors of GS BDC, GS MMLC II and GS Credit. Mr. Evans is currently chairman of the Board of Directors of Highwoods Properties, Inc., a real estate investment trust, where he serves as a member of the Compensation/Governance Committee and as a member of the Executive Committee. He previously served as chairman of the Compensation/Governance Committee of Highwoods Properties, Inc. Prior to his retirement in 2014, Mr. Evans worked for Wells Fargo Bank, most recently serving as executive vice president and group head of the eastern division of Wells Fargo commercial banking. From 2006 until Wachovia Corporation’s merger with Wells Fargo in 2009, Mr. Evans served as wholesale banking executive and an executive vice president for the Wachovia general banking group. Previously, he held senior management positions with First Union National Bank and with Bank of America and its predecessors, including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and was previously chairman of the board of the Medical University of South Carolina Foundation. Mr. Evans serves on the boards of four private companies, National Coatings and Supplies Inc., Warren Oil Company, LLC, American Welding & Gas Inc. and Johnson Management. He also previously served on the Board of Directors of Sykes Enterprises, Incorporated, an international provider of outsourced customer contact management services. Based on the foregoing, Mr. Evans is experienced with financial and investment matters, which we believe makes him well qualified to serve on our Board of Directors.

Tracy Grooms. Ms. Grooms is retired. Ms. Grooms has served on the Board since April 2024. She also serves on the Board of Directors of GS MMLC II. Prior to her retirement in 2013, Ms. Grooms worked for Bank of America, most recently serving as chief compliance officer for the Bank of America Consumer Group. Prior to serving as chief compliance officer, Ms. Grooms held a variety of senior leadership roles during her 30-year career. From 1993 to 2000, Ms. Grooms served as divisional chief financial officer for numerous businesses and acquisitions, including the acquisition of legacy BankAmerica. From 2001 to 2004, Ms. Grooms served as chief operating officer for the Small Business division and, from 2005 to 2010 she led the Student Lending and Checking/Payments business. From 2013 to 2016, Ms. Grooms was the Undergraduate Director of the McColl School of Business where she led the formation of a banking concentration within the university’s undergraduate finance degree program. From 2018 to 2019, Ms. Grooms served on the Board of Directors Rabobank, N.A. (“Rabobank”), the U.S. national bank subsidiary of Rabobank, Netherlands and as chair of Rabobank’s compliance committee and a member of its audit committee until its sale. She currently serves as an EverBank Independent Director, Risk and Nominating/Governance Committee member and chairs the Audit Committee. Ms. Grooms serves on the Charleston Symphony Board of Directors and the Executive Committee. Ms. Grooms is directorship certified through NACD (NACD.DC) and is a member of Women’s Corporate Directors (WCD). Based on the foregoing, Ms. Grooms is experienced with financial investment matters, which we believe makes her well qualified to serve on our Board of Directors.

Karole Dill Barkley. Ms. Dill Barkley is retired. Ms. Dill Barkley was appointed as one of our directors in April 2024. She also serves on the Board of Directors of GS MMLC II. Prior to her retirement in March 2021, Ms. Dill Barkley served as a Vice President in the Wholesale Credit Risk Insurance Department of J.P. Morgan. Prior to joining J.P. Morgan, Ms. Dill Barkley served in executive roles at Sweet Harlem Ventures and Sweet Harlem Pop. Ms. Dill Barkley also served in a variety of senior positions in the financial services sector at Standard and Poor’s Rating Services, Bank of Bermuda (New York) Limited, Union Bank of Switzerland, and Algemene Bank Nederland N.V. She previously served on the Board of Directors for the Smithsonian Institution, Archives of American Art, the Abyssinian Fund, the Bermuda Artworks Foundation and the Harvard Club of New York City. We believe Ms. Dill Barkley’s numerous management positions and broad experiences in the financial services sector provide her with skills and valuable insight in handling complex financial transactions and issues, all of which make her well qualified to serve on our Board of Directors.

Interested Directors:

Kaysie Uniacke. Ms. Uniacke is the sole interested director on the Board and has served in such capacity since April 2024. Ms. Uniacke is the chair of the board of Goldman Sachs Asset Management International, serves on the boards of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit, and is an advisory director to GS Group Inc. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the GS mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke worked at Goldman Sachs from 1983 to 2012, where she was named managing director in 1997 and partner in 2002. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters, which we believe makes her well qualified to serve on our Board of Directors.

Executive Officers who are not Directors:

Alex Chi. Mr. Chi is the Co-Chief Executive Officer and Co-President of the Company and has served in such capacity since April 2024. Mr. Chi is also the Co-Chief Executive Officer and Co-President of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. Mr. Chi is co-head of the Goldman Sachs Asset Management Private Credit Team in the Americas. Before assuming his current role, Mr. Chi spent 25 years in Goldman Sachs’ Investment Banking Division. Mr. Chi worked in the Financial and Strategic Investors Group from 2006 to 2019, managing Goldman Sachs’ relationships with private equity and related portfolio company clients. Prior to that, Mr. Chi worked in Leveraged Finance, where he spent six years structuring and executing leveraged loan and high yield debt financings for corporate and private equity clients across industries. He also spent three years in Asia focused on mergers and acquisitions and corporate finance transactions. Mr. Chi was named managing director in 2006 and partner in 2012.

David Miller. Mr. Miller is the Co-Chief Executive Officer and Co-President of the Company and has served in such capacity since April 2024. Mr. Miller is also the Co-Chief Executive Officer and Co-President of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. Mr. Miller is co-head of the Goldman Sachs Asset Management Private Credit Team in the Americas. He has spent his nearly 30-year career as an investor in middle market companies and has originated billions of dollars in commitments across all industries to companies in various stages of the lifecycle. In 2004, he co-founded Goldman Sachs’ middle market origination effort investing primarily firm capital and has led that business since 2013. Prior to joining Goldman Sachs in 2004, Mr. Miller was senior vice president of originations for GE Capital, where he was responsible for structuring and originating loans in the media and telecommunications sectors. Previously, Mr. Miller was a director at SunTrust Bank, responsible for originating and managing a portfolio of middle market loans. Mr. Miller was named managing director in 2012 and partner in 2014.

Tucker Greene. Mr. Greene is the chief operating officer of the Company and has served in such capacity since April 2024. Mr. Greene is also the chief operating officer of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. Mr. Greene previously served as a vice president of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. In addition, he is a managing director in the Goldman Sachs Asset Management Private Credit Team. He is a senior portfolio manager focused on fund management. Prior to his current role, Mr. Greene was a senior originator and underwriter in the Goldman Sachs Asset Management Private Credit Team. Mr. Greene joined Goldman Sachs in 2004 in the Specialty Lending Group, primarily investing firm capital in directly originated middle market loans. Prior to joining Goldman Sachs, Mr. Greene worked at GE Capital, focusing on underwriting loans in the media and telecommunications sector. Mr. Greene was named managing director in 2021.

Stanley Matuszewski. Mr. Matuszewski is the chief financial officer and treasurer of the Company and has served in such capacity since April 2024. Mr. Matuszewski is also the chief financial officer and treasurer of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. He is a Vice President within the Controllers Division of GSAM. He currently manages the Business Development Companies Asset Management Product Controllers team, which is responsible for valuation oversight. Prior to joining Goldman Sachs & Co. LLC in 2013, he worked at Morgan Stanley in the Valuation Review Group.

Mai Elsamahy. Ms. Elsamahy is the principal accounting officer of the Company and has served in such capacity since April 2024. Ms. Elsamahy is a Vice President within the Controllers Division of GSAM, the Company’s Investment Adviser. She currently co-manages the Business Development Companies Fund Controller team, which is responsible for accounting and financial reporting oversight. Prior to joining Goldman Sachs in December 2010, she worked in the audit practice at Ernst & Young LLP.

Julien Yoo. Ms. Yoo is the chief compliance officer of the Company and has served in such capacity since April 2024. Ms. Yoo is also the Managing Director of GSAM Compliance, Head of the U.S. Regulatory Compliance team with GSAM Compliance, and Chief Compliance Officer of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. Ms. Yoo joined Goldman Sachs in 2013. Prior to joining Goldman Sachs, Ms. Yoo was a Vice President in the legal department of Morgan Stanley Investment Management. Prior to joining Morgan Stanley, she was an associate at Shearman & Sterling, LLP and at Swidler Berlin Shereff Friedman, LLP.

Caroline Kraus. Ms. Kraus is the chief legal officer and secretary of the Company and has served in such capacity since April 2024. Ms. Kraus is also a Managing Director and Senior Counsel at GSAM and the chief legal officer and secretary of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit, as well as various other Goldman Sachs funds. Ms. Kraus joined Goldman Sachs in 2006. Prior to joining Goldman Sachs, she was an associate at Weil, Gotshal & Manges, LLP.

Justin Betzen. Mr. Betzen is a vice president of the Company and has served in such capacity since April 2024. Mr. Betzen is also a vice president of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. He is also a managing director and senior underwriter in the Goldman Sachs Asset Management Private Credit Team Americas. Mr. Betzen initially joined Goldman Sachs in 2006 as an associate and rejoined the firm as a vice president in 2013. He was named managing director in 2019. Prior to rejoining the firm, Mr. Betzen worked at Newstone Capital Partners and was focused on second lien, mezzanine and minority equity investing. Prior to initially joining Goldman Sachs, he worked at JPMorgan Chase in the Technology Corporate Banking Group and was focused on software, services and payments companies.

Greg Watts. Mr. Watts is a vice president of the Company and has served in such capacity since April 2024. Mr. Watts is also a vice president of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. He also serves as head of underwriting and portfolio management for the Goldman Sachs Asset Management Private Credit Team in the Americas. He has spent greater than 20 years as a credit investor in middle market companies and has overseen billions of dollars of investments from origination to exit as well as a significant amount of experience in workouts and restructurings. Mr. Watts is a member of the BDC Investment Committee and the Private Credit Investment Subcommittee, which focuses on middle market lending primarily via the Goldman Sachs balance sheet. Mr. Watts joined Goldman Sachs in 2007 and was named managing director in 2015 and partner in 2022. Prior to joining Goldman Sachs, Mr. Watts spent five years with GE Capital’s Technology, Media and Telecom Finance Group as a senior vice president and risk team leader in underwriting and portfolio management. Before working at GE Capital, Mr. Watts was an associate at Investcorp International after beginning his career as an investment banking analyst in Salomon Smith Barney’s Mergers and Acquisitions Group.

Jennifer Yang. Ms. Yang is a vice president of the Company and has served in such capacity since April 2024. Ms. Yang is also a vice president of GS BDC, GS PMMC, GS PMMC II, GS MMLC II, PSLF and GS Credit. She is also a managing director in Credit Alternatives within GSAM, with oversight of Healthcare. She is responsible for leading and managing the healthcare investment strategy and portfolio. Ms. Yang joined Goldman Sachs in 2018 as a vice president and was named managing director in 2021. Prior to joining Goldman Sachs, Ms. Yang was an executive director at Varagon Capital Partners, where she was responsible for structuring, executing and managing credit investments in the healthcare sector. Previously, she was a vice president at Fifth Street Asset Management, focused on healthcare deal execution.

Committees of the Board of Directors

Audit Committee. Each of the members of the Audit Committee will be an Independent Director and meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and none will be an “interested person” of the Company (as defined in Section 2(a)(19) of the Investment Company Act.) The Board of Directors and the Audit Committee will include an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act. The Audit Committee is responsible for overseeing matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by our independent public accountants.

Governance and Nominating Committee. Each of the members of the Governance and Nominating Committee will be an Independent Director. The Governance and Nominating Committee is responsible for identifying, researching and nominating Independent Directors for selection by the Board, when necessary, selecting nominees to fill vacancies on the Board of Directors or any committee thereof, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management.

Compliance Committee. Each of the members of the Compliance Committee will be an Independent Director. The Compliance Committee is responsible for overseeing our compliance processes, and insofar as they relate to services provided to us, the compliance processes of the Investment Adviser, the Placement Agent, the Administrator and the transfer agent, except that compliance processes relating to the accounting and financial reporting processes and certain related matters are overseen by the Audit Committee. In addition, the Compliance Committee provides assistance to the full Board of Directors with respect to compliance matters.

Contract Review Committee. Each of the members of the Contract Review Committee will be an Independent Director. The Contract Review Committee is responsible for overseeing the processes of the Board of Directors for reviewing and monitoring performance under the Investment Management Agreement and our placement agency, transfer agency and certain other agreements with the Investment Adviser and its affiliates. The Contract Review Committee also provides appropriate assistance to the Board of Directors in connection with the Board of Directors’ approval, oversight and review of our other service providers, including its custodian/accounting agent, sub-transfer agents, professional (legal and accounting) firms and printing firms.

ITEM 6.	EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our executive officers are currently compensated by us. We do not currently have any employees. Our day-to-day operations are managed by the Investment Adviser.

Compensation of Directors

Each Independent Director will be compensated with a $30,000 (or $60,000 if our total called capital exceeds $450,000,000) annual fee for his or her services as a director. In addition, the Chair of the Board will be compensated with an annual fee of $10,000 (or $20,000 if the total called capital exceeds $450,000,000), and the director designated as “audit committee financial expert” will be compensated with an additional $4,000 (or $8,000 if our total called capital exceeds $450,000,000) for their additional services in such capacities. The Independent Directors will also be reimbursed for travel and other expenses incurred in connection with attending Board and committee meetings. We may also pay the incidental costs of a director to attend training or other types of conferences relating to the BDC industry. In addition, we will purchase directors’ and officers’ liability insurance on behalf of the directors. No compensation will be paid to directors who are “interested persons,” as that term is defined in the Investment Company Act.

	Expected Total Compensation From the Company (1)	Total Compensation From the Goldman Sachs Fund Complex (2)
	For Fiscal Year 2024	For Fiscal Year 2023
Interested Director
Kaysie Uniacke(3)	—	—
Independent Directors
Carlos E. Evans(4)	$26,776	$333,288
Tracy Grooms(5)	$22,760	$125,000
Karole Dill Barkley	$20,082	$125,000

(1)	We do not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from us.
(2)	Reflects compensation earned during the year ended December 31, 2023. For the Independent Directors, the Goldman Sachs Fund Complex includes GS BDC, MMLC II and GS Credit.
(3)	Kaysie Uniacke is an interested director and, as such, receives no compensation from the Company or the Goldman Sachs Fund Complex for her service as director or trustee.
(4)	Includes compensation as Chair of the Board.
(5)	Includes compensation as “audit committee financial expert.”

Compensation of Private Credit Investment Committee

None of the Private Credit Investment Committee members receive any direct compensation from us.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

(a)	Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

Investment Management and Advisory Agreement

GSAM serves as the Investment Adviser. GSAM has been registered as an investment adviser with the SEC since 1990 and is an indirect, wholly owned subsidiary of GS Group Inc., a bank holding company and an affiliate of GS & Co., our Placement Agent.

Subject to the supervision of the Board of Directors, the Investment Adviser will provide day-to-day advice regarding the Company’s portfolio transactions and will be responsible for our business affairs and other administrative matters.

The Investment Management Agreement between the Company and the Investment Adviser was approved by the Board of Directors, including the independent directors, at a meeting held in person on April 30, 2024 and by the Initial Member on May 1, 2024, and is expected to be entered into on or prior to the Initial Closing Date.

Potential Categories of Conflicts

General Categories of Conflicts Associated with the Company

Goldman Sachs (which, for purposes of this “General Categories of Conflicts Associated with the Company” section and the remaining sections in this “Item 7. Certain Relationships and Related Transactions, and Director Independence,” means, collectively, GS Group Inc., the Investment Adviser and their affiliates, directors, partners, trustees, managers, members, officers and employees) is a global, full-service investment banking, broker-dealer, asset management and financial services organization and a major participant in global financial markets. As such, it provides a wide range of financial services to a diversified client base. In those and other capacities, Goldman Sachs advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own accounts and for the accounts of clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises. Goldman Sachs has direct and indirect interests in the global fixed income, currency, commodity, equities, bank loan and other markets, and the securities and issuers, in which the Company may directly and indirectly invest. As a result, Goldman Sachs’ activities and dealings, including on behalf of the Company, may affect the Company in ways that may disadvantage or restrict the Company and/or benefit Goldman Sachs or other Accounts. In managing conflicts of interest that may arise as a result of the foregoing, GSAM generally will be subject to fiduciary requirements.

The following are descriptions of certain conflicts and potential conflicts of interest that may be associated with the financial or other interests that the Investment Adviser and Goldman Sachs may have in transactions effected by, with or on behalf of the Company. The conflicts herein do not purport to be a complete list or explanation of the conflicts or potential conflicts associated with the financial or other interests the Company or Goldman Sachs may have now or in the future. Additional information about potential conflicts of interest regarding the Investment Adviser and Goldman Sachs is set forth in the Investment Adviser’s Form ADV. A copy of Part 1 and Part 2A of the Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov). A copy of Part 2 of the Investment Adviser’s Form ADV will be provided to investors or prospective investors upon request.

Other Activities of Goldman Sachs, the Sale of Units and the Allocation of Investment Opportunities

Sales Incentives and Related Conflicts Arising from Goldman Sachs’ Financial and Other Relationships with Intermediaries

Goldman Sachs and its personnel, including employees of the Investment Adviser, may receive benefits and earn fees and compensation for services provided to Accounts (including the Company). Moreover, Goldman Sachs and its personnel, including employees of the Investment Adviser, may have relationships (both involving and not involving the Company, and including without limitation placement, brokerage, advisory and board relationships) with distributors, consultants and others who recommend, or engage in transactions with or for, the Company. Such distributors, consultants and other parties may receive compensation from Goldman Sachs or the Company in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Company.

To the extent permitted by applicable law, the Company and Goldman Sachs may make payments to authorized dealers and other financial intermediaries and to salespersons (collectively, “Intermediaries”) from time to time to promote the Company. These payments may be made out of Goldman Sachs’ assets, or amounts payable to Goldman Sachs. These payments may create an incentive for a particular Intermediary to highlight, feature or recommend the Company.

Allocation of Investment Opportunities and Expenses Among the Company and Other Accounts

Our investment objectives and investment strategies are similar to those of other Accounts, and an investment appropriate for us may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among us and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by us and such other Accounts are not permitted under applicable law.

We are prohibited under the Investment Company Act from participating in certain transactions with our affiliates without the prior approval of our Independent Directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities will be an affiliate of the Company for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into, certain “joint” transactions (which could include investments in the same Portfolio Company) with such affiliates, absent the prior approval of the Independent Directors. The Investment Adviser and its affiliates, including persons that control, or are under common control with, the Company or the Investment Adviser, are also considered to be our affiliates under the Investment Company Act, and we are generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC. On November 16, 2022, the SEC granted the Relief to the Investment Adviser, the BDCs advised by the Investment Adviser, and certain other affiliated applicants.

Subject to applicable law, we may invest alongside Goldman Sachs and other Accounts. In certain circumstances, we and such other Accounts (which may include proprietary accounts of Goldman Sachs) can make negotiated co-investments pursuant to the Relief permitting us to do so. Additionally, if the Investment Adviser forms other funds in the future, we may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that co-investments are made in a manner consistent with our investment objectives and strategies, certain Board-established criteria, and the other applicable conditions of the Relief. Under the terms of the Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of our Independent Directors must make certain conclusions in connection with a co-investment transaction, including that (i) the terms of the proposed transaction are reasonable and fair to us and our Unitholders and do not involve overreaching in respect of us or our Unitholders on the part of any person concerned, and (ii) the transaction is consistent with the interests of our Unitholders and is consistent with our then-current investment objectives and strategies.

As a result of the Relief, there could be significant overlap in our investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

If the Investment Adviser identifies an investment and we are unable to rely on the Relief for that particular opportunity, the Investment Adviser will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Accounts to which to allocate investment opportunities. Accordingly, it is possible that we may not be given the opportunity to participate in investments made by other Accounts.

We may invest alongside other Accounts advised by the Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, we may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting us and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on our behalf and on behalf of its other clients, negotiates no term other than price. We may also invest alongside the Investment Adviser’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of the Investment Adviser.

To address these and other potential conflicts, a selection of which are outlined below, the Investment Adviser has developed allocation policies and procedures that provide that personnel of the Investment Adviser making portfolio decisions for Accounts will make purchase and sale decisions for, and allocate investment opportunities among, the Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases such allocations may reflect numerous other factors as described below. There will be cases where certain Accounts receive an allocation of an investment opportunity when we do not, and vice versa.

In some cases, due to information barriers that may be in place, other Accounts may compete with us for specific investment opportunities without being aware that we are competing against each other. Goldman Sachs has a conflicts system in place in addition to these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict with respect to a particular investment opportunity, such investment opportunity will be assessed to determine whether it must be allocated to, or prohibited from being allocated to, a particular Account.

Personnel of the Investment Adviser involved in decision-making for Accounts may make allocation related decisions in accordance with the Investment Adviser’s allocation policies and procedures for us and for other Accounts by reference to one or more factors, including, but not limited to: the date of inception of the Company or applicable Account; the strategy, objectives, guidelines and restrictions (including legal and regulatory restrictions) of potentially in-scope Accounts, as well as those Accounts’ current portfolios and investment horizons; strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the risk profile of the investment; the expected future capacity of the potentially in-scope Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. The Investment Adviser may also consider reputational matters and other factors. The application of these considerations may cause differences in the portfolios and performance of different Accounts that have similar strategies. In addition, in some cases the Investment Adviser may make investment recommendations to Accounts where the Accounts make the investment independently of the Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including us), irrespective of the Investment Adviser’s policies regarding allocation of investments. Additional information about the Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-based Fees and Side-by-Side Management—Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of the Investment Adviser’s Form ADV.

The Investment Adviser, including the Goldman Sachs Asset Management Private Credit Team, may develop and implement new trading strategies or seek to participate in new investment opportunities and strategies. These opportunities and strategies may not be employed in all Accounts even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, the Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

We may or may not receive opportunities referred by Goldman Sachs businesses and affiliates, but in no event do we have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act, such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, certain of our investors, or such other persons or entities as determined by Goldman Sachs in its sole discretion. We will have no rights and will not receive any compensation related to such opportunities. Certain of such opportunities may be referred to us by employees or other personnel of Goldman Sachs, or by third parties. If we invest in any such opportunities, Goldman Sachs or such third-parties may be entitled, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, to compensation from us or from the borrowers in connection with such Investments. Any compensation we pay in connection with such referrals will be an operating expense and will accordingly be borne by us (and will not serve to offset any Management Fee payable to the Investment Adviser). For a further explanation of the allocation of opportunities and other conflicts and the risks related thereto, please see please see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.”

Expenses are generally allocated to Accounts (including the Company) based on whose behalf the expenses are incurred. Where the Company and one or more other Accounts participate in a particular investment or collectively incur other expenses, the Investment Adviser generally allocates investment-related and other expenses in a manner the Investment Adviser determines to be fair and equitable.

We and other Accounts may contract for and incur expenses in connection with certain services provided by third parties, including valuation agents, rating agencies, attorneys, accountants and other professional service providers, while other Accounts that did not contract for such services may not incur such expenses even though they directly or indirectly receive benefit from such services. For example, the work of valuation firms retained by the Company at the request of our Board of Directors benefit certain Accounts that invest in the same assets as the Company, but because such other Accounts did not request such services, they are not allocated any costs associated therewith. While it is generally expected that the Accounts requesting third-party services will bear the full expense associated therewith, GSAM may in its sole discretion determine to bear the portion of such expenses that would be allocable to the non-requesting Accounts had such Accounts requested the services.

In connection with certain of our Investments, the Investment Adviser may determine that the appropriate amount to allocate to us and other Accounts may be less than the full amount of the investment opportunity, due to considerations related to, among other things, diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations. In such situations, “excess amounts” that can be allocated may be offered to other persons or entities. Subject to applicable law, such opportunities may be structured as an investment alongside us or as a purchase of a portion of the investment from us (through a syndication, participation or otherwise).

In all cases, subject to applicable law, the Investment Adviser has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors the Investment Adviser may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to us in connection with the potential transaction or otherwise, whether the Investment Adviser believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular Investment, whether the Investment Adviser is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with applicable law, include one or more investors in us, one or more investors in other funds managed by the Goldman Sachs Asset Management Private Credit Team, clients or potential clients of Goldman

Sachs, or funds or Accounts established for any such persons. These opportunities may give rise to potential conflicts of interest. These opportunities will be offered to the recipients thereof on such terms as the Investment Adviser determines in its sole discretion, subject to applicable law, including on a no-fee basis or at prices higher or lower than those paid by us. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to our investment in the same opportunity.

Allocation of Personnel, Services and/or Resources.

Conflicts of interest may arise in allocating time, personnel and/or resources of the Investment Adviser among the investment activities of multiple Accounts. The Investment Adviser and other Goldman Sachs personnel who play key roles in managing the Accounts may spend a portion of their time on matters other than or only tangentially related to any particular Account or may leave the Investment Adviser for another investment group of Goldman Sachs (or may leave Goldman Sachs entirely). Time may be spent on other Goldman Sachs investment activities, including without limitation, investments made on behalf of Goldman Sachs. As a result, the other obligations of these individuals could conflict with their responsibilities to us. Further, the Investment Adviser may devote less time, services or resources to sourcing for investments of insufficient size to be expected to be shared with the other Accounts, even where such investment opportunities may be appropriate for the Company.

Goldman Sachs’ Financial and Other Interests May Incentivize Goldman Sachs to Promote the Sale of Our Units or Favor Other Accounts.

The Investment Adviser may simultaneously manage other Accounts for which the Investment Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of us. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts, and such investments may constitute all or substantial percentages of such other Accounts’ outstanding equity interests. Therefore, the Investment Adviser may have an incentive to favor such other Accounts over us. To address these types of conflicts, the Investment Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations as an investment adviser. However, the amount, timing, structuring or terms of an investment by the Company may differ from, and performance may be different than, the investments and performance of other Accounts.

Management of the Company by the Investment Adviser

Considerations Relating to Information Held by Goldman Sachs

Goldman Sachs has established certain information barriers and other policies to address the sharing of information between different businesses within Goldman Sachs. As a result of information barriers, the Investment Adviser generally will not have access, or will have limited access, to information and personnel, in the private alternatives businesses of Goldman Sachs & Co. LLC and certain other advisory affiliates within Goldman Sachs Asset & Wealth Management (“GSAM Private”) and in other areas of Goldman Sachs, and generally will not be able to manage the Company with the benefit of information held by GSAM Private and these other areas of Goldman Sachs. GSAM Private is within the same information barrier as the Investment Banking business unit in the Global Banking and Markets business. Such other areas will have broad access to detailed information that is not available to the Investment Adviser, including information in respect of markets and investments, which, if known to the Investment Adviser, might cause the Investment Adviser to seek to dispose of, retain or increase interests in investments held by the Company or acquire certain positions on the Company’s behalf, or take other actions. Goldman Sachs will be under no obligation or fiduciary or other duty to make any such information available to the Investment Adviser or personnel of the Investment Adviser involved in decision-making for the Company. There may be circumstances in which, as a result of information held by certain of the Investment Adviser’s portfolio management teams, the Investment Adviser limits an activity or a transaction for the Company, including if the team holding such information is not managing the Company. In addition, regardless of the existence of information barriers, Goldman Sachs will not have any obligation or other duty to make available any information regarding its trading activities, strategies or views, or the activities, strategies or views used for other Accounts, for the benefit of the Company. Different areas of the Investment Adviser and Goldman Sachs may take views, and make decisions or recommendations, that are different than those of other areas of the Investment Adviser and Goldman Sachs. Different portfolio management teams and different portfolio managers within the Investment Adviser may make decisions based on information or take (or refrain from taking) actions with respect to Accounts they advise in a manner that may be different than with respect, or adverse, to the Company. Such teams may not share information with the Company’s portfolio management team or other portfolio managers, including as a result of certain information barriers and other policies and will not have any obligation to do so.

The conflicts described herein with respect to information barriers and otherwise with respect to Goldman Sachs and the Investment Adviser also apply to the asset management business of GSAM Private (of which the Investment Adviser is a part), as well as to the businesses within GSAM Private (including Investment Adviser).

Valuation and Accounting Treatment of the Company’s Investments

The Investment Adviser serves as the Board of Directors’ appointed valuation designee and in such capacity is primarily responsible for the valuation of the Company’s assets, subject to the oversight of the Board of Directors. As the valuation designee, the Investment Adviser values the Company’s securities and assets according to valuation procedures adopted by it and approved by the Board of Directors, and may value an identical asset differently than Goldman Sachs, another division or unit within Goldman Sachs or another Account values the asset, including because such other division or unit or Account has information or uses valuation techniques and models that it does not share with, or that are different from those of, the Investment Adviser or the Company. This is particularly the case in respect of difficult-to-value assets. The Investment Adviser may face a conflict with respect to valuations generally because of their effect on the Investment Adviser’s fees and other compensation.

These valuation differences for the same asset can result in significant differences in the treatment of such asset by the Investment Adviser, Goldman Sachs, and other divisions or units of Goldman Sachs, and/or among Accounts (e.g., with respect to an asset that is a loan, there can be differences when it is determined that such loan is deemed to be on nonaccrual status and/or in default).

Goldman Sachs’ and the Investment Adviser’s Activities on Behalf of Other Accounts

The Investment Adviser’s decisions and actions on behalf of the Company may differ from those on behalf of other Accounts (which may include proprietary accounts of Goldman Sachs). Advice given to, or investment or voting decisions made for, one or more Accounts, may compete with, affect, differ from, conflict with, or involve timing different from, advice given to or investment or voting decisions made for the Company.

Goldman Sachs engages in a variety of activities in the global financial markets. The extent of Goldman Sachs’ activities in the global financial markets, including without limitation in its capacity as an investment banker, market maker, financier, lender, investor, prime broker, derivatives dealer, adviser, counterparty, agent, principal and research provider, may have potential adverse effects on the Company. Goldman Sachs, the clients it advises, and its personnel have interests in and advise Accounts which have investment objectives or portfolios similar to, related to or opposed to those of the Company.

Goldman Sachs (including GSAM), the clients it advises, and its personnel have interests in and advise Accounts that have investment objectives or portfolios similar to, related to or opposed to those of the Company. Goldman Sachs may receive greater fees or other compensation (including performance-based fees) from such Accounts than it does from the Company. In addition, Goldman Sachs (including GSAM), the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with Accounts, and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities and other instruments, as the Company. Decisions and actions of the Investment Adviser on behalf of the Company may differ from those by Goldman Sachs (including the Investment Adviser) on behalf of other Accounts. Advice given to, or investment or voting decisions made for, the Company may compete with, affect, differ from, conflict with, or involve timing different from, advice given to, or investment or voting decisions made for, other Accounts. Transactions by, advice to and activities of such Accounts may involve the same or related companies, securities or other assets or instruments as those in which the Company invests, and such Accounts may engage in a strategy while the Company is undertaking the same or a differing strategy, any of which could directly or indirectly disadvantage the Company (including its ability to engage in a transaction or other activities) or the prices or terms at which the Company’s transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an Account that is considering entering into a transaction with the Company, and Goldman Sachs may advise the Account not to pursue the transaction with the Company, or otherwise in connection with a potential transaction provide advice to the Account that would be adverse to the Company. Additionally, the Company may buy a security and Goldman Sachs may establish a short position in that same security or in similar securities. This short position may result in the impairment of the price of the security that the Company holds or may be designed to profit from a decline in the price of the security. The Company could similarly be adversely impacted if it establishes a short position, following which Goldman Sachs takes a long position in the same security or in similar securities. To the extent the Company engages in transactions in the same or similar types of securities or other investments as other Accounts, the Company and other Accounts may compete for such transactions or investments, and transactions or investments by such other Accounts may negatively affect the investments of the Company (including the ability of the Company to engage in such a transaction or investment or other activities), or the price or terms at which the Company’s transactions or investments or other activities may be effected. Moreover, Goldman Sachs or Accounts, on the one hand, and the Company, on the other hand, may vote differently on or take or refrain from taking different actions with respect to the same security, which may be disadvantageous to the Company.

Goldman Sachs (including, as applicable, the Investment Adviser) and its personnel, when acting as an investment banker, market maker, financier, lender, investor, prime broker, derivatives dealer, adviser, counterparty, agent, principal or research provider, or in other capacities, may advise on transactions, may make investment decisions or recommendations, provide differing investment views or have views with respect to research or valuations that are inconsistent with, or adverse to, the Company’s interests and activities. Unitholders may be offered access to advisory services through several different Goldman Sachs advisory businesses (including GS & Co. and GSAM). Different advisory businesses within Goldman Sachs manage Accounts according to different strategies and may also apply different criteria to the same or similar strategies and may have differing investment views in respect of an issuer or a security or other investment. Similarly, within the Investment Adviser, certain portfolio management teams may have differing or opposite investment views in respect of an issuer or a security, and the actions the Company’s portfolio management team takes in respect of the Company’s investments may be inconsistent with, or adversely affected by, the interests and activities of the Accounts advised by other portfolio management teams of the Investment Adviser. Research analyses or viewpoints may be available to clients or potential clients at different times. Goldman Sachs will not have any obligation or other duty to make available to the Company any research or analysis prior to its public dissemination. The Investment Adviser is responsible for making investment decisions on the Company’s behalf, and such investment decisions can differ from investment decisions or recommendations by Goldman Sachs on behalf of other Accounts. Goldman Sachs may, on behalf of other Accounts and in accordance with its management of such Accounts, implement an investment decision or strategy ahead of, or contemporaneously with, or behind similar investment decisions or strategies made for the Company. The relative timing for the implementation of investment decisions or strategies among other Accounts and the Company may disadvantage the Company. Certain factors, for example, market impact, liquidity constraints, or other circumstances, could result in the Company receiving less favorable trading results or incurring increased costs associated with implementing such investment decisions or strategies, or being otherwise disadvantaged.

Subject to applicable law, the Investment Adviser may cause the Company to invest in securities, loans or other obligations of companies affiliated with Goldman Sachs or in which Goldman Sachs or Accounts have an equity, debt or other interest, or to engage in investment transactions that may result in other Accounts being relieved of obligations or otherwise divesting of investments, which may enhance the profitability of Goldman Sachs’ or other Accounts’ investments in and activities with respect to such companies.

Goldman Sachs may, in its discretion, recommend that the Company have ongoing business dealings, arrangements or agreements with persons who are former employees of Goldman Sachs. The Company may bear, directly or indirectly, the costs of such dealings, arrangements or agreements. These recommendations and recommendations relating to continuing any such dealings, arrangements or agreements may pose conflicts of interest.

Potential Conflicts Relating to Follow-On Investments

To the extent permitted by law, from time to time, the Investment Adviser may provide opportunities to Accounts (including potentially the Company) to make investments in companies in which certain Accounts and/or Goldman Sachs have already invested. Such follow-on investments can create conflicts of interest, such as the determination of the terms of the new investment and the allocation of such opportunities among Accounts (including the Company). Subject to applicable law and the conditions of the Relief, follow-on investment opportunities may be available to the Company notwithstanding that the Company has no existing investment in the issuer, resulting in the assets of the Company potentially providing value to, or otherwise supporting the investments of, other Accounts and/or Goldman Sachs. Accounts (including the Company) may also participate in releveraging, recapitalization, and similar transactions involving companies in which other Accounts and/or Goldman Sachs have invested or will invest (subject to applicable law). Conflicts of interest in these and other transactions may arise between Accounts (including the Company) with existing investments in a company and Accounts making subsequent investments in the company, which may have opposing interests regarding pricing and other terms. The subsequent investments may dilute or otherwise adversely affect the interests of the previously-invested Accounts (including the Company).

Diverse Interests

The various types of investors in and beneficiaries of the Company, including to the extent applicable the Investment Adviser and its affiliates, may have conflicting investment, tax and other interests with respect to their interest in the Company. When considering a potential investment for the Company, the Investment Adviser will generally consider the investment objectives of the Company, not the investment objectives of any particular investor or beneficiary. The Investment Adviser may make decisions, including with respect to tax matters, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to the Investment Adviser and its affiliates than to investors or beneficiaries unaffiliated with the Investment Adviser. In addition, Goldman Sachs may face certain tax risks based on positions taken by the Company, including as a withholding agent. Goldman Sachs reserves the right on behalf of itself and its affiliates to take actions adverse to the Company or other Accounts in these circumstances, including withholding amounts to cover actual or potential tax liabilities.

Selection of Service Providers

The Company expects to engage service providers (including attorneys and consultants) that may also provide services to other Goldman Sachs affiliates. The Investment Adviser intends to select and recommend these service providers to the Board of Directors based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, relationships with the Investment Adviser, Goldman Sachs or others, and price. These service providers may have business, financial, or other relationships with Goldman Sachs, which may or may not influence the Investment Adviser’s selection of these service providers for the Company. In such circumstances, there may be a conflict of interest between

Goldman Sachs (acting on behalf of the Company) and the Company, if the Company determines not to engage or continue to engage these service providers. Notwithstanding the foregoing, the selection of service providers for the Company will be conducted in accordance with the Investment Adviser’s fiduciary obligations to the Company. The service providers selected by the Investment Adviser may charge different rates to different recipients based on the specific services provided, the personnel providing the services, or other factors. As a result, the rates paid to these service providers by the Company, on the one hand, may be more or less favorable than the rates paid by Goldman Sachs or other Accounts, on the other hand. Goldman Sachs (including GSAM) may hold investments in companies that provide services to entities in which the Company invests generally, and, subject to applicable law, GSAM may refer or introduce such companies’ services to entities that have issued securities held by the Company.

Investments in Goldman Sachs Funds

To the extent permitted by applicable law, the Company may invest in money market and other funds sponsored, managed or advised by Goldman Sachs. The Company will not invest unemployed funds in any Short-Term Investments managed by the Investment Adviser or any of its Affiliates which directly or indirectly charge a management fee or performance fee (or similar fee) to the Company; provided, however, that, subject to the terms of the Investment Management Agreement, the Company may invest unemployed funds in Short-Term Investments (including investments managed by Goldman Sachs, e.g., Goldman Sachs-managed money market funds) which charge customary fees (including a reasonable interest spread) or other reasonable expenses. The Management Fee will be reduced by an amount equal to any fees paid to the Investment Adviser or an affiliate thereof in respect of any Investment by the Company in money markets or similar funds sponsored or managed by the Investment Adviser or an affiliate thereof that are borne by the Company, in accordance with the Investment Management Agreement.

Goldman Sachs May In-Source or Outsource

Subject to applicable law, Goldman Sachs, including the Investment Adviser, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the Company in its administrative or other capacities. Depending upon the nature of the services and subject to the governing documents of the Company, fees associated with in-sourced or outsourced services will be borne by the Company or by the Investment Adviser. Such in-sourcing or outsourcing may give rise to additional conflicts of interest and could result in additional expenses for the Company. For example, the Investment Adviser will have an incentive to outsource services for which costs are borne by the Company because such outsourcing would reduce the Investment Adviser’s internal overhead and compensation costs for employees who would otherwise perform such services in-house.

Goldman Sachs May Act in a Capacity Other Than Investment Adviser to the Company

Investments in Different Parts of an Issuer’s Capital Structure

When permitted by applicable law, Goldman Sachs or other Accounts, on the one hand, and the Company, on the other hand, may invest in or extend credit to different classes of securities or different parts of the capital structure of a single issuer. As a result, Goldman Sachs (including GSAM) or other Accounts may take actions that adversely affect the Company. In addition, when permitted by applicable law, GSAM may advise other Accounts with respect to different parts of the capital structure of the same issuer, or classes of securities that are subordinate or senior to securities, in which the Company invests. Goldman Sachs (including GSAM) may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of itself or other Accounts with respect to an issuer in which the Company has invested, and such actions (or refraining from action) may have a material adverse effect on the Company.

For example, in the event that Goldman Sachs (including GSAM) or another Account holds loans, securities or other positions in the capital structure of an issuer that ranks senior in preference to the holdings of the Company in the same issuer, and the issuer experiences financial or operational challenges, Goldman Sachs (including GSAM), acting on behalf of itself or the Account, may seek a liquidation, reorganization or restructuring of the issuer, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with the interests of the Company’s holdings in the issuer. In connection with any such liquidation, reorganization or restructuring, the Company’s holdings in the issuer may be extinguished or substantially diluted, while Goldman Sachs (including GSAM) or another Account may receive a recovery of some or all of the amounts due to them. In addition, in connection with any lending arrangements involving the issuer in which Goldman Sachs (including GSAM) or an Account participates, Goldman Sachs (including GSAM) or the Account may seek to exercise its rights under the applicable loan agreement or other document, which may be detrimental to the Company. Alternatively, in situations in which the Company holds a more senior position in the capital structure of an issuer experiencing financial or other difficulties as compared to positions held by other Accounts (which may include those of Goldman Sachs, including GSAM), the Investment Adviser may determine not to pursue actions and remedies that may be available to the Company or particular terms that might be unfavorable to the Accounts holding the less senior position. In addition, in the event that Goldman Sachs (including GSAM) or other Accounts hold voting securities of an issuer in which the Company holds loans, bonds or other credit-related assets or securities, Goldman Sachs (including GSAM) or other Accounts may vote on certain matters in a manner that has an adverse effect on the positions held by the Company. Conversely, Accounts may hold voting securities of an issuer in which Goldman Sachs (including GSAM) or other Accounts hold credit-related assets or securities, and the Investment Adviser may determine on behalf of the Accounts not to vote in a manner adverse to Goldman Sachs (including GSAM) or the Accounts. These potential issues are examples of conflicts that Goldman Sachs (including GSAM) will face in situations in which the Company and Goldman Sachs (including GSAM) or other Accounts invest in or extend credit to different parts of the capital structure of a single issuer. Goldman Sachs (including GSAM) addresses these issues based on the circumstances of particular situations. For example, Goldman Sachs (including GSAM) may determine to rely on information barriers between different Goldman Sachs (including GSAM) business units or portfolio management teams. Also, in connection with a conflicted situation regarding the Company, or an Account other than the Company or its own account, Goldman Sachs may determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Account. As a result of the various conflicts and related issues described in this paragraph, the Company could sustain losses during periods in which Goldman Sachs and other Accounts achieve profits generally or with respect to particular holdings, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed. The negative effects described above may be more pronounced in connection with transactions in, or the Company’s use of, small capitalization, emerging market, distressed or less liquid strategies.

Cross Transactions

When permitted by applicable law and the Investment Adviser’s and the Company’s policies, the Investment Adviser, acting on behalf of the Company, may enter into transactions in securities and other instruments with or through Goldman Sachs or in Accounts managed by the Investment Adviser or its affiliates, and may (but is under no obligation or other duty to) cause the Company to engage in transactions in which the Investment Adviser, advises both sides of a transaction (cross transactions) and acts as broker for, and receives a commission from, the Company on one side of a transaction and a brokerage account on the other side of the transaction (agency cross transactions). There may be potential conflicts of interest or regulatory restrictions relating to these transactions which could limit the Investment Adviser’s decision to engage in these transactions for the Company. Goldman Sachs will have potentially conflicting division of loyalties and responsibilities to the parties in such transactions, including with respect to a decision to enter into such transactions as well as with respect to valuation, pricing and other terms. The Investment Adviser has developed policies and procedures in relation to such transactions and conflicts. However, we can offer no assurance that such transactions will be effected, or that such transactions will be effected in the manner that is most favorable to the Company as a party to any such transaction. Cross transactions may disproportionately benefit some Accounts relative to other Accounts, including the Company, due to the relative amount of market savings obtained by the Accounts. Cross or agency cross transactions will be effected in accordance with fiduciary requirements and applicable law.

Goldman Sachs Acting in Multiple Commercial Capacities

To the extent permitted by applicable law, Goldman Sachs may act as broker, dealer, agent, lender or advisor or in other commercial capacities for the Company or issuers of debt instruments held by the Company. Goldman Sachs may be entitled to compensation in connection with the provision of such services, and the Company will not be entitled to any such compensation. Goldman Sachs will have an interest in obtaining fees and other compensation in connection with such services that are favorable to Goldman Sachs, and may take commercial steps in its own interests, or may advise the parties to which it is providing such services to take steps or engage in transactions, that negatively affect the Company. For example, Goldman Sachs may require repayment of all or part of a loan at any time and from time to time or declare a default under an agreement with the Company or a portfolio company of the Company, liquidate the Company’s assets or redeem positions more rapidly (and at significantly lower prices) than might otherwise be desirable. In addition, due to its access to and knowledge of funds, markets and securities based on its other businesses, Goldman Sachs may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held directly or indirectly by the Company in a manner that may be adverse to the Company. Goldman Sachs may also derive benefits from providing services to the Company, which may enhance Goldman Sachs’ relationships with various parties, facilitate additional business development and enable Goldman Sachs to obtain additional business and generate additional revenue. Providing such services may also result in Goldman Sachs receiving substantial fees, compensation, and/or remuneration.

Goldman Sachs has acted in the past, and is expected to act in the future, as an underwriter, placement agent, dealer or in other capacities in connection with fundraising by the Company. Goldman Sachs has been compensated by the Company for such activities in the past and would be compensated by the Company for any such activities undertaken in the future.

Goldman Sachs is frequently engaged as a financial advisor or financing provider to corporations and other entities and their management teams in connection with the sale of those companies or some or all of their assets, and Goldman Sachs’ compensation in connection with these engagements may be substantial. Goldman Sachs’ compensation for those engagements is usually based upon sales proceeds and is contingent, in substantial part, upon a sale. As a result, because sellers generally require Goldman Sachs to act exclusively on their behalf, the Company may be precluded in many instances from attempting to acquire securities of, or providing financing to, the business being sold or otherwise participate as a buyer in the transaction. Goldman Sachs’ decision to take on seller engagements is based upon a number of factors, including the likelihood in any particular situation that the successful buyer will be a financial purchaser rather than a strategic purchaser, the likelihood that any Account will be involved in the financing of that transaction and the compensation Goldman Sachs might receive by representing the seller. On occasion, Goldman Sachs may be given a choice by a seller of acting as its agent, as a potential purchaser of securities or assets, or as a buyer’s source of financing through the Company or other Accounts. Goldman Sachs reserves the right to act as the seller’s agent in those circumstances, even where this choice may preclude the Company from acquiring the relevant securities or assets. Goldman Sachs also represents potential buyers of businesses, including private equity sponsors, and Goldman Sachs’ compensation in connection with these representations may be substantial. In these cases, Goldman Sachs’ compensation is usually a flat fee that is contingent, in substantial part, upon a purchase. Accordingly, Goldman Sachs may have an incentive to direct an acquisition opportunity to one of these parties rather than to the Company or other Accounts or to form a consortium with one or more of these parties to bid for the acquisition opportunity, thereby eliminating or reducing the investment opportunity available to the Company. Furthermore, Goldman Sachs may seek to provide acquisition financing to one or more other bidders in these auctions, including in situations where the Company and/or other Accounts is bidding for the asset. When Goldman Sachs represents a buyer seeking to acquire a particular business or provides financing to a buyer in connection with an acquisition, the Company may be precluded from participating in the financing of the acquisition of that business. Goldman Sachs’ buyer and financing assignments may include representation of clients who would not permit either Goldman Sachs or affiliates thereof, potentially including the Company, to invest in the acquired company. In this case, none of the Investment Adviser or its affiliates, including the Company, would be allowed to participate as an investor. In some cases, a buyer represented by Goldman Sachs may invite the Investment Adviser and certain Accounts to participate in the investment. Alternatively, the Investment Adviser and certain Accounts may be invited to provide financing for this type of purchase. Each of these situations is likely to present difficult competing considerations involving conflicts of interest. In addition, Goldman Sachs may accept buyer advisory assignments in respect of a company in which the Company and/or other Accounts have an investment. The Company may be precluded from selling its investment during the assignment. Goldman Sachs evaluates potential buyer assignments in light of factors similar to those that will be considered in engaging in seller assignments.

Goldman Sachs’ activities on behalf of its clients may also restrict investment opportunities that may be available to the Company. For example, Goldman Sachs is often engaged by companies as a financial advisor, or to provide financing or other services, in connection with commercial transactions that may be potential investment opportunities for the Company. There may be circumstances in which the Company is precluded from participating in such transactions as a result of Goldman Sachs’ engagement by such companies. Goldman Sachs reserves the right to act for these companies in such circumstances, notwithstanding the potential adverse effect on the Company. Goldman Sachs may also represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code (and equivalent non-U.S. bankruptcy laws) or prior to these proceedings. From time to time, Goldman Sachs may serve on creditor or equity committees. These actions, for which Goldman Sachs may be compensated, may limit or preclude the flexibility that the Company may otherwise have to buy or sell securities issued by those companies, as well as certain other assets. Please also refer to “—Management of the Company by the Investment Adviser—Considerations Relating to Information Held by Goldman Sachs” above and “—Potential Limitations and Restrictions on Investment Opportunities and Activities of the Investment Adviser and the Company” below.

Subject to applicable law, Goldman Sachs or other Accounts may invest in the Company and such investments may constitute all or substantial percentages of the Company’s outstanding equity interests.

To the extent permitted by applicable law, Goldman Sachs may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Company, or with respect to the Company’s underlying securities or assets, or which may be otherwise based on or seek to replicate or hedge the Company’s performance. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Company.

Goldman Sachs may make loans or enter into margin, asset-based or other credit facilities or similar transactions that may be secured by a client’s assets or interests, including the Company’s equity, interests in an Account or assets in which the Company or another Account has an interest. Some of these borrowers may be public or private companies, or founders, officers or shareholders in companies in which the Company (directly or indirectly) invests, and such loans may be secured by securities of such companies, which may be the same as, pari passu with, or more senior or junior to, interests held (directly or indirectly) by the Company. In connection with its rights as lender, Goldman Sachs may take actions that adversely affect the Account and which may in turn adversely affect the Company (e.g., if the Company holds the same type of security that is providing the credit support to the borrower Account, such holding may be disadvantaged when the borrower Account liquidates assets in response to an action taken by Goldman Sachs).

Code of Ethics and Personal Trading

Each of the Company, GSAM, as the Company’s investment adviser, and GS & Co. and Goldman Sachs International, as principal underwriters (if applicable), has adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act designed to provide that the Company’s directors, personnel of the Investment Adviser, and certain additional Goldman Sachs personnel who support the Investment Adviser, comply with applicable federal securities laws and place the interests of clients first in conducting personal securities transactions. The Code of Ethics imposes certain restrictions on securities transactions in the personal accounts of covered persons to help avoid conflicts of interest. Subject to the limitations of the Code of Ethics, covered persons may buy and sell securities or other investments for their personal accounts, including investments in the Company, and may also take positions that are the same as, different from, or made at different times than, positions taken by the Company. Additionally, Goldman Sachs personnel, including personnel of the Investment Adviser, are subject to firm-wide policies and procedures regarding confidential and proprietary information, information barriers, private investments, outside business activities and personal trading.

Related Party Transaction Review Policy

The Audit Committee will conduct quarterly reviews of potential related party transactions brought to its attention and, during these reviews, will consider any conflicts of interest brought to its attention pursuant to the Company’s Code of Business Conduct and Ethics or Code of Ethics. Each of the Company’s directors and executive officers completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

The Company has been authorized to enter into the Investment Management Agreement with the Investment Adviser and the placement agent agreement with the Investment Adviser and Goldman Sachs. Otherwise, the Investment Adviser and its Affiliates will not provide any services to the Company or any of its subsidiaries (excluding Portfolio Companies) in exchange for compensation from the Company or such subsidiaries, except as otherwise provided in the Investment Management Agreement or the LLC Agreement. Any other transaction between the Company, on the one hand, and any Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act) of the Investment Adviser or the Company, on the other hand, that is not otherwise contemplated under the LLC Agreement or the Investment Management Agreement shall require the written approval of a majority-in-interest of the Unitholders.

Proxy Voting by the Investment Adviser

The Investment Adviser has implemented processes designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Company, and to help ensure that such decisions are made in accordance with its fiduciary obligations to its clients. Notwithstanding such proxy voting processes, proxy voting decisions made by the Investment Adviser with respect to securities held by the Company may benefit the interests of Goldman Sachs and Accounts other than the Company.

Potential Limitations and Restrictions on Investment Opportunities and Activities of the Investment Adviser and the Company

The Investment Adviser may restrict its investment decisions and activities on behalf of the Company in various circumstances, including as a result of applicable regulatory requirements, information held by Goldman Sachs, Goldman Sachs’ roles in connection with other clients and in the capital markets (including in connection with advice it may give to such clients or commercial arrangements or transactions that may be undertaken by such clients or by Goldman Sachs), Goldman Sachs’ internal policies and/or potential reputational risk or disadvantage to Accounts, including the Company, and Goldman Sachs. The Investment Adviser might not engage in transactions or other activities for, or enforce certain rights in favor of, the Company due to Goldman Sachs’ activities outside services provided to the Company and regulatory requirements, policies and reputational risk assessments.

In addition, the Investment Adviser may restrict or limit the amount of the Company’s investment, or restrict the type of governance or voting rights it acquires or exercises, where the Company (potentially together with Goldman Sachs and other Accounts) exceeds a certain ownership interest, or possesses certain degrees of voting or control or have other interests. For example, such limitations may exist if a position or transaction could require a filing or license or other regulatory or corporate consent, which could, among other things, result in additional costs and disclosure obligations for, or impose regulatory restrictions on, Goldman Sachs, including

GSAM, or on other Accounts, or where exceeding a threshold is prohibited or may result in regulatory or other restrictions. In certain cases, restrictions and limitations will be applied to avoid approaching such threshold. Circumstances in which such restrictions or limitations may arise include, without limitation: (i) a strict prohibition against owning more than a certain percentage of an issuer’s securities; (ii) a “poison pill” that would have a material dilutive impact on the holdings of the Company in the issuer should a threshold be exceeded; (iii) provisions that would cause Goldman Sachs to be considered an “interested stockholder” of an issuer should a threshold be exceeded; (iv) provisions that may cause Goldman Sachs to be considered an “affiliate” or “control person” of the issuer; and (v) the imposition by an issuer (through charter amendment, contract or otherwise) or governmental, regulatory or self-regulatory organization (through law, rule, regulation, interpretation or other guidance) of other restrictions or limitations.

When faced with the foregoing limitations, Goldman Sachs will generally avoid exceeding the threshold because exceeding the threshold could have an adverse impact on the ability of Goldman Sachs to conduct its business activities. The Investment Adviser may also reduce the Company’s interest in, or restrict the Company from participating in, an investment opportunity that has limited availability or where Goldman Sachs has determined to cap its aggregate investment in consideration of certain regulatory or other requirements so that other Accounts that pursue similar investment strategies may be able to acquire an interest in the investment opportunity. The Investment Adviser may determine not to engage in certain transactions or activities which may be beneficial to the Company because engaging in such transactions or activities in compliance with applicable law would result in significant cost to, or administrative burden on, the Investment Adviser or create the potential risk of trade or other errors. In circumstances in which the Company and one or more registered investment funds are permitted under applicable law to make side-by-side investments, Goldman Sachs, acting on behalf of the Company, may be limited in the terms of the transactions that it may negotiate under applicable law. This may have the effect of limiting the ability of the Company from participating in certain transactions or result in terms to the Company that are less favorable than would have otherwise been the case.

The Investment Adviser is not permitted to use material non-public information in effecting purchases and sales in public securities transactions for the Company. The Investment Adviser may limit an activity or transaction (such as a purchase or sale transaction) which might otherwise be engaged in by the Company, including as a result of information held by Goldman Sachs (including information held by a portfolio management team in GSAM other than the team managing the Company). For example, directors, officers and employees of Goldman Sachs may take seats on the boards of directors of, or have board of directors observer rights with respect to, companies in which the Investment Adviser invests on behalf of the Company. To the extent a director, officer or employee of Goldman Sachs were to take a seat on the board of directors of, or have board of directors observer rights with respect to, a public company, the Investment Adviser (or certain of its investment teams) would be limited and/or restricted in its or their ability to trade in the securities of the company.

The Investment Adviser may also limit the activities and transactions engaged in by the Company, and may limit its exercise of rights on the Company’s behalf or in respect of the Company, for reputational or other reasons, including where Goldman Sachs is providing (or may provide) advice or services to an entity involved in such activity or transaction, where Goldman Sachs or another Account is or may be engaged in the same or a related activity or transaction to that being considered on behalf of the Company, where Goldman Sachs or another Account has an interest in an entity involved in such activity or transaction, or where such activity or transaction or the exercise of such rights on behalf of the Company or in respect of the Company could affect Goldman Sachs, the Investment Adviser or their activities.

Furthermore, GSAM operates a program reasonably designed to ensure compliance generally with economic and trade sanctions-related obligations applicable directly to its activities (although such obligations are not necessarily the same obligations that the Company may be subject to). Such economic and trade sanctions prohibit, among other things, transactions with and the provision of services to, directly or indirectly, certain countries, territories, entities and individuals. These economic and trade sanctions, and the application by GSAM of its compliance program in respect thereof, may significantly restrict or limit the Company’s intended investment activities.

In light of the BHCA and the Volcker Rule, the Investment Adviser may be required to, or may choose to, dispose of certain investments on behalf of the Company earlier or at a different time than the Investment Adviser would otherwise have determined to do so (or earlier or at a different time than may be the case for Accounts that are not pooled investment vehicles).

In order to engage in certain transactions on behalf of the Company, the Investment Adviser will also be subject to (or cause the Company to become subject to) the rules, terms and/or conditions of any venues through which it trades securities, derivatives or other instruments. This includes, but is not limited to, where the Investment Adviser and/or the Company may be required to comply with the rules of certain exchanges, execution platforms, trading facilities, clearinghouses and other venues, or may be required to consent to the jurisdiction of any such venues. The rules, terms and/or conditions of any such venue may result in the Investment Adviser and/or the Company being subject to, among other things, margin requirements, additional fees and other charges, disciplinary procedures, reporting and recordkeeping, position limits and other restrictions on trading, settlement risks and other related conditions on trading set out by such venues.

From time to time, the Company, the Investment Adviser or its affiliates and/or their service providers or agents may be required, or may determine that it is advisable, to disclose certain information about the Company, including, but not limited to, investments held by the Company, and the names and percentage interest of beneficial owners thereof, to third parties, including local governmental authorities, regulatory organizations, taxing authorities, markets, exchanges, clearing facilities, custodians, brokers and trading counterparties of, or service providers to, the Investment Adviser or the Company. The Investment Adviser generally expects to comply with requests to disclose such information as it so determines, including through electronic delivery platforms; however, the Investment Adviser may determine to cause the sale of certain assets for the Company rather than make certain required disclosures, and such sale may be at a time that is inopportune from a pricing or other standpoint.

Pursuant to the BHCA, for so long as GSAM acts as Investment Adviser of the Company or in certain other capacities, the periods during which certain investments may be held are limited. As a result, the Company may be required to dispose of investments at an earlier date than would otherwise have been the case had the BHCA not been applicable. In addition, under the Volcker Rule, the size of Goldman Sachs’ and Goldman Sachs’ personnel’s ownership interest in certain types of funds is limited, and as a result, Goldman Sachs and Goldman Sachs’ personnel may be required to dispose of all or a portion of its investment in the Company, if applicable, including at times that other investors in the Company may not have the opportunity to dispose of their investments in the Company. Any such disposition of Company interests by Goldman Sachs and Goldman Sachs’ personnel could reduce the alignment of interest of Goldman Sachs with other investors in the Company.

Goldman Sachs may become subject to additional restrictions on its business activities that could have an impact on the Company’s activities. In addition, to the extent permitted by law, the Investment Adviser may restrict its investment decisions and activities on behalf of the Company and not other Accounts.

Brokerage Transactions

Subject to applicable law, the Investment Adviser may select broker-dealers (including affiliates of the Investment Adviser) that furnish the Investment Adviser, the Company, their affiliates and other Goldman Sachs personnel with proprietary or third-party brokerage and research services (collectively, “Brokerage and Research Services”) that provide, in the Investment Adviser’s view, appropriate assistance to the Investment Adviser in the investment decision-making process. Subject to applicable law, the Investment Adviser may pay for such Brokerage and Research Services with “soft” or commission dollars.

Subject to applicable law, Brokerage and Research Services may be used to service the Company and any or all other Accounts, including Accounts that do not pay commissions to the broker-dealer relating to the Brokerage and Research Services arrangements. As a result, the Brokerage and Research Services (including soft dollar benefits) may disproportionately benefit other Accounts relative to the Company based on the amount of commissions paid by the Company in comparison to such other Accounts. The Investment Adviser does not attempt to allocate soft dollar benefits proportionately among clients or to track the benefits of Brokerage and Research Services to the commissions associated with a particular Account or group of Accounts.

Since the Company will generally acquire and dispose of investments in privately negotiated transactions, it will infrequently use brokers in the normal course of its business. Subject to policies established by the Company’s Board of Directors, the Investment Adviser will be primarily responsible for the execution of the publicly traded securities portion of its portfolio transactions and the allocation of brokerage commissions. The Investment Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally will seek reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon Brokerage and Research Services provided to the Investment Adviser and the Company and any other Accounts. In return for such services, the Company may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

Since we generally acquire and dispose of investments in privately negotiated transactions, we infrequently use brokers in connection with our investments in directly originated senior secured corporate credit issued by private companies. Subject to policies established by our Board, the Investment Adviser is primarily responsible for the execution of the publicly traded securities of our portfolio transactions and the allocation of brokerage commissions. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, we do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon Brokerage and Research Services provided to us, the Investment Adviser and any other Accounts. Such Brokerage and Research Services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

The Investment Management Agreement permits the Investment Adviser, subject to review by the Board from time to time, to purchase and sell portfolio securities to and from brokers who provide the Investment Adviser with access to supplemental investment and market research and security and economic analyses. Such brokers may execute brokerage transactions at a higher cost to us than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Brokerage and Research Services furnished by firms through which we effect our securities transactions may be used by the Investment Adviser in servicing other clients, and not all of these services may be used by the Investment Adviser in connection with the client generating the brokerage credits. The fees received under the Investment Management Agreement are not reduced by reason of an investment adviser receiving such Brokerage and Research Services.

Our portfolio transactions are generally effected at a net price without a broker’s commission (i.e., a dealer is dealing with us as principal and receives compensation equal to the spread between the dealer’s cost for a given security and the resale price of such security). In certain foreign countries, debt securities are traded on exchanges at fixed commission rates. The Investment Management Agreement provides that the Investment Adviser, on occasions when it deems the purchase or sale of a security to be in the best interests of us as well as other customers, to aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased for us with those to be sold or purchased for other customers in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, is made by the Investment Adviser in the manner it considers to be equitable. In some instances, this procedure may adversely affect the size and price of the position obtainable for us.

Subject to the above considerations, the Investment Adviser may use an affiliate as our broker. In order for an affiliate, acting as agent, to effect securities or futures transactions for us, the commissions, fees or other remuneration received by such affiliate must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar services, securities or futures contracts. Furthermore, our Board, including a majority of our Independent Directors, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to Goldman Sachs are consistent with the foregoing standard. Brokerage transactions with Goldman Sachs are also subject to such fiduciary standards as may be imposed upon Goldman Sachs by applicable law. The amount of brokerage commissions paid by us may vary substantially from year to year because of differences in portfolio turnover rates and other factors.

Aggregation of Trades by the Investment Adviser

The Investment Adviser follows policies and procedures pursuant to which, subject to applicable law, it may combine or aggregate purchase or sale orders for the same security or other instrument for multiple clients (sometimes referred to as “bunching”) (including Accounts that are proprietary to Goldman Sachs), so that the orders can be executed at the same time and block trade treatment of any such orders can be elected when available. The Investment Adviser aggregates orders, when subject to applicable law, the Investment Adviser considers doing so appropriate and in the interests of its clients generally and may elect block trade treatment when available. In addition, under certain circumstances and subject to applicable law, trades for the Company may be aggregated with Accounts that contain Goldman Sachs assets.

When a bunched order or block trade is completely filled, or, if the order is only partially filled, at the end of the day, the Investment Adviser generally will allocate the securities or other instruments purchased or the proceeds of any sale pro rata among the participating Accounts, based on the Company’s relative size order. If an order is filled at several different prices, through multiple trades (whether at a particular broker-dealer or among multiple broker-dealers), generally all participating Accounts will receive the average price and pay the average commission. However, this may not always be the case (due to, e.g., odd lots, rounding, market practice or constraints applicable to particular Accounts).

Although it may do so in certain circumstances, the Investment Adviser does not always bunch or aggregate orders for different Accounts, elect block trade treatment or net buy and sell orders for the same Account, if portfolio management decisions relating to the orders are made separately, or if bunching, aggregating, electing block trade treatment or netting is not appropriate or practicable from the Investment Adviser’s operational or other perspective. The Investment Adviser may be able to negotiate a better price and lower commission rate on aggregated trades than on trades that are not aggregated and incur lower transaction costs on netted trades than trades that are not netted. Where transactions for an Account are not aggregated with other orders, or not netted against orders for the Company or other Accounts, the Company may not benefit from a better price and lower commission rate or lower transaction cost. Aggregation and netting of trades may disproportionately benefit some Accounts relative to other Accounts, including the Company, due to the relative amount of market savings obtained by the Accounts.

Other present and future activities of Goldman Sachs may give rise to additional conflicts of interest.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Company. In addition, as the Company’s investment program develops and changes over time, an investment in the Company may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of affiliated Goldman Sachs entities.

Indebtedness of Management

None.

(b)	Promoters and Certain Control Persons

The Investment Adviser may be deemed a promoter of us. We expect to enter into the Investment Management Agreement with the Investment Adviser on or prior to the Initial Closing Date. The Investment Adviser, for its services to us, will be entitled to receive Management Fees. In addition, under the Investment Management Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Investment Adviser and certain of its affiliates. See “Item 1(c). Description of Business—Investment Management Agreement.”

(c)	Director Independence

For information regarding the independence of our directors, see “Item 5. Directors and Executive Officers.”

ITEM 8.	LEGAL PROCEEDINGS.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our Portfolio Companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS.

Market Information

Our Units are offered and sold in transactions exempt from registration under the Securities Act under Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act, and (ii) acquiring the Units purchased by it for investment and not with a view to resale or distribution.

Because the Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold, transferred, assigned, pledged or otherwise disposed of, subject to the terms of the LLC Agreement, unless (i) our consent is granted, and (ii) the sale, transfer, assignment, pledge or other disposal of Units is registered under applicable securities laws or specifically exempted from registration (in which case the Unitholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Units until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of

Units may be made except by registration of the transfer on our books. Each transferee will be required to execute the LLC Agreement of the Company pursuant to which they will agree to be bound by these restrictions and the other restrictions imposed on the Units.

There is currently no public market for the Units, and we do not expect one to develop in the future.

Unitholders

See “Item 4. Security Ownership of Certain Beneficial Owners and Management” and “Item 10. Recent Sales of Unregistered Securities” for disclosure regarding the Unitholders. On the Initial Member Contribution Date, the Initial Member made an initial capital contribution to the Company of $10,000, and will be the sole owner of our membership interests until the Initial Drawdown Date. We will not raise additional capital prior to the Initial Drawdown Date, at which point we will raise capital from the issuance of privately offered Units.

Valuation of Portfolio Investments

In accordance with the procedures approved by our Board, the NAV per unit of our outstanding Units is determined by dividing the value of total assets minus liabilities by the total number of Units outstanding.

As a BDC, we generally invest in illiquid securities, including debt and equity investments, across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. Market quotations are generally used to assess the value of our investments for which market quotations are readily available. We obtain these market values from independent pricing services based upon trading on national securities markets, or otherwise by a principal market maker or a primary market dealer. If the Investment Adviser, as the Board appointed valuation designee, believes any such market quotation does not reflect the fair value of an Investment, the Investment Adviser, as valuation designee, may independently value such Investments by using the valuation procedure that it uses with respect to assets for which market quotations are not readily available.

As a BDC, we conduct the valuation of our assets, pursuant to which our NAV is determined, at all times consistent with U.S. generally accepted accounting principles (“GAAP”) and the Investment Company Act. Pursuant to Rule 2a-5 under the Investment Company Act, our Board of Directors has designated the Investment Adviser as the valuation designee primarily responsible for the valuation of our assets, subject to the oversight of the Board of Directors. The Investment Adviser, through its Asset Management Valuation Committee (the “Asset Management Valuation Committee”), determines the fair value of our assets on at least a quarterly basis, in accordance with such rule and the terms of Financial Accounting Standards Board ASC Codification Topic 820, Fair Value Measurement and Disclosures (“ASC 820”), subject to the oversight of the Board of Directors. Our valuation procedures are described in more detail below.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same – to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2 – inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 – inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the financial instrument.

We expect the majority of our Investments to fall within Level 3 of the fair value hierarchy. We do not expect that there will be readily available market values for most of the Investments that will be in our portfolio, and we value such Investments at fair value as determined in good faith by or under the direction of the Valuation Designee using a documented valuation policy, described below, and a consistently applied valuation process. The factors that may be taken into account in pricing our Investments at fair value include, as relevant, the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments and its earnings and discounted cash flow, and the markets in which the Portfolio Company does business, comparison to publicly traded securities and other relevant factors. Available current market data are considered such as applicable market yields and multiples of publicly traded securities, comparison of financial ratios of peer companies, and changes in the interest rate environment and the credit markets that may affect the price at which similar investments would trade in their principal market, and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Valuation Designee will consider the pricing indicated by the external event to corroborate or revise its valuation.

With respect to Investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures approved by our Board of Directors and adopted by the Valuation Designee, contemplate a multi-step valuation process conducted by the Investment Adviser each quarter and more frequently as needed. As the Valuation Designee, the Investment Adviser is primarily responsible for the valuation of the Company’s assets, subject to the oversight of the Board of Directors, as described below:

(1)

The quarterly valuation process begins with each Portfolio Company or investment being initially valued by the investment professionals of the Investment Adviser responsible for the valuation of the portfolio investment;

(2)	The Valuation Designee also engages the Independent Valuation Advisors to provide independent valuations of the investments for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the Valuation Designee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all Investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by the Investment Adviser and the Valuation Oversight Group (“VOG”), a team that is part of the controllers group of Goldman Sachs. The Independent Valuation Advisors’ valuation ranges are compared to the Investment Adviser’s valuations to ensure the Investment Adviser’s valuations are reasonable. VOG presents the valuations to the Asset Management Private Investment Valuation and Side Pocket Working Group of the Asset Management Valuation Committee (the “Asset Management Private Investment Valuation and Side Pocket Working Group”), which is comprised of a number of representatives from different functions and areas of expertise related to GSAM’s business and controls who are independent of the investment decision making process;

(4)

The Asset Management Private Investment Valuation and Side Pocket Working Group reviews and preliminarily approves the fair valuations and makes fair valuation recommendations to the Asset Management Valuation Committee;

(5)

The Asset Management Valuation Committee reviews the valuation information provided by the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors. The Asset Management Valuation Committee then assesses such valuation recommendations; and

(6)

Through the Asset Management Valuation Committee, the Valuation Designee, discusses the valuations, provides written reports to the Board of Directors on at least a quarterly basis, and, within the meaning of the Investment Company Act, determines the fair value of the investments in good faith, based on the inputs of the Asset Management Valuation Committee, the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors.

We expect that Units will not be issued at a purchase price below the then-current NAV per Unit except as permitted by the Investment Company Act.

When our NAV is determined other than on a quarter-end (such as in connection with issuances of Units on dates occurring mid-quarter), it is determined by the Investment Adviser, as valuation designee, acting under delegated authority from, and subject to the supervision of, our Board of Directors and in accordance with procedures adopted by our Board of Directors. See “Item 1A. Risk Factors—Risks Relating to Our Portfolio Company Investments—Many of our portfolio securities will not have a readily available market price and we will value these securities at fair value as determined in good faith in accordance with the Investment Company Act, which valuation will be inherently subjective and may not reflect what we may actually realize for the sale of the Investment.”

Distributions

Subject to the requirements of Section 852(a) of Subchapter M of the Code, Section 18-607 of the Delaware Act and the terms of any Financings, we will use commercially reasonable efforts to (i) distribute quarterly investment income (i.e., proceeds received in respect of interest payments, dividends or fees as opposed to proceeds received in connection with the disposition or repayment of an Investment), net of any payments of or reserves for actual or anticipated Company Expenses or other legally binding obligations with respect to Portfolio Companies and (ii) distribute substantially all of our investment company taxable income and net capital gain for each taxable year in order to qualify for treatment as a RIC, for any such taxable year, in each case in the form of cash distributions; provided that, depending on the level of taxable income and net capital gain earned in a year, we may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax. Except as provided by the LLC Agreement, distributions may be made at such times and in such amounts as determined by us.

Distributions will generally be made among Unitholders pro rata on a per Unit basis (subject to adjustments for withholding tax). However, no distribution shall be made to a Unitholder to the extent not permitted under applicable law.

Upon liquidation of the Company, after payment or provision for payment of the Company’s debts and other liabilities, the Company’s remaining net assets will be distributed among Unitholders equally on a per Unit basis (subject to the payment of other Company expenses).

All distributions to the Unitholders will be made in cash in U.S. dollars.

Recycling

Subject to the requirements of Section 852(a) of Subchapter M of the Code, the terms of any Financings, and the terms of the LLC Agreement, proceeds realized by us from the sale or repayment of any Investment (as opposed to investment income) (but not in excess of the cost of such Investment) may be retained and reinvested by us at any time during our life; provided that upon at least sixty (60) days’ written notice from a majority-in-interest of Unitholders indicating their desire to elect to cause us to suspend such reinvestment of proceeds in new Investments (other than Additional Investments), we shall suspend such reinvestment of proceeds until such date (if any) as a majority-in-interest of Unitholders provides written notice electing to begin reinvesting again. Any amounts so reinvested will not reduce a Unitholder’s Undrawn Commitment. Proceeds realized by the Company from the sale or repayment of any Investment (i) in excess of the cost of such Investment or (ii) during any period in which reinvestment has been suspended, shall be distributed to the Unitholders as soon as practicable upon receipt by the Company, net of any payments of or reserves for actual or anticipated Company Expenses or other legally binding obligations with respect to Portfolio Companies.

To the extent that we retain net capital gains for reinvestment or carry forward taxable income for distribution in the following year, there may be certain tax consequences to us and the Unitholders. See “Item 1(c). Business—Description of Business—Certain U.S. Federal Income Tax Considerations.”

Recall

Except as otherwise required pursuant to applicable law or regulation, distributions made to Unitholders pursuant to “—Distributions” above are not subject to recall by the Company.

Reports to Unitholders

In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement for our Units with the SEC under the Exchange Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The Initial Member, an affiliate of the Investment Adviser, is the sole owner of our membership interests, which were acquired for an initial capital contribution of $10,000 on May 1, 2024 in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Each purchaser of Units is required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act, and (ii) acquiring the Units purchased by it for investment and not with a view to resale or distribution.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Limited Liability Company Units

Unitholders are entitled to one vote for each Unit held on all matters submitted to a vote of Unitholders and do not have cumulative voting rights. Unitholders are entitled to receive proportionately any dividends declared by the Board of Directors. Upon our liquidation, dissolution or winding up, the Unitholders will be entitled to receive ratably our net assets available after the payment of (or establishment of reserves for) all debts and other liabilities. Unitholders have no redemption or preemptive rights.

Transfer and Resale Restrictions; Required Transfers

The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Company and the Placement Agent may offer the Units only to purchasers of Units who represent that they are (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) acquiring the Units purchased by them for investment and not with a view to resale or distribution.

Each purchaser of Units will be required to complete and deliver to the Placement Agent and the Company, prior to the acceptance of any order, a Subscription Agreement substantiating the purchaser’s investor status and including other limitations on resales and transfers of the Units.

Subject to certain exceptions set forth in the LLC Agreement, the transferability of Units by Unitholders is restricted and purchasers of Units will not be permitted to transfer their Units, including a transfer of solely an economic interest, without our prior written consent. We expect to withhold our consent if any such transfer would (i) result in a violation of applicable securities law, (ii) result in our no longer being eligible to be treated as a RIC, (iii) result in us being subject to additional, materially adverse regulatory or compliance requirements imposed by laws other than the Exchange Act or the Investment Company Act or (iv) result in all or any portion of our assets becoming “plan assets” of any ERISA Unitholder within the meaning of the Plan Assets Regulation. Notwithstanding the foregoing, no consent will generally be required for a transfer of all or a part of any Unitholder’s Units to a related person of such Unitholder. Units may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions, and therefore investors will be subject to restrictions on resale and transfer associated with securities sold pursuant to Regulation D, Regulation S and other exemptions from registration under the Securities Act.

Any transfer of Units in violation of these provisions will be void, and any intended recipient of the Units will acquire no rights in such Units and will not be treated as a Unitholder for any purpose. Prospective investors in the Units should not invest in the Units unless they are prepared to retain their Units until the Company liquidates.

Under the terms of the LLC Agreement, in the event any person is or becomes the owner of Units, and such ownership of Units would result in a violation of any of the above provisions, we may, and each of the Unitholders has agreed and acknowledged that we will have the power to repurchase the Units of such person, or require such person to transfer their Units to another person; provided, any such repurchase will be conducted in accordance with the terms of the LLC Agreement and Section 23 of the Investment Company Act and applicable rules thereunder.

Voting

Any Units held by a Unitholder that is a “feeder fund” subject to Section 12(d)(1)(E) of the Investment Company Act will be voted either (i) in proportion to the voting instructions received from the security holders of such Unitholder (i.e., on a “pass-through basis”) or (ii) in the same proportion as the votes or consents of all other Unitholders that voted on such matters (i.e. “mirror voting”), in each case in accordance with the requirements of Section 12(d)(1)(E) of the Investment Company Act.

Separate Agreements with Unitholders

Subject to applicable law, each of the Investment Adviser and/or the Company has the right, in its sole discretion, and without notice to or the approval of any Unitholder, to enter into direct contractual arrangements with a Unitholder (including in respect of Goldman Sachs or any affiliate thereof) that reflect terms privately agreed between the Investment Adviser and/or the Company, on the one hand, and the relevant Unitholder on the other hand that may have the effect of altering or supplementing certain of a Unitholder’s rights and/or obligations with respect to such Unitholder’s investment in the Company. None of these separate agreements with Unitholders have, or will have, the effect of creating different investment terms in the Company and such agreements primarily, or will primarily, address administrative, tax and other operational matters, including information rights.

Limited Liability of the Members

No Unitholder will be liable for any of the debts, liabilities or obligations of the Company except to the extent otherwise required by law. Each Unitholder will be required to pay to us (a) any Commitments that they have agreed to make to us, (b) the amount of any distribution that it is required to return to us pursuant to the LLC Agreement or applicable law, and (c) the unpaid balance of any other payments that it is expressly required to make to us pursuant to the LLC Agreement or pursuant to its Subscription Agreement, as the case may be.

Delaware Law and Certain Limited Liability Company Agreement Provisions

Organization and Duration

The Company was formed as a Delaware limited liability company on February 26, 2024. The Company will remain in existence until dissolved in accordance with the LLC Agreement or pursuant to Delaware law.

Purpose

Subject to the terms of the LLC Agreement, the Company may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware.

Agreement to be Bound by the LLC Agreement; Power of Attorney

By executing the Subscription Agreement (which signature page constitutes a counterpart signature page to the LLC Agreement), each investor accepted by us is agreeing to be admitted as a member of the Company and bound by the terms of the LLC Agreement. Pursuant to the LLC Agreement, each Unitholder and each person who acquires Units from a Unitholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the Board of Directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the LLC Agreement.

Capital Call Mechanics

From time to time in its discretion, the Company may issue drawdowns on all or any portion of the Unitholders’ Undrawn Commitments. The Undrawn Commitments will equal total Commitments minus amounts that Unitholders have contributed to purchase Units on previous Drawdown Dates, subject to the limitations described in Item 1(c). Business—Description of Business—Drawdown Dates.

Drawdown notices will be issued at least ten (10) Qatari Business Days prior to the Drawdown Date, as applicable, and will require investors to purchase Units in an amount not to exceed their Undrawn Commitments. Each drawdown notice will (i) describe the purpose for which capital call is being called (e.g., making of Investment) and (ii) be sent to each Unitholder by email to the contacts provided in their Subscription Agreement or by an international courier service to the address set forth in its Subscription Agreement. Purchases will generally be made pro rata in accordance with the investors’ Commitments, at a per-Unit price equal to the then-current NAV per Unit. For purposes of this calculation, the NAV per Unit may be based on the NAV per Unit calculated at the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to adjustments for material changes and to the limitations of the Investment Company Act (which generally prohibits the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

Each Unitholder is and will remain absolutely, irrevocably and unconditionally obligated to fund Undrawn Commitments called in accordance with drawdown notices duly given under the LLC Agreement and to perform its other obligations under the LLC Agreement and its Subscription Agreement, in each case, without set-off, defense (other than defense of payment), counterclaim or reduction based on any claim against any Person (including any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code.

We may draw all or any portion of a Unitholder’s Commitment at any time for any permitted purpose prior to the termination of the Investment Period. Following the end of the Investment Period, we will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or our anticipated Company Expenses, whether incurred before or after the end of such Investment Period or (ii) to make Additional Investments.

Resignation and Removal of Directors; Procedures for Vacancies

A director may resign from the Board of Directors at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the chief executive officer(s) of the Company or the Secretary. The resignation will take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation will not be necessary to make it effective unless otherwise expressly provided in the resignation. Any or all of the directors may be removed at any time for cause by the affirmative vote of a majority-in-interest of the Unitholders. Within thirty (30) days following the termination of the Investment Management Agreement by the affirmative vote of a majority-in-interest of the Unitholders, a majority-in-interest of the Unitholders can require that a special meeting of the Unitholders be called at which meeting any or all of the directors may be removed by the affirmative vote of a majority-in-interest of Unitholders, subject to the meeting requirements set forth in the LLC Agreement. A majority-in-interest of the Unitholders may remove and/or replace any or all of the directors in connection with a Special Meeting. See “Item 1(c). Business—Term” for additional details.

Except as otherwise provided by applicable law, including the Investment Company Act, any newly created directorship on the Board of Directors that results from an increase in the number of directors, and any vacancy occurring in the Board of Directors that results from the death, resignation, retirement, disqualification or removal of a director or other cause, will be filled exclusively by the affirmative vote of a majority of the remaining directors in office, although less than a quorum (with a quorum being a majority of the total number of directors), or by a sole remaining director; provided that with respect to any vacancy occurring in the Board of Directors resulting from (i) a removal of a director for cause, (ii) pursuant to the preceding paragraph or

(iii) pursuant to the vote of a majority-in-interest of Unitholders at a Special Meeting, any nomination and election of a replacement director to fill such vacancy will instead require the consent of a majority-in-interest of the Unitholders. Any director elected to fill a vacancy or newly created directorship will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified, or until his or her death, resignation, retirement, disqualification or removal.

Action by Unitholders

Under the LLC Agreement, Unitholder action can be taken only at a meeting of Unitholders or by written consent in lieu of a meeting by Unitholders representing at least the number of Units required to approve the matter in question.

Only the Board of Directors, the Chair of the Board or the Company’s Chief Executive Officer may call a meeting of Unitholders. In addition, our secretary shall call a special meeting of Unitholders with respect to any matter that is or would be the subject of a Unitholder vote upon receipt of a written request for such a meeting submitted on behalf of owners of at least 25% of our Units. Only business specified in the Company’s notice of meeting (or supplement thereto) may be conducted at a meeting of Unitholders.

Amendment of the Limited Liability Company Agreement; Approval by Unitholders

The terms and provisions of the LLC Agreement may be amended (which term includes any waiver, modification, addition or deletion of the LLC Agreement) during or after the term of the Company, with any required consent or approval of the Board of Directors, together with the prior written consent or approval of a majority-in-interest of the Unitholders, including at the election of a majority-in-interest of Unitholders in certain circumstances. The terms and provisions of the LLC Agreement may be amended with the consent of the Board of Directors and without the need to seek the consent of any Unitholder (i) to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any printing, stenographic or clerical errors or omissions in order that the LLC Agreement shall accurately reflect the agreement among the Unitholders; or (ii) to make such changes as the Board of Directors in good faith deems necessary to comply with any requirements applicable to the Company or its Affiliates under the Investment Company Act or any similar state or federal law; provided, however, that no amendment may be made pursuant to clauses (i) or (ii) above if such amendment would (1) subject any Unitholder to any adverse consequences without such Unitholder’s consent, (2) diminish the rights or protections of one or more Unitholders (including, for the avoidance of doubt, provisions intended to protect one or more Unitholders from suffering certain adverse tax consequences), or (3) diminish or waive in any material respect the duties and obligations of the Board of Directors to the Company or the Unitholders. The Company will not consent to any amendment to the Administration Agreement or the Company’s placement agent agreement, custody agreement or transfer agency and service agreement that would have an adverse consequence on any Unitholder without the prior written consent of such Unitholder. The Company will not replace the administrator, placement agent, custodian or transfer agent without the approval of a majority-in-interest of the Unitholders, unless such replacement occurs across the BDCs managed or advised alongside the Company by the Investment Adviser or its Affiliates on terms that are consistent across such BDC platform. The Company will promptly notify the Unitholders in writing of any such replacement.

Arbitration; Waiver of Jury Trial

Each party to the LLC Agreement agrees to settle any suit, action, proceeding or dispute, arising under or in connection with the LLC Agreement, except for those arising under the U.S. federal securities laws, under the then current Rules of Arbitration of the International Chamber of Commerce pursuant to procedures set forth in the LLC Agreement. Each party to the LLC Agreement waives all rights to trial by jury in any action, suit or prior proceeding arising out of or relating to the LLC Agreement.

Our Term

The term of the Company is as described under “Item 1(c). Business—Description of Business—Term.”

Books and Reports

The Company is required to keep appropriate books of its business at its principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP. For financial reporting purposes, the Company’s fiscal year is a calendar year ending December 31.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The LLC Agreement provides that, to the fullest extent permitted by applicable law, none of the Company’s officers, directors or employees (each, an “Indemnified Person”) will be liable to the Company or to any Unitholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, fraud, material violation of any U.S. federal or state securities law, knowing violation of any other applicable law, material breach of the LLC Agreement or the Investment Management Agreement or reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position or intentional or criminal wrongdoing on its part (“Disabling Conduct”).

The Company will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Company, including the operations of the Company and the offering of Units, except for losses incurred by an Indemnified Person arising (i) solely from the Indemnified Person’s own Disabling Conduct or (ii) from a dispute solely among any of the Indemnified Persons.

Under the indemnification provision of the LLC Agreement, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification will be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the Investment Company Act.

So long as the Company is regulated under the Investment Company Act, the above indemnification and limitation of liability is limited by the Investment Company Act or by any valid rule, regulation or order of the SEC thereunder. The Investment Company Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, the Company has obtained liability insurance for its officers and directors.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is a list of our audited financial statements included in this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)	Exhibits

Exhibit Index

3.1*	Certificate of Formation

3.2***	Form of Second Amended and Restated Limited Liability Company Agreement

10.1**	Form of Investment Management and Advisory Agreement

10.2*	Administration Agreement, dated as of April 30, 2024, between the Company and State Street Bank and Trust Company

10.3†*	Custodian Contract, dated as of April 30, 2024, between the Company and State Street Bank and Trust Company

10.4	Form of Subscription Agreement

†

Certain schedules, exhibits or addenda have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, exhibit or addendum to the SEC upon its request.

*	Previously filed on May 29, 2024.
**	Previously filed on July 12, 2024.
***	Previously filed on July 23, 2024.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

West Bay BDC LLC (Registrant)

Date: August 14, 2024	By:	/s/ Stanley Matuszewski
	Name:	Stanley Matuszewski
	Title:	Chief Financial Officer and Treasurer

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Initial Member of West Bay BDC LLC

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of West Bay BDC LLC (the “Company”) as of June 30, 2024 , and the related statements of operations, of changes in member’s capital, and of cash flows for the period from May 1, 2024 (inception) to June 30, 2024, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and the results of its operations, changes in its member’s capital and its cash flows for the period from May 1, 2024 (inception) to June 30, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 22, 2024

We have served as the auditor of one or more investment companies in the following group of business development companies since 2012;

West Bay BDC LLC,

Goldman Sachs BDC, Inc.,

Goldman Sachs Private Middle Market Credit LLC,

Goldman Sachs Private Middle Market Credit II LLC,

Goldman Sachs Middle Market Lending Corp. II,

Phillip Street Middle Market Lending Fund LLC, and

Goldman Sachs Private Credit Corp.

West Bay BDC LLC

Statement of Financial Condition

As of June 30, 2024
Assets
Cash	$10,000
Deferred offering costs	866,466
Deferred directors’ and officers’ liability insurance	53,496

Total Assets	$929,962

Liabilities
Accrued deferred offering costs	$1,040,329
Accrued organization costs	927,981
Accrued directors’ and officers’ liability insurance	76,538
Directors’ fees payable	17,333
Accrued expenses and other liabilities	2,229

Total liabilities	$2,064,410

Commitments and Contingencies (Note 4)

Member’s capital
Preferred units (no units issued and outstanding)	$—
Common units (500 units issued and outstanding)	10,000
Distributable earnings (losses)	(1,144,448)

Total member’s capital (deficit)	$(1,134,448)

Total liabilities and member’s capital (deficit)	$929,962

Net asset value per unit	$(2,269)

The accompanying notes are an integral part of these financial statements.

West Bay BDC LLC

Statement of Operations

For the period from May 1, 2024 (inception) to June 30, 2024
Revenue	$—

Expenses
Organization costs	$927,981
Offering costs	173,863
Directors’ fees	17,333
Other general and administrative expenses	25,271

Total expenses	$1,144,448

Net income (Loss)	$(1,144,448)

Weighted average units outstanding	500
Loss per unit (basic and diluted)	$(2,289)

The accompanying notes are an integral part of these financial statements.

West Bay BDC LLC

Statement of Changes in Member’s Capital

For the period from May 1, 2024 (inception) to June 30, 2024
Member’s capital at beginning of period	$—
Net increase (decrease) in member’s capital from operations:
Net income (loss)	$(1,144,448)

Net increase (decrease) in member’s capital from operations	$(1,144,448)

Capital transactions:
Issuance of common units	$10,000

Net increase (decrease) in member’s capital from capital transactions	$10,000

Total increase (decrease) in member’s capital	$(1,134,448)

Member’s capital at end of period	$(1,134,448)

The accompanying notes are an integral part of these financial statements.

West Bay BDC LLC

Statement of Cash Flows

For the period from May 1, 2024 (inception) to June 30, 2024
Cash flows from operating activities:
Net Increase (decrease) in net assets from operations:	$(1,144,448)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used for) operating activities:
Amortization of deferred offering costs	173,863
Change in operating assets and liabilities:
(Increase) decrease in deferred directors’ and officers’ liability insurance	(53,496)
Increase (decrease) in accrued organization costs	927,981
Increase (decrease) in accrued directors’ and officers’ liability insurance	76,538
Increase (decrease) in directors’ fees payable	17,333
Increase (decrease) in accrued expenses and other liabilities	2,229

Net cash provided by (used for) operating activities	$—

Cash flows from financing activities:
Proceeds from issuance of common stock	$10,000

Net cash provided by (used for) financing activities	$10,000

Net increase (decrease) in cash	$10,000

Cash, end of period	$10,000

The accompanying notes are an integral part of these financial statements.

West Bay BDC LLC

Notes to Financial Statements

1.	ORGANIZATION

West Bay BDC LLC (the “Company”) is a Delaware limited liability company that was formed on February 26, 2024. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, and last-out portions of such loans, second lien debt, unsecured debt, including mezzanine debt, and select equity investments.

Goldman Sachs Asset Management, L.P. (“GSAM”), a Delaware limited partnership and an affiliate of Goldman Sachs & Co. LLC, is the investment adviser (the “Investment Adviser”) of the Company.

The Company is conducting a private offering pursuant to which investors will make a capital commitment (a “Commitment”) to purchase common units of the Company’s limited liability company interests (the “Units”) pursuant to a subscription agreement entered into with the Company pursuant to which the investor will agree to purchase Units for an aggregate purchase price equal to its Commitment. Each investor will be required to purchase the Units each time the Company delivers a drawdown notice at least ten business days on which banks are open for business in the state of Qatar (“Qatari Business Days”) prior to the required funding date. The private offering and sale of Units will be made in reliance on one or more exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act and Regulation D and Regulation S under the Securities Act.

On May 1, 2024 (the “Inception Date”), the Company received a capital commitment of $10,000 from an affiliate of the Investment Adviser (the “Initial Member”). The Initial Member is the sole owner of the Company’s interests and the Initial Member is expected to continue to be the sole owner of the Company’s interests until the date that investors in the Company, other than the Initial Member, make their initial capital contributions to the Company (the “Initial Drawdown Date”).

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. This requires the Company’s management to make estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

Cash

Cash consists of deposits held at a custodian bank. As of June 30, 2024, the Company held $10,000 in cash.

Income Taxes

As of June 30, 2024, the Company is a single member limited liability company, which is a disregarded entity for U.S. federal income tax purposes. As such the Company has adopted an accounting policy of not recording a tax provision.

The Company intends to elect to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not be required to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its unitholders as dividends. As a result, any U.S. federal income tax liability related to income earned by the Company and distributed by the Company to its unitholders represent obligations of the Company’s unitholders and will not be reflected in the financial statements of the Company.

Offering Costs

Offering costs consist primarily of fees incurred in connection with the continuous offering of Units, including legal, printing and other costs, as well as costs associated with the preparation of the Company’s registration statement on Form 10. Offering costs are recognized as a deferred charge and are amortized on a straight line basis over 12 months beginning on the Inception Date.

Organization Costs

Organization costs include costs relating to the formation and organization of the Company. These costs are expensed as incurred. Upon the Initial Drawdown Date, the Company’s unitholders will bear such costs.

Expense Reimbursement

The Investment Adviser will reimburse the Company for any initial Offering Costs and Organization Costs borne by the Company in excess of $2.25 million in the aggregate (the “Organizational Expense Cap”).

Ordinary Operating Expenses (as defined below) ultimately borne by the Company will not exceed (i) $2.0 million for the twelve-month period beginning on the Initial Drawdown Date and ending on the day before the one-year anniversary thereof (or if such day does not occur on a calendar quarter-end, the following calendar quarter-end), (ii) $3.25 million for the twelve-month period immediately following the period set forth in clause (i), (iii) $3.25 million for the twelve-month period immediately following the period set forth in clause (ii) and (iv) $5.0 million for each twelve-month period thereafter (collectively, the “Operating Expenses Cap”). The Investment Adviser will reimburse the Company for any Ordinary Operating Expenses borne by the Company in excess of the Operating Expense Cap.

On the Initial Drawdown Date, Company expenses incurred prior to the Initial Drawdown Date (i) will be borne by the Unitholders in proportion to the relative number of Units they hold on the Initial Drawdown Date (after taking into account any Units issued on the Initial Drawdown Date) and (ii) will be taken into account in calculating the cap under clause (i) of the Operating Expenses Cap.

“Ordinary Operating Expenses” mean the operating expenses of the Company, excluding (i) Offering Costs and Organization Costs, (ii) interest, fees and other expenses payable on certain financings, (iii) taxes, (iv) the Management Fee (as defined below), (v) brokers’ commissions and (vi) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the Company’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses not incurred in the ordinary course of the Company’s business.

Directors’ and Officers’ Liability Insurance

The Company has obtained liability insurance for its directors and officers. These costs are recognized as a deferred charge and will be amortized using the straight-line method over the term of the insurance policy, beginning on the date the Company entered into the insurance policy agreement. Deferred costs related to the Directors’ and Officers’ Liability Insurance are presented separately on the Company’s Statement of Financial Condition.

New Accounting Pronouncements

In November 2023, the FASB issued Accounting Standard Update (“ASU”) No. 2023-07, “Improvements to Reportable Segment Disclosures.” This ASU requires enhanced disclosures about significant segment expenses. In addition, the ASU requires specific disclosures related to the title and position of the individual (or the name of the group or committee) identified as the Chief Operating Decision Maker (“CODM”); and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, under a retrospective approach. The Company is assessing the impact of the new ASU on its financial statements.

3.	SIGNIFICANT AGREEMENTS AND RELATED PARTIES

The investment management and advisory agreement (the “Investment Management Agreement”) between the Company and the Investment Adviser was approved by the board of directors of the Company, including the independent directors, at a meeting held in person on April 30, 2024 and by the Initial Member on May 1, 2024, and is expected to be entered into on or prior to the first date on which the Company accepts subscriptions for Units, other than from the Initial Member.

Under the terms of the Investment Management Agreement, the Company will pay the Investment Adviser a base management fee. The cost of the management fee will ultimately be borne by the Company’s unitholders.

Management Fee

The Company pays the Investment Adviser a management fee (the “Management Fee”), accrued and payable quarterly in arrears. The Management Fee is calculated at an annual rate of 1.40% (0.35% per quarter) of the average NAV of the Company at the end of each of the two most recently completed calendar quarters. The Management Fee for the Company’s first quarter (i.e., the period beginning on the Initial Drawdown Date and ending on the last day of the quarter in which the Initial Drawdown Date occurred) is equal to 0.35% (i.e., an annual rate of 1.40%) of the average of the Company’s NAV at the end of such quarter and zero (i.e., the Company’s NAV attributable to third-party investors immediately prior to the Initial Drawdown Date). The Management Fee for any partial quarter will be appropriately prorated. The Investment Adviser waives a portion of its management fee payable by the Company in an amount equal to any fees paid to the Investment Adviser or an affiliate thereof in respect of any investment by the Company in money markets or similar funds sponsored or managed by the Investment Adviser or an affiliate thereof that are borne by the Company. To the extent that the Private Credit Business of Goldman Sachs Asset Management (the “Team”) receives from portfolio companies of the Company or otherwise any transaction or monitoring fees or any fees for services rendered or having an officer or employee hold board seats with respect to such portfolio companies in connection with the Company’s investment in such portfolio companies, in each case that are retained by the Team (e.g., excluding any fees that are shared with the Company and potentially other clients of or investment vehicles managed by the Investment Adviser), one hundred percent (100%) of the Company’s allocable portion of any such fees (which, in the case of any board of director fees, shall only include cash compensation paid to employees of the Team (but excluding consultants) for such service) will be credited against future Management Fees.

For each additional $500 million of new or increased Commitments (excluding any new or increased Commitments made by the Investment Adviser and/or any of its affiliates) accepted by the Company on a date subsequent to the date of the Company’s initial closing on capital commitments from investors, the quarterly Management Fee rate will be reduced by 0.0125% (i.e., an annual rate reduction of 0.05%). The Management Fee rate will be subject to a quarterly floor of 0.3125% (i.e., an annual rate of 1.25%). If such new or additional $500 million Commitment is made on a day other than the first day of a calendar quarter, such reduced Management Fee rate shall be applied on a prorated basis (based on calendar days) for such quarter.

In addition, for the six-month period beginning on the first day of the calendar quarter occurring on or immediately following the one-year anniversary of the dissolution date of the Company (such period, the “Six-Month Period”), the Management Fee rate will be reduced by 50% (e.g., if the Company is subject to a quarterly Management Fee rate of 0.35% immediately prior to the Six-Month Period, then during the Six-Month Period, the Company will be subject to a quarterly Management Fee rate of 0.175%). Thereafter, the Company shall no longer be subject to a Management Fee.

There was no Management Fee incurred for the period from May 1, 2024 (inception) to June 30, 2024.

Administration and Custodian Fees

The Company has entered into an administration agreement with State Street Bank and Trust Company (the “Administrator”) under which the Administrator provides various accounting and administrative services to the Company. The Company will pay the Administrator fees for its services as the Company determines are commercially reasonable in its sole discretion. The Company will also reimburse the Administrator for all reasonable expenses. To the extent that the Administrator outsources any of its functions, the Administrator will pay any compensation associated with such functions. The Administrator also serves as the Company’s custodian.

There were no administration and custodian fees incurred for the period from May 1, 2024 (inception) to June 30, 2024.

Transfer Agent Fees

The Company has entered into a transfer agency agreement (the “Transfer Agency Agreement”) with State Street Bank and Trust Company pursuant to which State Street Bank and Trust Company serves as the Company’s transfer agent and disbursing agent.

There were no transfer agent fees incurred for the period from May 1, 2024 (inception) to June 30, 2024.

Director Fees

Each of the Company’s independent directors is compensated with an annual fee of $30,000 (or $60,000 if the Company’s total called capital exceeds $450,000,000) for his or her services as a director. The chair of the Company’s board of directors receives an additional annual fee of $10,000 (or $20,000 if the Company’s total called capital exceeds $450,000,000) for his or her additional services in such capacity. The director designated as “audit committee financial expert” receives an additional annual fee of $4,000 (or $8,000 if the Company’s total called capital exceeds $450,000,000) for his or her additional services in such capacity.

For the period from May 1, 2024 (inception) to June 30, 2024, the Company incurred director fees of $17,333. As of June 30, 2024 $17,333 remains payable.

4.	COMMITMENTS AND CONTINGENCIES

Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure of the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

5.	SUBSEQUENT EVENTS

Subsequent events after the date of the Statement of Financial Condition have been evaluated through July 22, 2024, the date the financial statements were available to be issued. The Company has concluded that there are no items requiring adjustments or disclosure in the financial statements.

ANNEX A

GOLDMAN SACHS ASSET MANAGEMENT’S PROXY VOTING GUIDELINES SUMMARY

The following is a summary of the material Proxy Voting Guidelines (the “Guidelines”), which form the substantive basis of our Policy and Procedures on Proxy Voting for Investment Advisory Clients (the “Policy”). As described in the main body of the Policy, one or more Portfolio Management Teams and/or the Global Stewardship Team may diverge from the Guidelines and a related Recommendation on any particular proxy vote or in connection with any individual investment decision in accordance with the Policy.

Region: Americas

The following section is a summary of the Guidelines, which form the substantive basis of the Policy with respect to North, Central and South American public equity investments of operating and/or holding companies. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market.

1.	Business Items

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply within the last year:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; or material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services are excessive (generally over 50% or more of the audit fees).

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services or asking for audit firm rotation.

Reincorporation Proposals

We may support management proposals to reincorporate as long as the reincorporation would not substantially diminish shareholder rights. We may not support shareholder proposals for reincorporation unless the current state of incorporation is substantially less shareholder friendly than the proposed reincorporation, there is a strong economic case to reincorporate or the company has a history of making decisions that are not shareholder friendly.

Exclusive Venue for Shareholder Lawsuits

Generally vote FOR on exclusive venue proposals, taking into account:

•	Whether the company has been materially harmed by shareholder litigation outside its jurisdiction of incorporation, based on disclosure in the company’s proxy statement;

•	Whether the company has the following governance features:

•	Majority independent board;

•	Independent key committees;

•	An annually elected board;

•	A majority vote standard in uncontested director elections;

•	The absence of a poison pill, unless the pill was approved by shareholders; and/or

•	Separate Chairman CEO role or, if combined, an independent chairman with clearly delineated duties.

Virtual Meetings

Generally vote FOR proposals allowing for the convening of hybrid* shareholder meetings if it is clear that it is not the intention to hold virtual-only AGMs. Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

Public Benefit Corporation Proposals

Generally vote FOR management proposals and CASE-BY-CASE on shareholder proposals related to the conversion of the company into a public benefit corporation.

Amend Articles of Incorporation to Provide for Officer and Director Exculpation

Generally vote FOR management proposals to amend the company’s certificate of incorporation to reflect new Delaware law provisions regarding officer and director exculpation.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Administrative Requests

Generally vote FOR non-contentious administrative management requests.

2.	Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should consist of a majority of independent directors and/or meet local best practice expectations; and should be held accountable for actions and results related to their responsibilities. Vote on director nominees should be determined on a CASE-BY-CASE basis.

Voting on Director Nominees in Uncontested Elections

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST or WITHHOLD from members of the Nominating Committee:

•

At companies that do not meet the board diversity requirements of local listing rules, corporate governance codes, national targets, or is not representative relative to the board composition of companies in their market; and

•	At companies within the S&P 500, if, in addition to our gender expectations, the board does not have at least one diverse director from a minority ethnic group;

Vote AGAINST or WITHHOLD from the full board at companies incorporated in the US that do not have any woman directors.

Vote AGAINST or WITHHOLD from individual directors who:

•	Sit on more than five public company boards;

•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards.

Vote AGAINST or WITHHOLD from members of the Nominating Committee if the average board tenure exceeds 15 years, and there has not been a new nominee in the past 5 years.

Director Independence

At companies incorporated in the US, where applicable, the New York Stock Exchange or NASDAQ Listing Standards definition is to be used to classify directors as inside directors, affiliated outside directors, or independent outside directors.

Additionally, we will consider compensation committee interlocking directors to be affiliated (defined as CEOs who sit on each other’s compensation committees).

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors (as described above) when:

•	The inside director or affiliated outside director serves on the Audit, Compensation or Nominating Committees; and

•

The company lacks an Audit, Compensation or Nominating Committee so that the full board functions as such committees and inside directors or affiliated outside directors are participating in voting on matters that independent committees should be voting on.

Director Accountability

Vote AGAINST or WITHHOLD from individual directors who attend less than 75% of the board and committee meetings without a disclosed valid excuse.

Generally, vote FOR the bundled election of management nominees, unless adequate disclosures of the nominees have not been provided in a timely manner or if one or more of the nominees does not meet the expectation of our policy.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices.

Vote AGAINST or WITHHOLD from members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•	Material failures of governance, stewardship, or fiduciary responsibilities at the company including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If we did not support the shareholder proposal,, we may still vote against the committee member(s).

•

The company’s poison pill has a dead-hand or modified dead-hand feature for two or more years. Vote against/withhold every year until this feature is removed; however, vote against the poison pill if there is one on the ballot with this feature rather than the director;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

The company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (Scope 1, Scope 2, Scope 3 emissions), material to the company’s business

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Committee Responsibilities and Expectations

Companies should establish committees to oversee areas such as audit, executive and non-executive compensation, director nominations and ESG oversight. The responsibilities of the committees should be publicly disclosed.

Audit Committee

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

•	The non-audit fees paid to the auditor are excessive (generally over 50% or more of the audit fees);

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•	There is excessive pledging or hedging of stock by executives;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of GAAP and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Compensation Committee

See section 3 on Executive and Non-Executive compensation for reasons to withhold from members of the Compensation Committee.

Nominating/Governance Committee

Generally vote AGAINST or WITHHOLD from the members of the Nominating/Governance Committee if:

•

A company maintains a classified board structure without a sunset provision, has opted into, or failed to opt out of, state laws requiring a classified board structure or has a capital structure with unequal voting rights

•

At the previous board election, any director received more than 50% withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•	The board does not meet our diversity expectations;

•	The board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or could adversely impact shareholders.

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed; and

•	Whether minority or majority representation is being sought.

Proxy Access

Vote CASE-BY-CASE on shareholder or management proposals asking for proxy access.

We may support proxy access as an important right for shareholders and as an alternative to costly proxy contests and as a method for us to vote for directors on an individual basis, as appropriate, rather than voting on one slate or the other. While this could be an important shareholder right, the following factors will be taken into account when evaluating the shareholder proposals:

•	The ownership thresholds, percentage and duration proposed (we generally will not support if the ownership threshold is less than 3%);

•	The maximum proportion of directors that shareholders may nominate each year (we generally will not support if the proportion of directors is greater than 25%); and

•	Other restricting factors that when taken in combination could serve to materially limit the proxy access provision.

We will take the above factors into account when evaluating proposals proactively adopted by the company or in response to a shareholder proposal to adopt or amend the right. A vote against governance committee members could result if provisions exist that materially limit the right to proxy access.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses

Other Board Related Proposals (Management and Shareholder)

Independent Board Chair (for applicable markets)

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

Proposals Regarding Board Declassification

We will generally vote FOR management and shareholder proposals regarding the adoption of a declassified board structure.

Majority Vote Shareholder Proposals

We will vote FOR proposals requesting that the board adopt majority voting in the election of directors provided it does not conflict with the state law where the company is incorporated. We also look for companies to adopt a post- election policy outlining how the company will address the situation of a holdover director.

Cumulative Vote Shareholder Proposals

We will generally vote FOR shareholder proposals to restore or provide cumulative unless:

•

The company has adopted (i) majority vote standard with a carve-out for plurality voting in situations where there are more nominees than seats and (ii) a director resignation policy to address failed elections.

3.	Executive and Non- Executive Compensation

Pay Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of compensation criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Compensation practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST/WITHHOLD from compensation committee members.

Equity Compensation Plans

We will generally vote FOR management proposals on equity-based compensation plans. Evaluation takes into account potential plan cost, plan features and grant practices. While a negative combination of these factors could cause a vote AGAINST, other reasons to vote AGAINST the equity plan could include the following factors:

•	The plan permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval; or

•	There is more than one problematic material feature of the plan, which could include one of the following: unfavorable change-in-control features, presence of gross ups and options reload.

Advisory Vote on Executive Compensation (Say-on-Pay, MSOP) Management Proposals

Vote FOR annual frequency and AGAINST all proposals asking for any frequency less than annual.

We will generally vote FOR management proposals for an advisory vote on executive compensation considering the context of each company’s specific circumstances and the board’s disclosed rationale for its practices.

Pay practices that may result in a vote AGAINST management proposals for an advisory vote on executive compensation may include:

•	A disconnect between pay and performance based on a quantitative assessment of the following: pay vs TSR (“Total Shareholder Return”) and company disclosed peers;

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives;

•	Long term incentive awards consisting of less than 50% performance-based awards;

•	Long term incentive awards evaluated over a time period of less than three years;

•	The Board used discretion without sufficient disclosure;

•	The Board changed the targets and/or performance metrics during the pay period;

•	The Board awarded a multi-year guaranteed cash bonus or non-performance equity award;

•	The Board retested performance goals or awarded a pay for failure pay plan;

•	Lack of the Board’s response to failed MSOP vote the previous year;

•	The plan allows for the single trigger acceleration of unvested equity awards and/or provides excise tax gross ups;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment or retention contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity; and

•	The Board has adopted other pay practices that may increase risk to shareholders.

Other Compensation Proposals and Policies

Employee Stock Purchase Plans — Non-Qualified Plans

Vote CASE-BY-CASE on nonqualified employee stock purchase plans taking into account the following factors:

•	Broad-based participation;

•	Limits on employee contributions;

•	Company matching contributions; and

•	Presence of a discount on the stock price on the date of purchase.

Option Exchange Programs/Repricing Options

Vote CASE-BY-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

•	Historic trading patterns—the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•	Rationale for the re-pricing;

•	If it is a value-for-value exchange;

•	If surrendered stock options are added back to the plan reserve;

•	Option vesting;

•	Term of the option—the term should remain the same as that of the replaced option;

•	Exercise price—should be set at fair market or a premium to market;

•	Participants—executive officers and directors should be excluded.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Retention Holding Period

Vote FOR shareholder proposals asking for a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs if the policy requests retention for two years or less following the termination of their employment (through retirement or otherwise) and a holding threshold percentage of 50% or less.

Also consider whether the company has any holding period, retention ratio, or officer ownership requirements in place and the terms/provisions of awards already granted.

Elimination of Accelerated Vesting in the Event of a Change in Control

Vote AGAINST shareholder proposals seeking a policy eliminating the accelerated vesting of time-based equity awards in the event of a change-in-control.

Performance-based Equity Awards and Pay-for-Superior-Performance Proposals

Generally vote FOR unless there is sufficient evidence that the current compensation structure is already substantially performance-based. We consider performance-based awards to include awards that are tied to shareholder return or other metrics that are relevant to the business.

Say on Supplemental Executive Retirement Plans (SERP)

Generally vote AGAINST proposals asking for shareholder votes on SERP.

Compensation Committee

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:

•	We voted against the company’s MSOP in the previous year, the company’s previous MSOP received significant opposition of votes cast and we are voting against this year’s MSOP;

•	The board implements a MSOP on a less frequent basis than the frequency that received the plurality of votes cast

4.	Shareholders Rights and Defenses

Shareholder	Ability to Act by Written Consent

Generally vote FOR shareholder proposals that provide shareholders with the ability to act by written consent, unless:

•	The company already gives shareholders the right to call special meetings at a threshold of 25% or lower; and

•	The company has a history of strong governance practices.

Special Meetings Arrangements

Generally vote FOR management proposals that provide shareholders with the ability to call special meetings.

Generally vote FOR shareholder proposals that provide shareholders with the ability to call special meetings at a threshold of 25% or lower if the company currently does not give shareholders the right to call special meetings. However, if a company already gives shareholders the right to call special meetings at a threshold of at least 25%, vote AGAINST shareholder proposals to further reduce the threshold.

Generally vote AGAINST management proposals seeking shareholder approval for the company to hold special meetings with 14 days notice unless the company offers shareholders the ability to vote by electronic means and a proposal to reduce the period of notice to not less than 14 days has received majority support.

Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

Shareholder Voting Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Generally vote FOR management and shareholder proposals to reduce supermajority vote requirements.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it, unless the company has:

•	a shareholder-approved poison pill in place; or

•	adopted a policy concerning the adoption of a pill in the future specifying certain shareholder friendly provisions.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption.

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

5.	Strategic Transactions and Capital Structures

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital or any stricter limit set in local best practice recommendations or law.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital or any stricter limit set in local best practice recommendations or law.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding, or any stricter limit set in local best practice recommendations or law.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•

The increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances or any stricter limit set in local best practice recommendations or law.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing

Common and Preferred Stock Authorization

Generally vote FOR proposals to increase the number of shares of common stock authorized for issuance.

Generally vote FOR proposals to increase the number of shares of preferred stock, as long as there is a commitment to not use the shares for anti-takeover purposes.

6.	Environmental and Social Issues

Overall	Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material to the company’s business;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the proposal is legally binding for the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the

Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board meets our board composition expectations; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Gender Pay Gap

Generally vote CASE-BY-CASE on proposals requesting reports on a company’s pay data by gender, or a report on a company’s policies and goals to reduce any gender pay gap, taking into account:

•	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;

•	Whether the company has been the subject of recent controversy, litigation or regulatory actions related to gender pay gap issues; and

•	Whether the company’s reporting regarding gender pay gap policies or initiatives is lagging its peers.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports about a company’s use of mandatory arbitrations in employment claims, taking into account the company’s existing policies and disclosures of policies.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Racial Equity Audit

Generally vote CASE-BY-CASE on shareholder proposals requesting the board oversee a racial equity audit. While we believe the decision to initiate an independent audit is best left to management judgment under the oversight of the board of directors, the following factors are generally considered:

•	The degree to which existing relevant policies and practices are disclosed;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers; and

•	The gender and racial minority representation of the company’s board.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company- sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Region: Europe, Middle East and Africa (EMEA) Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to EMEA public equity investments of operating and/or holding companies. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market.

1.	Business Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation;

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines; or

•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or re-election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5% unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Virtual Meetings

Generally vote FOR proposals allowing for the convening of hybrid* shareholder meetings if it is clear that it is not the intention to hold virtual-only AGMs. Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

Public Benefit Corporation Proposals

Generally vote FOR management proposals and CASE-BY-CASE on shareholder proposals related to the conversion of the company into a public benefit corporation.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Administrative Requests

Generally vote FOR non-contentious administrative management requests.

2.	Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should consist of a majority of independent directors and / or meet local best practice expectations; and should be held accountable for actions and results related to their responsibilities.

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	There are reservations about:

•	Director terms

•	Bundling of proposals to elect directors

•	Board independence

•	Disclosure of named nominees

•	Combined Chairman/CEO

•	Election of former CEO as Chairman of the board

•	Overboarded directors

•	Composition of committees

•	Director independence

•	Number of directors on the board

•	Lack of diversity on the board

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•

There are other considerations which may include sanction from government or authority, violations of laws and regulations, or other issues relate to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST members of the Nominating Committee:

•

At companies that do not meet the board diversity requirements of local listing rules, corporate governance codes, national targets, or is not representative relative to the board composition of companies in their market;

•	At companies in the FTSE100 if the board composition does not align with the Parker review guidelines.

Employee and /or Labor Representatives

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees.

Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Director Independence

Classification of Directors

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•

Currently provides (or a relative provides) professional services to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative of a current employee of the company or its affiliates;

•	Relative of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (a cooling off period may be applied);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered; and

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Director Accountability

Vote AGAINST individual directors who attend less than 75% of the board and committee meetings without a disclosed valid excuse.

Generally, vote FOR the bundled election of management nominees, unless adequate disclosures of the nominees have not been provided in a timely manner or if one or more of the nominees does not meet the expectation of our policy.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•

Material failures of governance, stewardship, or fiduciary responsibilities at the company, including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If we did not support the shareholder proposal, we may still vote against the committee member(s).

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

The company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (Scope 1, Scope 2, Scope 3 emissions), material to the company’s business;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•

A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal issues (e.g., civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders may bring legal action against the company or its directors; or

•	Vote on a CASE-BY-CASE basis where a vote against other agenda items are deemed inappropriate.

Committee Responsibilities and Expectations

Companies should establish committees to oversee areas such as audit, executive and non-executive compensation, director nominations and ESG oversight. The responsibilities of the committees should be publicly disclosed.

Audit Committee

Vote AGAINST members of the Audit Committee if:

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines.

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•	There is excessive pledging or hedging of stock by executives;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of accounting principles and material weaknesses identified in audit-related disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Remuneration Committee

See section 3 on Remuneration for reasons to vote against members of the Remuneration Committee.

Nominating/Governance Committee

Vote AGAINST members of the Nominating/Governance Committee if:

•

At the previous board election, any director received more than 50% withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•	The board does not meet our diversity expectations;

•	The board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or could adversely impact shareholders

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed; and

•	Whether minority or majority representation is being sought.

Other Board Related Proposals (Management and Shareholder)

Vote AGAINST the introduction of classified boards and / or mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Independent Board Chair (for applicable markets)

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

3.	Remuneration

Pay	Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of remuneration criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Remuneration practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals, Remuneration Reports; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST Remuneration Committee members.

Remuneration Plans

Vote CASE-BY-CASE on management proposals for a vote on executive remuneration, considering the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices.

Factors considered may include:

•	Pay for Performance Disconnect;

•

We will consider there to be a disconnect based on a quantitative assessment of the following: CEO pay vs. TSR (“Total Shareholder Return”) and peers, CEO pay as a percentage of the median peer group or CEO pay vs. shareholder return over time.

•	Long-term equity-based compensation is 100% time-based;

•	Board’s responsiveness if company received low shareholder support in the previous year’s MSOP or remuneration vote;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity; and

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives.

Non-Executive Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Other Remuneration Related Proposals

Vote on other remuneration related proposals on a CASE-BY-CASE basis.

Remuneration Committee

When voting for members of the Remuneration Committee, factors considered may include:

•	We voted against the company’s MSOP in the previous year, the company’s previous MSOP received significant opposition of votes cast and we are voting against this year’s MSOP; and

•	The board implements a MSOP on a less frequent basis than the frequency that received the plurality of votes cast

•	Remuneration structure is widely inconsistent with local market best practices or regulations

4.	Shareholder Rights and Defenses

Antitakeover	Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

For the Netherlands, vote recommendations regarding management proposals to approve protective preference shares will be determined on a CASE-BY-CASE basis.

For French companies listed on a regulated market, generally VOTE AGAINST any general authorities impacting the share capital (i.e. authorities for share repurchase plans and any general share issuances with or without preemptive rights) if they can be used for antitakeover purposes without shareholders’ prior explicit approval.

5.	Strategic Transactions, Capital Structures and other Business Considerations

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital or any stricter limit set in local best practice recommendations or law.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital or any stricter limit set in local best practice recommendations or law.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding, or any stricter limit set in local best practice recommendations or law.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•

The increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances or any stricter limit set in local best practice recommendations or law.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing

6.	Environmental and Social Issues

Overall	Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material to the company’s business;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable ;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the proposal is legally binding for the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear diversity policy. Generally vote FOR proposals seeking to amend a company’s diversity policy to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board meets our board composition expectations; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Gender Pay Gap

Generally vote CASE-BY-CASE on proposals requesting reports on a company’s pay data by gender, or a report on a company’s policies and goals to reduce any gender pay gap, taking into account:

•	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;

•	Whether the company has been the subject of recent controversy, litigation or regulatory actions related to gender pay gap issues; and

•	Whether the company’s reporting regarding gender pay gap policies or initiatives is lagging its peers.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Region: Asia Pacific (APAC) Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to APAC public equity investments of operating and/or holding companies. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market. For Japan-specific policies, see the Japan Proxy Items section.

1.	Business Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation;

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines; or

•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or re-election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5% unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Virtual Meetings

Generally vote FOR proposals allowing for the convening of hybrid* shareholder meetings if it is clear that it is not the intention to hold virtual-only AGMs. Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Administrative Requests

Generally vote FOR non-contentious administrative management requests.

2.	Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should consist of a majority of independent directors and / or meet local best practice expectations; and should be held accountable for actions and results related to their responsibilities.

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	There are reservations about:

•	Director terms

•	Bundling of proposals to elect directors

•	Board independence

•	Disclosure of named nominees

•	Combined Chairman/CEO

•	Election of former CEO as Chairman of the board

•	Overboarded directors

•	Composition of committees

•	Director independence

•	Number of directors on the board

•	Lack of gender diversity on the board

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•

There are other considerations which may include sanction from government or authority, violations of laws and regulations, or other issues relate to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST members of the Nominating Committee:

•

At companies that do not meet the board diversity requirements of local listing rules, corporate governance codes, national targets, or is not representative relative to the board composition of companies in their market;

Employee and /or Labor Representatives

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees.

Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Director Independence

Classification of Directors

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•

Currently provides (or a relative provides) professional services to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative of a current employee of the company or its affiliates;

•	Relative of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (a cooling off period may be applied);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered; and

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Director Accountability

Vote AGAINST individual directors who attend less than 75% of the board and committee meetings without a disclosed valid excuse.

Generally, vote FOR the bundled election of management nominees, unless adequate disclosures of the nominees have not been provided in a timely manner or if one or more of the nominees does not meet the expectation of our policy.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•

Material failures of governance, stewardship, or fiduciary responsibilities at the company, including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If we did not support the shareholder proposal, we may still vote against the committee member(s).

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

The company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (Scope 1, Scope 2, Scope 3 emissions), material to the company’s business;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•

A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal issues (e.g., civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders may bring legal action against the company or its directors; or

•	Vote on a CASE-BY-CASE basis where a vote against other agenda items are deemed inappropriate.

Committee Responsibilities and Expectations

Companies should establish committees to oversee areas such as audit, executive and non-executive compensation, director nominations and ESG oversight. The responsibilities of the committees should be publicly disclosed.

Audit Committee

Vote AGAINST members of the Audit Committee if:

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines.

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•	There is excessive pledging or hedging of stock by executives;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of accounting principles and material weaknesses identified in audit-related disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

At companies incorporated in India, vote AGAINST Audit Committee members who are classified as promoters or beneficial owners in the company.

Remuneration Committee

See section 3 on Remuneration for reasons to vote against members of the Remuneration Committee.

Nominating/Governance Committee

Vote AGAINST members of the Nominating/Governance Committee if:

•

At the previous board election, any director received more than 50% withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•	The board does not meet our diversity expectations;

•	The board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or could adversely impact shareholders

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed; and

•	Whether minority or majority representation is being sought.

Other Board Related Proposals (Management and Shareholder)

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Independent Board Chair (for applicable markets)

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

3.	Remuneration

Pay	Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of remuneration criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Remuneration practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals, Remuneration Reports; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST from Remuneration Committee members.

Remuneration Plans

Vote CASE-BY-CASE on management proposals for a vote on executive remuneration, considering the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices.

Factors considered may include:

•	Pay for Performance Disconnect;

•

We will consider there to be a disconnect based on a quantitative assessment of the following: CEO pay vs. TSR (“Total Shareholder Return”) and peers, CEO pay as a percentage of the median peer group or CEO pay vs. shareholder return over time.

•	Long-term equity-based compensation is 100% time-based;

•	Board’s responsiveness if company received low shareholder support in the previous year’s MSOP or remuneration vote;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity; and

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives.

Non-Executive Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Other Remuneration Related Proposals

Vote on other remuneration related proposals on a CASE-BY-CASE basis.

Remuneration Committee

When voting for members of the Remuneration Committee, factors considered may include:

•	We voted against the company’s MSOP in the previous year, the company’s previous MSOP received significant opposition of votes cast and we are voting against this year’s MSOP; and

•	The board implements a MSOP on a less frequent basis than the frequency that received the plurality of votes cast

•	Remuneration structure is widely inconsistent with local market best practices or regulations

4.	Shareholder Rights and Defenses

Antitakeover	Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

5.	Strategic Transactions, Capital Structures and other Business Considerations

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital or any stricter limit set in local best practice recommendations or law.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital or any stricter limit set in local best practice recommendations or law. At companies in India, vote FOR issuance requests without preemptive rights to a maximum of 25% of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding, or any stricter limit set in local best practice recommendations or law.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•

The increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances, or any stricter limit set in local best practice recommendations or law

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and The stated rationale for the transaction, including discussions of timing

6.	Environmental and Social Issues

Overall	Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material to the company’s business;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the proposal is legally binding for the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear diversity policy. Generally vote FOR proposals seeking to amend a company’s diversity policy to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board does not meet our board composition expectations; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Region: Japan Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to Japanese public equity investments of operating and/or holding companies. Applying these guidelines is not inclusive of all considerations in the Japanese market.

1.	Operational Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation;

•	Non-audit-related fees are substantial or are in excess of standard annual audit-related fees; or

•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position;

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Virtual Meetings

Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

2.	Board of Directors and Statutory Auditors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should have independent oversight of management; and should be held accountable for actions and results related to their responsibilities.

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis taking into consideration the following:.

•	The company’s committee structure: statutory auditor board structure, U.S.-type three committee structure, or audit committee structure; or

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	There are reservations about:

•	Director terms

•	Bundling of proposals to elect directors

•	Board independence

•	Disclosure of named nominees

•	Combined Chairman/CEO

•	Election of former CEO as Chairman of the board

•	Overboarded directors

•	Composition of committees

•	Director independence

•	Number of directors on the board

•	Lack of gender diversity on the board

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•

There are other considerations which may include sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Vote AGAINST top executives when the company has an excessive amount of strategic shareholdings.

Vote AGAINST top executives when the company has posted average return on equity (ROE) of less than five percent over the last five fiscal years.

Vote AGAINST top executives when the company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (such as Scope 1, Scope 2, Scope 3 emissions), material to the company’s business. For companies with 3-committee structure boards, vote AGAINST the Audit Committee Chair.

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST members of the Nominating Committee if the board is not representative relative to the board composition of companies in their market. For Japanese boards with statutory auditors or audit committee structure, vote AGAINST top executives.

Director Independence

Classification of Directors

Inside Director

•	Employee or executive of the company;

•	Any director who is not classified as an outside director of the company.

Non-Independent Non-Executive Director (affiliated outsider)

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is/was also an employee or executive of a significant shareholder of the company;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, or one of the top 10 shareholders, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%)

•	Individuals who are employees or were previously employed at main lenders/banks of the company;

•	Relative of a current employee of the company or its affiliates;

•	Any director who works or has worked at a company whose shares are held by the company in question as strategic shareholdings (i.e. “cross-shareholdings”)

•	Any director who has served at a company as an outside director for 12 years or more;

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent Non-Executive Directors (independent outsider)

•	No material connection, either directly or indirectly, to the company other than a board seat.

At companies adopting a board with a statutory auditor committee structure or an audit committee structure, vote AGAINST top executives when the board consists of fewer than two independent outside directors or less than 1/3 of the board consists of independent outside directors. Additionally, if the company is a member of the TOPIX 100 index, vote AGAINST top executives when less than 1/2 of the board consists of outside directors.

At companies adopting an audit committee structure, vote AGAINST affiliated outside directors who are audit committee members.

At companies adopting a U.S.-type three committee structure, vote AGAINST members of the Nominating Committee when less than a majority of the board consists of independent outside directors.

At controlled companies adopting board with a statutory auditor structure or an audit committee structure, vote AGAINST top executives if the board does not consist of majority independent outside directors.

Director Accountability

Vote AGAINST individual outside directors who attend less than 75% of the board and/or committee meetings without a disclosed valid excuse.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•

Material failures of governance, stewardship, or fiduciary responsibilities at the company, including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed;

•	Whether minority or majority representation is being sought.

Other Board Related Proposals (Management and Shareholder)

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Independent Board Chair

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

Statutory Auditor Elections

Statutory Auditor Independence

Vote AGAINST affiliated outside statutory auditors.

For definition of affiliated outsiders, see “Classification of Directors”

Statutory Auditor Appointment

Vote FOR management nominees taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•	Outside statutory auditor’s attendance at less than 75% of the board and statutory auditor meetings without a disclosed valid excuse; or

•

Unless there are other considerations which may include sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice, failure to replace management, or egregious actions related to service on other boards.

3.	Compensation

Director	Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement bonuses for outside directors and/or outside statutory auditors, unless the amounts are disclosed and are not excessive relative to other companies in the country or industry.

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and statutory auditors on a CASE-BY- CASE basis.

Vote AGAINST proposals to indemnify auditors.

4.	Shareholder Rights and Defenses

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless certain conditions are met to ensure the proposal is intended to enhance shareholder value, including consideration of the company’s governance structure, the anti- takeover defense duration, the trigger mechanism and governance, and the intended purpose of the antitakeover defense.

5.	Strategic Transactions and Capital Structures

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital. Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing.

6.	Environmental and Social Issues

Overall	Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material to the company’s business;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the proposal is legally binding for the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the International Sustainability Standards Board’s Sustainability Accounting Standards, the Sustainability Accounting Standards Board’s (SASB) standards, the European Sustainability Reporting Standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear diversity policy. Generally vote FOR proposals seeking to amend a company’s diversity policy to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board meets our board composition expectations; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.